UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DARDEN RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[PRELIMINARY COPY—SUBJECT TO COMPLETION]

[                    ], 2014

Dear Shareholders:

On behalf of your Board of Directors, it is our pleasure to invite you to attend the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Darden Restaurants, Inc. (the “Company”). We will hold the Annual Meeting on Tuesday, September 30, 2014, at [                    ] a.m., Eastern Daylight Time, at the [                    ]. All holders of our outstanding common shares as of the close of business on August 11, 2014, are entitled to vote at the meeting. The formal Notice of Annual Meeting of Shareholders and Proxy Statement are attached, and the matters to be acted upon by our shareholders are described in them. You should also have received a BLUE proxy card from Darden for voting and postage-paid return envelope. BLUE proxy cards are being solicited on behalf of your Board of Directors (the “Board”).

It is important that your shares be represented and voted at the Annual Meeting. After reading the attached Proxy Statement, please complete, date, sign and return the accompanying BLUE proxy card. Alternatively, you may vote electronically through the Internet or by telephone by following the instructions on your BLUE proxy card. If you hold your shares through an account with a broker, bank or other nominee, please follow the instructions you receive from the holder of record to vote your shares.

Your vote is important regardless of the number of shares you own, and your vote will be especially important at this year’s Annual Meeting. As you may have heard, Starboard Value LP (“Starboard”) has notified the Company that Starboard intends to nominate a slate of twelve nominees for election as directors to your Board at the Annual Meeting in opposition to, and to replace all of, the nominees recommended by your Board. You may receive solicitation materials from Starboard, including opposition proxy statements and a white proxy card. We are not responsible for the accuracy of any information provided by or relating to Starboard or its nominees contained in solicitation materials filed or disseminated by or on behalf of Starboard or any other statements Starboard may make.

The Board does not endorse any Starboard nominee and unanimously recommends that you vote on the BLUE proxy card or voting instruction form “FOR ALL” of the director nominees listed in the Company’s Proxy Statement under the section captioned “PROPOSAL 1—ELECTION OF DIRECTORS.” The Board of Directors strongly urges you to discard any proxy card sent to you by Starboard. If you have previously submitted a white proxy card sent to you by Starboard, you can revoke that proxy and vote for your Board’s nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed BLUE proxy card. Only the latest validly executed proxy card that you submit will be counted.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement contain details about the business to be conducted at the Annual Meeting. Please read these documents carefully. If you will need special assistance at the meeting because of a disability, please contact the Company’s proxy solicitor, Innisfree M&A Incorporated (“Innisfree”), at the toll-free number included in this Proxy Statement.

Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. Please refer to the BLUE proxy card or the Proxy Statement for more information on how to vote your shares at the meeting.

Your vote is important. Thank you for your support.

Sincerely,

Charles A. Ledsinger, Jr.

Chairman of the Board of Directors

[PRELIMINARY COPY—SUBJECT TO COMPLETION]

DARDEN RESTAURANTS, INC.

1000 Darden Center Drive

Orlando, Florida 32837

NOTICE OF

2014 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 30, 2014

Time:	[ ] a.m., Eastern Daylight Time, on Tuesday, September 30, 2014.

Place:	[ ]

Items of Business:

1.  To elect twelve directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

2.  To obtain advisory approval of the Company’s executive compensation;

3.  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2015;

4.  To vote on a management proposal to amend the Bylaws to provide for proxy access;

5.  To vote on three shareholder proposals described in the accompanying Proxy Statement, if properly presented at the meeting; and

6.  To transact such other business, if any, as may properly come before the meeting and any adjournment.

Who Can Vote:

You can vote at the Annual Meeting and any adjournment if you were a holder of record of our common stock at the close of business on August 11, 2014. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on. All shareholders are invited to attend, although only shareholders of record will be entitled to vote at the Annual Meeting.

Website:

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on September 30, 2014: The accompanying Proxy Statement and our 2014 Annual Report to Shareholders are available at www.darden.com. In addition, you may access these materials at www.proxyvote.com.

Date of Mailing:	This Notice of 2014 Annual Meeting of Shareholders and the Proxy Statement are first being distributed or otherwise furnished to shareholders on or about [ ], 2014.

Your Board recommends that you vote “FOR ALL” of the director nominees listed in the Company’s Proxy Statement for the Annual Meeting under the section captioned “PROPOSAL 1—ELECTION OF DIRECTORS,” “FOR” the advisory approval of the Company’s executive compensation, “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2015, “FOR” the proposal to amend the Bylaws to provide for proxy access, “AGAINST” the shareholder proposals regarding political contributions and lobbying disclosures and, as the Board has already appointed an independent chairman, neither “FOR” nor “AGAINST” the shareholder proposal regarding an independent chairman, each as described in the Company’s Proxy Statement for the Annual Meeting, if the shareholder proposals are properly presented for consideration at the Annual Meeting.

Please note that Starboard has notified us that it intends to nominate a slate of twelve nominees for election as directors to your Board at the Annual Meeting in opposition to, and in order to replace all of, the nominees recommended by the Board. You may receive solicitation materials from Starboard, including opposition proxy statements and a white proxy card. We are not responsible for the accuracy of any information provided by or relating to Starboard or its nominees contained in solicitation materials filed or disseminated by or on behalf of Starboard or any other statements Starboard may make.

The Board does not endorse any Starboard nominee and unanimously recommends that you vote on the BLUE proxy card or voting instruction form “FOR ALL” of the director nominees listed in the Company’s Proxy Statement for the Annual Meeting under the section captioned “PROPOSAL 1—ELECTION OF DIRECTORS.” The Board strongly urges you to discard any proxy card sent to you by Starboard. If you have previously submitted a white proxy card sent to you by Starboard, you can revoke that proxy and vote for your Board’s nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed BLUE proxy card. Only the latest validly executed proxy card that you submit will be counted.

Because your Board has nominated a slate of nine directors for the available twelve seats at the Annual Meeting, we expect that at least three nominees that were not nominated by the Board will be elected at the Annual Meeting. Starboard is the only shareholder that has notified the Company of its intention to nominate directors for election at the Annual Meeting by the applicable deadline. Therefore, your Board expects that at least three board seats will be filled by three of the Starboard nominees. Even if you submit your voting instructions “FOR ALL” of the Company’s nine director nominees on the BLUE proxy card, at least three nominees that are nominated by Starboard will be elected as directors at the Annual Meeting. Your Board strongly urges you to vote “FOR ALL” nine of the nominees recommended by your Board.

To obtain directions to the Annual Meeting and vote in person, please call Innisfree toll-free at (877) 825-8631. Directions to the meeting location may also be found on our website (www.darden.com) on the “Investors” page under the “Directions to the Meeting” link.

By Order of the Board of Directors

Teresa M. Sebastian

Senior Vice President, General Counsel,

Chief Compliance Officer

and Corporate Secretary

[                    ], 2014

YOUR VOTE IS IMPORTANT

YOU ARE STRONGLY URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING BLUE PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ALTERNATIVELY, SUBMIT YOUR VOTING INSTRUCTIONS ELECTRONICALLY VIA THE INTERNET OR TELEPHONICALLY. PLEASE SEE THE COMPANY’S PROXY STATEMENT AND THE BLUE PROXY CARD FOR DETAILS ABOUT ELECTRONIC VOTING. IF YOU LATER DECIDE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKER, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THE HOLDER OF RECORD TO VOTE YOUR SHARES.

DARDEN RESTAURANTS, INC.

PROXY STATEMENT

[PRELIMINARY COPY—SUBJECT TO COMPLETION]

DARDEN RESTAURANTS, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 30, 2014

The Board of Directors (the “Board”) of Darden Restaurants, Inc. (“Darden,” the “Company,” “we,” “us” or “our”) is soliciting your proxy for use at the 2014 Annual Meeting of Shareholders to be held on September 30, 2014 (“Annual Meeting”). This Proxy Statement summarizes information concerning the matters to be presented at the meeting and related information that will help you make an informed vote at the meeting. This Proxy Statement and the proxy card are first being distributed or otherwise furnished to shareholders on or about [                    ], 2014.

Holders of record of shares of common stock, no par value per share (the “Common Stock”), of the Company at the close of business on August 11, 2014, will be entitled to vote at the Annual Meeting. Each share of Common Stock will be entitled to one vote. As of August 11, 2014, there were [            ] shares of Common Stock outstanding and entitled to vote at the Annual Meeting. There are no other voting securities of the Company outstanding.

If you are a registered shareholder, you can simplify your voting by using the Internet or calling a toll-free telephone number on the BLUE proxy card. You may also vote by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided. If you beneficially hold your shares in “street name” through a broker, bank or other nominee, you will be able to vote using the BLUE voting instruction form provided to you by such nominee, and Internet and telephone voting may also be available per the instructions provided on such BLUE voting instruction form.

Proxies will be voted at the Annual Meeting in accordance with the specifications you make on the proxy card. If you sign the BLUE proxy card or submit a proxy by telephone or over the Internet and do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the Board. See “QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING.”

Brokers are not permitted to vote your shares with respect to any proposals at the Annual Meeting without your instructions as to how to vote. Please instruct your broker how to vote your shares using the voting instruction form provided by your broker. Please return your completed BLUE proxy card or voting instruction form to your broker and contact the person responsible for your account so that your vote can be counted.

Please note that Starboard Value LP (“Starboard”) has notified the Company of its intent to nominate a slate of twelve nominees for election as directors at the Annual Meeting in opposition to the nominees recommended by the Board. You may receive solicitation materials from Starboard, including proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by or relating to Starboard or its nominees contained in solicitation materials filed or disseminated by or on behalf of Starboard or any other statements Starboard may make.

The Board does not endorse any Starboard nominees and unanimously recommends that you vote “FOR ALL” of the director nominees proposed by the Board. Your Board strongly urges you to discard any proxy card sent to you by Starboard. If you have previously submitted a proxy card sent to you by Starboard, you can revoke that proxy and vote for your Board’s nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed BLUE proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders call toll-free: (877) 825-8631

Banks and Brokers call collect: (212) 750-5833

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Tuesday, September 30, 2014 at [            ] a.m., Eastern Daylight Time, at [                    ]. The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is attached. All references in this Proxy Statement to the “Company,” “we,” “us,” or “Darden” refer to Darden Restaurants, Inc.

Why am I receiving these proxy materials?

You have received these proxy materials because you are a holder of the Company’s Common Stock and your Board is soliciting authority, or your proxy, to vote your shares at the Annual Meeting. These proxy materials were first sent or given on or about [                    ], 2014 to holders of the Company’s Common Stock as of the close of business on August 11, 2014 (the “Record Date”).

What is included in these proxy materials?

These proxy materials include:

•	our 2014 Annual Report to Shareholders;
•	the Notice of Annual Meeting of Shareholders;
•	this Proxy Statement; and
•	a BLUE proxy card solicited by the Board for use at the Annual Meeting.

Have other candidates been nominated for election as directors at the Annual Meeting in opposition to the Board’s nominees?

Yes. Starboard, a shareholder of the Company, has notified the Company of Starboard’s intent to nominate a slate of twelve nominees for election as directors at the Annual Meeting in opposition to the nominees recommended by the Board. The Board does not endorse any Starboard nominees and unanimously recommends that you vote “FOR ALL” of the nominees proposed by the Board by using the BLUE proxy card accompanying this Proxy Statement. The Board strongly urges you to discard any proxy card sent to you by Starboard.

Who can vote at the Annual Meeting?

The only shares entitled to vote at the Annual Meeting are shares of Common Stock, with each share entitling the holder of record to one vote on all matters properly brought before the Annual Meeting. To be able to vote your shares at the Annual Meeting, the records of the Company must show that you held your shares as of the close of business on the Record Date. At the close of business on the Record Date, there were [                    ] shares of Common Stock outstanding.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Tuesday, September 30, 2014, at [                    ] a.m., Eastern Daylight Time, at [                    ]. When you arrive, signs will direct you to the appropriate room. You should be prepared to present valid government-issued photo identification, such as a driver’s license or passport, for admittance. In addition, if you are a shareholder of record, your name will be verified against the list of shareholders of record prior to admittance to the Annual Meeting. If you are a beneficial owner, you must provide proof of beneficial ownership on the Record Date, such as your account statement showing that you owned our Common Stock as of August 11, 2014, a copy of the voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification and comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. You do not need to attend the Annual Meeting to vote. Even if you plan to attend the Annual Meeting, please submit your vote in advance as instructed herein.

Please note that if you are unable to attend the Annual Meeting in person, you may attend and participate in the meeting via the Internet, including submitting questions, at [www.            ]. Instructions on how to attend the virtual meeting will be posted on [www.            ] at least two weeks prior to the Annual Meeting. Virtual attendance at the Annual Meeting will be considered the same as attendance “in person” for purposes of Florida law.

What is the difference between holding shares as a holder of record and as a beneficial owner?

If at the close of business on August 11, 2014 your shares were held in an account at a broker, bank, dealer, or other nominee or similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If that organization is not given specific direction, shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting.

Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on discretionary, or routine, matters but not on non-discretionary, or non-routine, matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on routine matters, such as the ratification of independent registered public accounting firms, but not on non-routine matters, such as director elections, proposals dealing with compensation issues, or shareholder proposals. We urge you to provide instructions to your broker so that your votes may be counted on these important matters. You should vote your shares by following the instructions provided on the BLUE voting instruction form and returning your BLUE voting instruction form to your broker to ensure that your shares are voted on your behalf.

How do I vote my shares?

You may vote your shares using one of the following methods:

•

Over the Internet. If you have access to the Internet, you can submit your proxy online by following the instructions included on your BLUE proxy card (or BLUE voting instruction form in the case of beneficial holders for whom Internet voting is available) for voting over the Internet.

•

By telephone. You can vote by calling a toll-free telephone number listed on the BLUE proxy card (or BLUE voting instruction form in the case of beneficial holders for whom telephone voting is available). Please refer to your BLUE proxy card or BLUE voting instruction form for instructions on voting by phone.

•

By mail. You may vote your shares by completing, signing, dating and returning the BLUE proxy card in the postage-paid envelope provided (or BLUE voting instruction form in the case of beneficial holders). Please refer to your BLUE proxy card or BLUE voting instruction form for instructions on voting by mail.

•

In person at the Annual Meeting. Shareholders are invited to attend the Annual Meeting and vote in person at the Annual Meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from the broker, bank or other holder of record of your shares to be entitled to vote those shares in person at the meeting. Virtual attendance at the Annual Meeting through [www.                    ] will be considered attendance “in person” for purposes of Florida law.

A control number, located on the instruction sheet attached to the BLUE proxy card, is designated to verify your identity and allow you to vote your shares and confirm that your voting instructions have been recorded properly. If you vote via the Internet or by telephone, there is no need to return a signed BLUE proxy card. However, you may still vote by proxy by using the BLUE proxy card. The Florida Business Corporation

Act provides that a shareholder may appoint a proxy by electronic transmission, so we believe that the Internet or telephone voting procedures available to shareholders are valid and consistent with the requirements of applicable law.

How do I vote if I participate in the Darden Savings Plan?

If you hold shares in the Darden Savings Plan, which includes shares held in the Darden Stock Fund in the 401(k) plan, the Employee Stock Ownership Plan and after-tax accounts, you will receive a separate voting instruction form for your shares in each plan you are a participant. If you do not submit timely voting instructions to the trustee on how to vote your shares, your Darden Savings Plan shares will be voted by the trustee in the same proportion that it votes shares in other Darden Savings Plan accounts for which it did receive timely voting instructions.

How can I revoke my proxy or change my vote?

If you are a registered shareholder, you may revoke your proxy at any time before it is actually voted at the Annual Meeting by giving notice of revocation to the Company in writing, by accessing the designated Internet site prior to the deadline for transmitting voting instructions electronically, by using the toll-free number stated on the BLUE proxy card or by attending the Annual Meeting and giving notice of revocation in person. You may also change your vote by choosing one of the following options: executing and returning to the Company a later-dated proxy card; submitting a later-dated vote through the designated Internet site or the toll-free telephone number stated on the BLUE proxy card; or voting at the Annual Meeting in person. Attending the Annual Meeting will not, by itself, revoke your proxy.

If you have previously submitted a white proxy card sent to you by Starboard, you can revoke that proxy and vote for the nominees proposed by the Board and on the other matters to be voted on at the Annual Meeting by using the enclosed BLUE proxy card. Only the latest validly executed proxy card that you submit will be counted.

If you hold your shares in “street name,” you must follow the instructions provided by your broker, bank or other nominee in order to revoke your previous instructions.

What should I do if I receive a proxy card from Starboard?

Please note that Starboard has notified us that it intends to nominate a slate of twelve nominees for election as directors to the Board at the Annual Meeting in opposition to the nominees recommended by the Board. The Company does not know whether Starboard will in fact nominate individuals for election as directors at the Annual Meeting or solicit proxies. You may receive solicitation materials from Starboard, including opposition proxy statements and a white proxy card. We are not responsible for the accuracy of any information provided by or relating to Starboard or its nominees contained in solicitation materials filed or disseminated by or on behalf of Starboard or any other statements Starboard may make.

The Board does not endorse any Starboard nominee and unanimously recommends that you disregard any proxy card or solicitation materials that may be sent to you by Starboard. Voting to “WITHHOLD” with respect to any of Starboard’s nominees on its proxy card is not the same as voting for the Board’s nominees because a vote to “WITHHOLD” with respect to any of Starboard’s nominees on its proxy card will revoke any proxy you previously submitted.

If you have already voted using the white proxy card, you have every right to change your vote by voting via the Internet or by telephone by following the instructions on the BLUE proxy card, or by completing and mailing the enclosed BLUE proxy card in the enclosed pre-paid envelope. Only the latest validly executed proxy that you submit will be counted, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “How can I revoke my proxy or change my vote?” If you have any questions or require any assistance with voting your shares, please contact Innisfree toll-free at (877) 825-8631.

What does it mean if I receive more than one BLUE proxy card or voting instruction form?

It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for each BLUE proxy card or, if you vote via the Internet or by telephone, vote once for each BLUE proxy card you receive to ensure that all of your shares are voted.

If Starboard proceeds with its previously announced alternative director nominations, you will likely receive multiple mailings from Starboard, and we will likely conduct multiple mailings prior to the date of the Annual Meeting so that shareholders have our latest proxy information and materials to vote. We will send you a new BLUE proxy card with each mailing, regardless of whether you have previously voted. Only the latest validly executed proxy card you submit will be counted. If you wish to vote as recommended by the Board, you should only submit the BLUE proxy card. Please see “What should I do if I receive a proxy card from Starboard?” above for more information.

Who is paying for the cost of this proxy solicitation?

The Company will pay the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying BLUE proxy card and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board. Although the Company is soliciting proxies by mailing the proxy materials to shareholders, proxies may be solicited by personal interview, mail, telephone, facsimile, email or otherwise. The Company estimates that approximately [            ] of its employees will assist in this proxy solicitation. The Company has retained Innisfree to aid in the solicitation of proxies for a fee not to exceed $[            ] plus expenses. Innisfree estimates that approximately [            ] of its employees will assist in this proxy solicitation. The Company’s aggregate expenses related to the solicitation, including those of Innisfree, as well as for printing and mailing materials to shareholders, in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding salaries and wages of our officers and regular employees, are expected to be approximately $[            ], of which approximately $[            ] has been spent to date. Innisfree has not incurred any solicitation costs as of the date of this Proxy Statement. The Company will reimburse its transfer agent, brokers, brokerage firms, broker/dealers, banks and other custodians, fiduciaries and nominees for their reasonable costs in sending proxy materials to shareholders who beneficially own our shares. Solicitations may also be made by personal interview, mail, telephone, facsimile, email, or otherwise by directors, officers, and other employees of the Company, but the Company will not additionally compensate its directors, officers, or other employees for these services. Appendix A sets forth information relating to certain of our directors, officers, and employees who are considered “participants” in this proxy solicitation under the rules of the Securities and Exchange Commission (“SEC”) by reason of their position or because they may be soliciting proxies on our behalf.

Are there any cumulative voting rights in the election of directors?

No.

What constitutes a quorum to hold and transact business at the Annual Meeting?

A majority of our outstanding Common Stock as of the Record Date must be present in person or by proxy at the meeting. This is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly returned a proxy by Internet, telephone or mail. Abstentions and “broker non-votes” also will be counted for purposes of establishing a quorum.

How are votes tabulated?

The results of shareholder voting will be tabulated by the independent inspectors of election appointed for the Annual Meeting.

What is the effect of an “ABSTAIN” vote?

Abstentions are considered to be present and entitled to vote with respect to each relevant proposal, but will not be considered a vote cast with respect to that proposal.

How will my shares be voted?

If you vote by mail, through the Internet, by telephone or in person, your shares of Common Stock will be voted as you direct.

If you sign and return your BLUE proxy card, but do not specify how your shares of Common Stock are to be voted, your shares of Common Stock will be voted, except in the case of broker non-votes, where applicable, as recommended by the Board.

We recommend that you vote on your BLUE proxy card as follows:

•	“FOR ALL” of the director nominees listed under the caption “PROPOSAL 1—ELECTION OF DIRECTORS” beginning on page [ ];
•	“FOR” the approval of the advisory resolution on executive compensation, as described under the caption “PROPOSAL 2—ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION” beginning on page [ ];
•

“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2015, as described under the caption “PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” beginning on page [    ];

•	“FOR” the proposal to amend the Company’s Bylaws to provide for proxy access, as described under the caption “PROPOSAL 4—AMENDMENT TO BYLAWS TO PROVIDE FOR PROXY ACCESS” beginning on page ];
•

as the Board has already appointed an independent chairman, neither “FOR” nor “AGAINST” the shareholder proposal described under the caption “PROPOSAL 5—SHAREHOLDER PROPOSAL REGARDING INDEPENDENT CHAIR” beginning on page [    ];

•	“AGAINST” the shareholder proposal described under the caption “PROPOSAL 6—SHAREHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS” beginning on page [ ]; and
•	“AGAINST” the shareholder proposal described under the caption “PROPOSAL 7—SHAREHOLDER PROPOSAL REGARDING LOBBYING DISCLOSURE” beginning on page [ ].

We strongly urge you to discard any proxy card sent to you by Starboard.

How will voting on “any other business” be conducted?

We have not received proper notice of, and are not aware of, any business to be transacted at the Annual Meeting other than the proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, the proxies received will be voted on such matter in accordance with the discretion of the proxy holders.

What are the voting requirements for the proposals discussed in the Proxy Statement?

Proposal 1—Election of Directors

Starboard has notified us that it intends to nominate a slate of twelve nominees for election as directors to your Board at the Annual Meeting in opposition to the nominees recommended by your Board. Accordingly, only the nominees receiving the highest number of “FOR” votes will be elected at the Annual Meeting. Broker non-votes and abstentions will not be treated as votes cast.

In an uncontested election of directors, as in a contested election, the twelve nominees receiving the highest number of “FOR” votes will be elected. However, in an uncontested election, if a nominee for director does not receive at least a majority of the votes cast (i.e., the votes cast for such nominee’s election must exceed the votes cast against such nominee’s election), the director will promptly tender his or her resignation to the Board. The Annual Meeting is expected to be contested on account of Starboard’s competing nominations. The Board expects to adopt a majority voting election standard for application to uncontested elections beginning with the 2015 Annual Meeting of Shareholders.

Proposal 2—Advisory Approval of the Company’s Executive Compensation

This advisory vote is non-binding but the Board and the Compensation Committee will give careful consideration to the results of voting on this proposal. The approval of the advisory resolution on executive compensation requires the affirmative vote of a majority in voting interest of the shareholders present in person or by proxy and voting thereon. Broker non-votes will not be treated as votes cast. Abstentions will not be counted as votes “FOR” or “AGAINST” the proposal.

Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2015 requires the affirmative vote of a majority in voting interest of the shareholders present in person or by proxy and voting thereon. Abstentions will not be counted as votes “FOR” or “AGAINST” the proposal.

Proposal 4—Amendment to Bylaws to Provide for Proxy Access

The approval of the proposal described under the caption “PROPOSAL 4—AMENDMENT TO BYLAWS TO PROVIDE FOR PROXY ACCESS” requires the affirmative vote of a majority in voting interest of the shareholders present in person or by proxy and voting on the proposal. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal.

Proposal 5—Shareholder Proposal Regarding Independent Chair

The approval of the shareholder proposal described under the caption “PROPOSAL 5—SHAREHOLDER PROPOSAL REGARDING INDEPENDENT CHAIR” requires the affirmative vote of a majority in voting interest of the shareholders present in person or by proxy and voting on the proposal. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this shareholder proposal.

Proposal 6—Shareholder Proposal Regarding Political Contributions

The approval of the shareholder proposal described under the caption “PROPOSAL 6—SHAREHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS” requires the affirmative vote of a majority in voting interest of the shareholders present in person or by proxy and voting on the proposal. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this shareholder proposal.

Proposal 7—Shareholder Proposal Regarding Lobbying Disclosure

The approval of the shareholder proposal described under the caption “PROPOSAL 7—SHAREHOLDER PROPOSAL REGARDING LOBBYING DISCLOSURE” requires the affirmative vote of a majority in voting interest of the shareholders present in person or by proxy and voting on the proposal. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this shareholder proposal.

Where do I find the voting results of the meeting?

We will publicly report voting results once they are available.

What should I do if I have other questions?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree, toll-free at (877) 825-8631 (banks and brokers may call collect at (212) 750-5833).

BACKGROUND OF THE STARBOARD SOLICITATION

On December 23, 2013, Starboard filed a Schedule 13D with the SEC (the “Schedule 13D”) disclosing a 5.6% interest in the Company. According to the Schedule 13D, Starboard acquired 71% of its interest in the Company in the two trading days after the Company’s December 19, 2013 announcement of its comprehensive strategic plan at an average share price of $50.66.

Consistent with the Company’s commitment to welcoming shareholder input toward the goal of enhancing shareholder value, members of the Company’s management had the first discussion with representatives of Starboard on January 8, 2014 to discuss Starboard’s views on the Company and its strategic alternatives.

On January 21, 2014, four weeks after Starboard acquired the bulk of its interest, Starboard delivered a letter to the Company’s Chairman and CEO, Clarence Otis, Jr., and the Board, expressing Starboard’s opposition to the Company’s comprehensive strategic plan and support for an alternative transaction involving the Company’s real estate and the possibility of a break-up of the Company’s brands into two separate companies.

On January 29, 2014, as part of the Company’s continued efforts to work constructively with its shareholders, including Starboard, to enhance shareholder value, the Company’s management again met with representatives of Starboard at the Company’s headquarters. During the meeting, management further discussed with Starboard its rationale for the Company’s comprehensive strategic plan.

On February 10, 2014, Starboard delivered another letter to Mr. Otis and the Board, reiterating its opposition to the planned separation of Red Lobster from the Company. In the letter, Starboard announced that it was “currently evaluating all options” and that it was “prepared to take all steps necessary to hold the Board accountable for its actions, including nominating a majority slate of director candidates and seeking the support of our fellow shareholders to replace a majority of the Board at the 2014 Annual Meeting.” Starboard also reaffirmed its alternative plan for the Company, including the potential break-up of the Company’s brands and assets.

On February 24, 2014, Starboard filed a preliminary consent solicitation statement with the SEC announcing its intent to solicit written requests from the Company’s shareholders to demand the Company call a special meeting of the shareholders. At the same time, Starboard released an open letter to shareholders.

On March 3, 2014, the Company issued a press release and investor presentation titled “Strategic Action Plan to Enhance Shareholder Value.” Following the release, the Company held a conference call with analysts and investors to discuss the presentation and the Company’s comprehensive strategic plan.

On March 10, 2014, the Company filed a Form 10 Registration Statement with the SEC in preparation for a potential spin-off of Red Lobster, which was being considered in conjunction with the Red Lobster sales process.

On March 12, 2014, Starboard delivered a letter to the Corporate Secretary requesting a shareholder list for the Company.

On March 18, 2014, the Company filed a preliminary revocation solicitation statement with the SEC opposing Starboard’s Special Meeting consent solicitation.

On March 20, 2014, Starboard filed a definitive consent solicitation statement and sent a related letter to the Company’s shareholders.

On March 25, 2014, our lead independent director, Chuck Ledsinger, spoke telephonically with Jeffrey C. Smith of Starboard. Discussions focused on Red Lobster, the value of the Company’s real estate, various operational initiatives and the matters previously raised by Starboard in their public communications.

On March 26, 2014, members of the Company’s management met with representatives of Starboard at Starboard’s offices in New York City.

On March 27, 2014, the Company sent a letter to shareholders providing them with the contact information for the Company’s proxy solicitor and indicating that they would be receiving additional materials from the Company concerning the Special Meeting solicitation.

On March 31 and April 1, 2014, Starboard issued a press release and filed two investor presentations in support of its Special Meeting solicitation.

On April 1, 2014, the Company filed its definitive revocation solicitation statement with the SEC.

On April 10, 2014, several independent directors of the Board met with representatives of Starboard at Starboard’s offices in New York City.

On April 11, 2014, Egan-Jones Proxy Services recommended against Starboard’s solicitation to call the Special Meeting, while Glass Lewis & Co. and Institutional Shareholder Services recommended in favor.

On April 22, 2014, Starboard e-mailed, and subsequently physically delivered, to the Company written requests for a Special Meeting purporting to represent 55.5% of the outstanding shares of Common Stock from shareholders of record as of the March 20, 2014.

On April 25, 2014, Starboard e-mailed, and subsequently physically delivered, additional written requests from shareholders of record purporting to represent an additional 2.1% of the outstanding shares of Common Stock requesting a Special Meeting.

On April 29, 2014, members of the Company’s management met with representatives of Starboard at the Barclays Retail and Consumer Discretionary Conference in New York City.

On May 2, 2014, IVS Associates, Inc. (“IVS”), an independent inspector, provided to the Company preliminary voting results disclosing that Starboard had delivered written requests representing an aggregate of 74,638,027 shares of Common Stock, constituting approximately 56.6% of the outstanding shares of Common Stock as of the March 20, 2014 record date for the Special Meeting solicitation.

Also on May 2, 2014, Starboard filed its preliminary proxy statement for the Special Meeting and sent a letter to the Board demanding a special meeting be called.

On May 6, 2014, IVS announced the final results of the Starboard consent solicitation, indicating that Starboard had delivered written requests representing 56.6% of the outstanding shares of Common Stock.

Between May 6 and May 16, 2014, Starboard wrote letters to the Board demanding that the Board call a Special Meeting without delay.

On May 16, 2014, the Company announced that it had entered into an agreement to sell Red Lobster to Golden Gate Capital. Starboard released a public letter that same day criticizing the transaction.

On May 21, 2014, Starboard delivered a notice of nomination to the Company nominating 12 individuals for election to the Company’s Board at the Annual Meeting.

On May 22, 2014, Starboard released a public letter announcing its slate of nominees to replace the Company’s full Board and criticizing the Red Lobster transaction. In its letter, Starboard announced that it had increased its stake in the Company to approximately 6.2% of the outstanding shares of Common Stock.

On May 22, 2014, the Company announced that the Board and the Board’s Nominating and Corporate Governance Committee would consider the Starboard nominations in due course. The Company also questioned Starboard’s analysis and conclusions concerning the Red Lobster transaction.

On May 30, 2014, the Company filed its preliminary proxy statement for the Special Meeting.

On June 3, 2014, Starboard withdrew its request for the Special Meeting, and on June 12, 2014, the Company announced that, in view of the withdrawal of Starboard’s request, the Special Meeting would not be held.

On June 5, 2014, Starboard delivered to the Company a demand requesting inspection of the Company’s books and records pursuant to 607.1602 of the Florida Business Corporations Act.

On June 12, 2014, the Company responded to Starboard’s books and records demand.

On June 19, 2014, Starboard sent a letter to the Company’s counsel in relation to Starboard’s books and records demand.

On June 25, 2014, the Company responded to Starboard’s letter of June 19, 2014.

On July 1, 2014, the Company’s Lead Director met with representatives from Starboard.

On July 7, 2014, members of the Company’s management met with representatives of Starboard in Orlando, Florida.

On July 15, 2014, Starboard wrote a letter to the Board criticizing the Board and the Company and announcing that Starboard had increased its stake in the Company to 7.1%.

On July 23, 2014, Starboard filed an expedited action against the Company seeking inspection of the Company’s books and records.

On July 24, 2014, the Board approved a resolution approving and nominating Starboard’s director nominees for election to the Board solely for the limited purposes of the definitions of “Change in Control,” “Change of Control” and/or “Continuing Directors” under the Company’s outstanding debt agreements, including the Company’s revolving credit facility, term loan agreement and notes, as applicable.

On July 28, 2014, the Company announced that Clarence Otis, Jr. will be stepping down as the Chairman of the Board and Chief Executive Officer (“CEO”) of the Company. Mr. Otis agreed to continue serving as CEO of the Company until the earlier of the appointment of his successor or December 31, 2014. Mr. Otis will remain a director of the Company, but will not stand for reelection as a director of the Company at the Annual Meeting. The Board also announced that it had initiated a search to identify Mr. Otis’s successor as CEO.

In connection with Mr. Otis’s resignation, the Company also announced that the Board appointed the Company’s current independent Lead Director, Charles A. Ledsinger, Jr., as Independent Non-Executive Chairman of the Board, effective immediately. The Company also announced that it has amended its corporate governance policies to provide for the separation of the Chairman and CEO roles.

On July 28, 2014, the Company announced that it has engaged in settlement discussions with Starboard with respect to Starboard’s pending proxy contest but has been unable to reach an agreement with Starboard. The Company remains interested in a mutually acceptable resolution.

On July 29, 2014, Starboard filed its preliminary proxy statement for the Annual Meeting.

On July 31, 2014, the Company filed its preliminary proxy statement for the Annual Meeting.

CORPORATE GOVERNANCE AND BOARD ADMINISTRATION

Our Board is Committed to the Highest Standards of Corporate Governance and Ethical Business Conduct

Corporate governance guidelines, policies and practices are the foundation for the effective and ethical governance of all public companies. Your Board is committed to the highest standards of corporate governance and ethical business conduct, providing accurate information with transparency and complying fully with the laws and regulations applicable to our business. Executive management supports the Board’s efforts to be transparent through shareholder outreach efforts. We offer to our shareholders an opportunity to engage in dialogue with us about aspects of our business and discuss any areas of concern. Over the past fiscal year we have had numerous meetings and discussions with investors on these topics, including on corporate governance. This commitment to transparency and high standards of governance and business conduct supports our reputation for success with integrity and efforts to increase shareholder value. Our corporate governance practices are governed by our Articles of Incorporation, Bylaws, Corporate Governance Guidelines, Board Committee Charters, Shareholder Communication Procedures, Code of Business Conduct and Ethics, and Insider Trading Policy. You can access these documents at www.darden.com under Investors—Corporate Governance to learn more about the framework for our corporate governance practices. Copies are also available in print, free of charge, to any shareholder upon written request addressed to our Corporate Secretary.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that specifically address key governance practices and policies. The Nominating and Governance Committee of the Board oversees governance issues and recommends changes to the Company’s governance guidelines, policies and practices as appropriate. Our Corporate Governance Guidelines cover many important topics, including:

•	Director responsibilities;
•	Director qualification standards;
•	Director independence;
•	Director access to senior management and independent advisors;
•	Director compensation;
•	Approval of CEO and senior management succession plans; and
•

An annual performance evaluation of the Board and each of the Board committees, and an even more in-depth performance evaluation of the Board led by an outside consultant no less often than every three years.

The Corporate Governance Guidelines also include policies on certain specific subjects, including those that:

•	Require meetings at least four times annually of the non-employee directors in executive session without our CEO or other members of management present;
•	Require a letter of resignation from directors upon a significant change in their personal circumstances, including a change in or termination of their principal job responsibilities;
•	Require the Chairman of the Board and CEO roles to be held by separate persons and require the Chairman to be an independent director;
•	Limit the number of other boards that directors may serve on;
•	Provide that no member of the Audit Committee may serve on the audit committee of more than three public companies; and
•	Provide a mandatory retirement age for directors.

Director Independence

Our Corporate Governance Guidelines require that at least two-thirds of the Board be independent directors, as defined under the rules of the NYSE. Our Corporate Governance Guidelines include categorical standards of independence to assist the Board in making determinations regarding the independence of our directors. The NYSE rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) include the additional requirement that members of the Audit Committee may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their director compensation, and, effective on the date of the annual meeting, the NYSE rules require that, when determining the independence of members of the Compensation Committee, the Board is to consider all factors specifically relevant to determining whether a director has a relationship to the Company which is material to the director’s ability to be independent from management in connection with Compensation Committee duties, including, but not limited to, consideration of the sources of compensation of Compensation Committee members, including any consulting, advisory or other compensatory fees paid by the Company, and whether any Compensation Committee member is affiliated with the Company or any of its subsidiaries or affiliates. Compliance by Audit Committee members and Compensation Committee members with these requirements is separately assessed by the Board.

The current Board consists of 12 directors, one of whom is currently employed by the Company (Mr. Otis). The Board conducted an annual review of director independence and affirmatively determined that all of the 11 non-employee directors (Mss. Harker and Sastre, Messrs. Barnes, Berry, Fraleigh, Hughes, Ledsinger, Lewis, Rose and Simon, and Senator Mack) have no direct or indirect material relationship with us other than their service as directors and are independent. In making this determination, the Board considers that in the ordinary course of business, transactions may occur between the Company, including its subsidiaries, and entities with which some of our directors are or have been affiliated. In making its affirmative determination that Ms. Sastre is independent, the Board considered the fact that the Company has a 10-year sublease agreement with Signature Flight Support Corporation, Ms. Sastre’s employer. This sublease agreement for an aircraft hangar, fuel and related expenses was negotiated on an arms-length basis, and Ms. Sastre was not involved in any aspect of the negotiations or the agreement. Aggregate payments made by the Company in the fiscal year ended May 25, 2014 (“fiscal 2014”) to Signature Flight were approximately $1 million. In making the affirmative determination that Mr. Simon is independent, the Board considered the fact that we have routine commercial relationships with Mr. Simon’s former employer, Wal-Mart Stores, Inc., and its subsidiaries and affiliates, including Sam’s Club. These relationships include the sale of restaurant gift cards and certain consumer packaged goods, such as Olive Garden salad dressing, which were facilitated through third party service providers. During fiscal 2014, the aggregate face dollar value of our gift cards sold by Wal-Mart and Sam’s Club through the third-party service provider was approximately $127 million, and the royalties we earned on the sale of consumer packaged goods were approximately $9 million. The Board determined that the relationships with Signature Flight, and Wal-Mart Stores, Inc. and Sam’s Club, were immaterial and that our categorical standards of independence were met.

Related Party Transactions

The Company has adopted Related Party Transaction Policies and Procedures that require the Nominating and Governance Committee to approve or ratify each Interested Transaction with directors, executive officers, five percent shareholders or any of their respective immediate family members. In making its determination, the Nominating and Governance Committee considers whether the Interested Transaction is consistent with the best interests of the Company and its shareholders and whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, as well as the extent of the related party’s interest in the transaction.

An “Interested Transaction” as defined in the policy is any transaction, arrangement or relationship in which (i) the amount involved exceeds $120,000 in any calendar year, (ii) the Company is a participant and (iii) any director, executive officer or five percent shareholder or any of their respective immediate family members has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). Salary or compensation paid to a director or an executive officer that is required to be reported in this Proxy Statement is not considered an Interested Transaction.

There are no Interested Transactions or other related party transactions or relationships required to be reported in this Proxy Statement under Item 404 of the SEC’s Regulation S-K.

Board Leadership Structure

It is the policy of the Board that the positions of Chairman of the Board and CEO be held by separate persons and that the position of Chairman be held by an independent director. The Board believes that separating the roles of Chairman and CEO allows for better alignment of corporate governance with shareholder interests and aids in the Board’s oversight of management and the Board’s ability to carry out its roles and responsibilities on behalf of the shareholders. The Board also believes that the separation of the roles of Chairman and CEO allows the CEO to focus more of his time and energy on operating and managing the Company and leverages the Chairman’s experience.

In the event the Chairman is not independent, the independent directors will designate one independent director to serve as the Lead Director until an independent Chairman is appointed. The Lead Director, if any, will preside at all meetings of the Board at which the non-independent Chairman of the Board is not present, including the Board’s executive sessions of independent directors, and serve as liaison between a non-independent Chairman of the Board and the independent directors. The Lead Director will approve Board meeting agendas, including approving meeting schedules to assure that there is sufficient time for discussion of all agenda items, and other information sent to the Board, advise the committee chairs with respect to agendas and information needs relating to committee meetings, and perform other duties as the Board may from time to time delegate to assist the Board in fulfilling its responsibilities. The independent directors may meet without management present at any other times as determined by the independent Chairman or Lead Director, as applicable.

Succession Planning

On July 28, 2014, the Company announced that Clarence Otis, Jr. will step down as Chairman and CEO of the Company. In light of Mr. Otis’s decision, the Board has appointed the Company’s current Lead Director, Charles A. Ledsinger, Jr., as Independent Non-Executive Chairman of the Board. Mr. Otis has agreed to continue serving as CEO of Darden until the earlier of the appointment of his successor or December 31, 2014. Mr. Otis will remain a director of the Company, but will not stand for re-election at the Annual Meeting.

Darden’s Board has initiated a search to identify Mr. Otis’s successor as CEO. Internal and external candidates will be considered. The search process will be led by Mr. Ledsinger and the Board’s Nominating and Governance Committee, which consists solely of independent directors, with the assistance of an executive search firm.

The Board is actively engaged and involved in talent management. The Board reviews the Company’s people strategy in support of its business strategy at least annually. This includes a detailed discussion of the Company’s leadership bench and succession plans with a focus on key positions at the senior officer level. Annually, the CEO provides the Board with an assessment of senior executives and their potential to succeed him, and an assessment of persons considered successors to senior executives. The Board also maintains an emergency CEO succession plan to guide the actions of the Board and senior executives in the event of the death, permanent incapacity, removal or unexpected resignation of the CEO. Strong potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

Director Education

To foster our value of always learning, always teaching, the Corporate Governance Guidelines encourage director education. The Board also receives regular updates regarding new developments in corporate governance.

Board Role in Oversight of Risk Management

The ultimate responsibility for risk oversight rests with the Board. The Board assesses major risks facing the Company and reviews options for their mitigation. Each Committee of the Board reviews the policies and practices developed and implemented by management to assess and manage risks relevant to the Committee’s responsibilities, and reports to the Board about its deliberations. The Compensation Committee reviews our annual and long-term compensation plans, and any risks embedded in those plans are discussed and evaluated for appropriateness. The Nominating and Governance Committee oversees risks related to the Company’s governance structure and arising from related party transactions. The Finance Committee reviews financial risk management strategies, including hedging and the use of derivatives, and the insurance coverage on the Company’s assets. The charter for the Audit Committee requires, among other responsibilities, that it review the integrity of the Company’s financial reporting processes and internal controls, including the process for assessing risk of fraudulent financial reporting and significant financial risk exposures, and the steps management has taken to monitor and report those exposures. Accordingly, in addition to its other duties, the Audit Committee periodically reviews risk assessment and management, including legal compliance, internal auditing and financial controls, litigation, and environmental, health and safety matters. The Audit Committee annually reviews the Company’s enterprise risk assessment (“ERA”) process and the comprehensive assessment of key financial, operational and regulatory risks identified by management. The Audit Committee then discusses the ERA results with the full Board, which is ultimately responsible for oversight of this process.

Assessment of Risk of Compensation Programs

We believe that our compensation programs for executives and other employees are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not incent executives or other employees to take unnecessary or excessive risks. Specifically, we believe that the following features of our compensation programs (discussed in more detail in the Compensation Discussion and Analysis section below) help manage or mitigate risk:

•

The Company has allocated compensation among base salary and short- and long-term compensation target opportunities for executives in such a way as to not encourage excessive risk taking. Incentive compensation is not overly weighted toward short-term incentives. In addition, both short-term and long-term incentives are subject to maximum payment amounts;

•

The mix of equity award instruments used under our long-term incentive program (a) includes full value awards; and (b) rewards different performance measures (currently, total shareholder return for stock options and, beginning in fiscal 2015, sales and free cash flow growth as well as total shareholder return relative to the S&P 500 for performance stock units (“PSUs”));

•

Our annual and long-term compensation plans are reviewed by the Compensation Committee and any risks embedded in those plans are discussed and evaluated for appropriateness. Our incentive opportunities are designed to drive strong, sustainable growth and shareholder return;

•

The multi-year vesting of our equity awards aligns incentive compensation with shareholders’ interests by rewarding long-term stock appreciation rather than short-term performance, and accounts for the time horizon of risk;

•	Our Stock Ownership Guidelines encourage a focus on long-term growth in shareholder value; and
•	Our policies regarding recoupment and forfeiture of compensation discourage excessive or inappropriate risk taking.

Compliance & Ethics Office and Codes of Business Conduct and Ethics

Our Compliance & Ethics Office (“Compliance Office”), with the support of our management and Board, aims to ensure that all of our employees, business partners, franchisees and suppliers adhere to high ethical business standards, and is under the direction of our Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary. At the core of the Compliance Office is our Code of Business Conduct and Ethics that applies to all Company employees (“Employee Code of Conduct”). It addresses many topics and highlights specific responsibilities of our CEO and senior financial officers. We also have a Code of Business

Conduct and Ethics for the members of your Board. A major objective of the Compliance Office is to educate and raise awareness of our Employee Code of Conduct, applicable regulations, and related policies. Our Employee Code of Conduct is posted on our website at www.darden.com under Investors—Corporate Governance. We require all of our officers, director level employees, and certain other employees to complete an annual questionnaire and certification regarding compliance with the Employee Code of Conduct and other Company policies.

We promote ethical behavior by all employees and encourage our employees to talk to supervisors or other personnel when in doubt about the best course of action in a particular situation. To encourage employees to report violations of laws or our Employee Code of Conduct, we will not allow retaliation for reports made in good faith. We are also committed to promoting compliance and ethical behavior by the third parties with whom we conduct business, and have implemented Third Party Codes of Business Conduct and Ethics with our franchisees and certain suppliers. Moreover, we are committed to ethical behavior in the communities we serve and our industry generally. The Darden Restaurants Foundation Diversity and Business Ethics Endowment, the first comprehensive diversity and business ethics endowment in the hospitality industry, was created by the University of Florida’s Warrington College of Business with financial support from the Darden Restaurants, Inc. Foundation.

Summary of Corporate Governance Practices

The Board and its committees regularly review our corporate governance and compensation practices and propose modifications as warranted for adoption by the Board. The following summarizes some of our key principles and practices, which are described in more detail elsewhere in this Proxy Statement and in our key corporate governance documents, which are available online at www.darden.com under Investors—Corporate Governance.

•	Our directors are elected annually; we do not have a classified Board (see page );
•	At least two-thirds of your Board is required to be independent, and currently 11 of 12 directors are independent (see page );
•	All Board committees except the Executive Committee consist entirely of independent directors (see page );
•	All Board committees have the authority to retain outside advisers (see page );
•	We require meetings of the independent directors in executive session at least four times annually (see page );
•	We require the roles of Chairman of the Board and CEO to be held by separate persons and for the Chairman to be an independent director (see page );
•	Our non-employee directors have the right to name a Lead Director to chair executive sessions and fulfill other specified duties in the event the Chairman is not independent (see page );
•	We limit the number of other boards on which directors may serve (see page );
•	We provide a mandatory retirement age for directors (see page );
•	We provide for director access to senior management (see page );
•	We encourage director education (see page );
•

The Board conducts a self-evaluation annually to determine whether it and its committees are functioning effectively, and also arranges for an in-depth evaluation led by an outside consultant no less often than every three years (see page     );

•	Directors must tender their resignation upon a significant change in their personal circumstances, including a change in or termination of their principal job responsibilities (see page );
•	The Board has adopted formal written related party transactions policies and procedures (see page );
•	The Board is actively involved in talent management and succession planning (see page );
•	The Board has adopted claw-back provisions providing for the recovery of bonuses and incentive compensation in appropriate circumstances (see pages and );

•	We do not gross-up our named executive officers to offset their taxes on imputed income on the limited perquisites we provide (see page );
•	Our change of control Management Continuity Agreements include a “double trigger” and do not provide for tax gross-ups (see page );
•	The Board has adopted stock ownership requirements for executives intended to align their interests with those of our shareholders and to protect against inappropriate risk taking (see page );
•	The Board also has adopted stock ownership guidelines for non-employee directors (see page );
•

We have allocated compensation among base salary and short- and long-term compensation target opportunities for executives in such a way as to not encourage excessive risk taking, and incentive compensation is not overly weighted toward short-term incentives (see page     ); and

•

The multi-year vesting of equity awards aligns incentive compensation with shareholders’ interests by rewarding long-term stock appreciation rather than short-term performance, and accounts for the time horizon of risk (see page      ).

Policy on Majority Voting

We expect that our Board will adopt a bylaw implementing a policy on majority voting in uncontested director elections after the Annual Meeting that will be effective for the 2015 Annual Meeting of Shareholders. A description of the policy on majority voting that we expect the Board to adopt appears below.

We anticipate that the policy, to be implemented through a bylaw, will require, at any meeting of shareholders at which members of the Board are to be elected by the shareholders in an uncontested election, that any nominee for director receive a greater number of votes “for” his or her election than votes “withheld” in order to be elected to the Board. An uncontested election is one in which the number of individuals who have been nominated for election as a director, as of the close of the advance notice period for director nominations under our bylaws, is equal to, or less than, the number of directors to be elected.

Consistent with our existing policy on director elections, in an uncontested election, if an incumbent director nominee receives a greater number of “withhold” votes than “for,” he or she must tender his or her resignation to the Board for consideration (see page     ). The Nominating and Governance Committee will make a recommendation to the Board whether to accept or reject the tendered resignation, and the Board must publicly disclose its decision and the rationale behind the decision within 90 days from the date of certification of the election results.

We believe the adoption of a majority voting election standard in uncontested director elections will enhance our strong director nomination and election process that has produced highly qualified independent directors from diverse backgrounds who serve the best interests of the Company and our shareholders. A vast majority of our directors—11 of 12—are independent directors, and the Board’s Audit, Compensation and Nominating and Governance Committees are composed solely of independent directors.

PROPOSALS TO BE VOTED ON

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board currently has twelve members, all of whose terms expire at the Annual Meeting. We do not have a “classified board” or other system where directors’ terms are staggered. At the Annual Meeting, Senator Mack, who has reached the mandatory retirement age for directors set forth in the Corporate Governance Guidelines, will not stand for reelection. In addition, Mr. Hughes has informed the Board of his intention not to stand for reelection and, as discussed above, Mr. Otis will step down as Chairman and CEO and will not stand for reelection at the Annual Meeting. The Board has determined that, notwithstanding that three of our current directors will not stand for reelection, the size of the Board shall remain at twelve directors.

The Board has nominated a slate of nine directors for the available twelve seats at the Annual Meeting and is soliciting proxies for the nine nominees named herein. Because the Board has nominated a slate of nine directors for the available twelve seats at the Annual Meeting, we expect that at least three nominees that were not nominated by the Board will be elected at the Annual Meeting. Starboard is the only shareholder that has notified the Company of its intention to nominate directors for election at the Annual Meeting by the applicable deadline. Therefore, the Board expects that at least three board seats will be filled by three Starboard nominees. Even if you submit your voting instructions “FOR ALL” of the Company’s nine director nominees on the BLUE proxy card, we expect that at least three nominees that are nominated by Starboard will be elected as directors at the Annual Meeting. Your Board of Directors strongly urges you to vote “FOR ALL” nine of the nominees recommended by the Board.

The following directors are standing for election this year to hold office until the 2015 Annual Meeting of Shareholders and until their successors are elected and qualified. All were nominated by our Nominating and Governance Committee and have previously served on the Board. Each of the director nominees has consented to being named in this Proxy Statement and to serve as a director if elected. It is expected that all candidates will be able to serve. However, if before the election one or more are unable to serve or for good cause will not serve, the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the Board, unless it reduces the number of directors to be elected. If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC.

The Board recommends that you vote on the BLUE proxy card or voting instruction form “FOR ALL” of the Board’s nominees to be elected for a one-year term expiring at the 2015 Annual Meeting of Shareholders or until their respective successors are elected and qualified. It is intended that the BLUE proxy card will be voted for the Darden nominees set forth in this proposal.

Vote Standard in Director Elections

Starboard has notified us that it intends to nominate a slate of twelve nominees for election as directors to your Board of Directors at the Annual Meeting in opposition to the nominees recommended by your Board. Accordingly, only the nominees receiving the highest number of “FOR” votes will be elected at the Annual Meeting. Broker non-votes and abstentions will not be treated as votes cast.

Your Board does not endorse any Starboard nominee and unanimously recommends that you disregard any proxy card or solicitation materials that may be sent to you by Starboard. Voting to “WITHHOLD” with respect to any of Starboard’s nominees on its proxy card is not the same as voting for the Board’s nominees because a vote to “WITHHOLD” with respect to any of Starboard’s nominees on its proxy card will revoke any proxy you previously submitted.

If you have already voted using Starboard’s white proxy card, you have every right to change your vote by voting via the Internet or by telephone by following the instructions on the BLUE proxy card, or by completing and mailing the enclosed BLUE proxy card in the enclosed pre-paid envelope. Only the latest validly executed proxy card that you submit will be counted—any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “How can I revoke my proxy or change my vote?” above. If you have any questions or require any assistance with voting your shares, please call Innisfree toll-free at (877) 825-8631.

Our Bylaws provide that if a nominee for director in an uncontested election does not receive at least the majority of the votes cast, the director will promptly tender his or her resignation to the Board. The Nominating and Governance Committee will recommend to the Board whether to accept or reject the tendered resignation or whether other action should be taken. The Board is required to act on the tendered resignation and publicly disclose its decision and the rationale within 90 days from the date of certification of the election results. If a director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board may fill the vacancy or decrease the size of the Board. To be eligible to be a nominee for election or reelection as a director of the Company, a person must deliver to our Corporate Secretary a written agreement that he or she will abide by these requirements. To date, no nominee for director has ever failed to receive at least a majority of the votes cast.

The above described resignation policy will not apply to the election of directors at the Annual Meeting as it is a contested election on account of Starboard’s competing nominations.

Your Board recommends that you vote FOR ALL of the nominees to the Board.

Board Nominees

The following information is as of the date of this Proxy Statement. Included is information provided by each director, such as his or her age, all positions currently held, principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the specific information presented below regarding the experience, qualifications, attributes and skills that led your Board to the conclusion that the nominee should serve as a director, we also believe that each of our director nominees has a reputation for integrity, honesty and adherence to high ethical standards. Darden’s core purpose is to nourish and delight everyone we serve, as supported by our core values of integrity and fairness, respect and caring, diversity, always learning—always teaching, being “of service,” teamwork and excellence. As noted in our Corporate Governance Guidelines, our directors should reflect these core values, possess the highest personal and professional ethics, and be committed to representing the long-term interests of our shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment.

MICHAEL W. BARNES

Director since 2012.

Michael W. Barnes, age 53, an experienced consumer branded and retail veteran, has served as Chief Executive Officer of Signet Jewelers Limited (Signet), a specialty retail jeweler, since January 2011, before which he was Chief Executive Officer Designate beginning in December 2010. Prior to joining Signet, Mr. Barnes served as President and Chief Operating Officer of Fossil, Inc. (Fossil), a designer and marketer of watches and other accessories, from 2007 to 2010; as President, International and Special Markets from 2000 to 2007; as Executive Vice President from 1995 to 2000; and in various other executive capacities from 1985 until 1995. Mr. Barnes was a director of Fossil from 1993 to 2010, and is currently a director of Signet. In these roles, he has developed, implemented and overseen growth strategies, like those underway at Darden, built on superior customer service, compelling product offerings, technology and digital initiatives, and targeted advertising and promotion campaigns.

The Nominating and Governance Committee concluded that Mr. Barnes is qualified and should serve, in part, because of his senior level executive experience in global multi-brand retail operations, where he led companies that created significant value for its stockholders. His skills include extensive experience in consumer marketing and supply chain operations

LEONARD L. BERRY

Director since 2001.

Leonard L. Berry, age 71, is Regents Professor, Presidential Professor for Teaching Excellence, Distinguished Professor of Marketing and M.B. Zale Chair in Retailing and Marketing Leadership, Mays Business School, Texas A&M University. He joined the faculty of Texas A&M University in 1982. Dr. Berry is the Founder of the Center for Retailing Studies at Texas A&M University. During 2001-2002, he was a visiting scientist at the Mayo Clinic where he studied health care service. He is currently a director of Genesco Inc. and Lowe’s Companies, Inc. Dr. Berry has written ten books focused on, among other business topics, the study of successful practices and strategies in service and retail organizations, particularly customer service and hospitality, and building and maintaining strong brands. Dr. Berry’s extensive background in consumer marketing research is a valuable asset to Darden and the leadership’s ongoing efforts to understand and exceed customer expectations, establish superior service quality across Darden’s brands, and reinforce Darden’s strong service culture. He also brings important perspectives having served as a director of other leading consumer and retail public companies, including Genesco and Lowe’s.

The Nominating and Governance Committee concluded that Dr. Berry is qualified and should serve, in part, because of his significant achievements as a business scholar. His work has focused on, among other business topics, the study of successful practices and strategies in service and retail organizations, particularly customer service and hospitality and building and maintaining strong brands. His skills include knowledge of retail operations, consumer marketing/brand building, human resources, health care and corporate governance.

CHRISTOPHER J. (CJ) FRALEIGH

Director since 2008.

Christopher J. (CJ) Fraleigh, age 50, brings to Darden 25 years of experience in consumer products, retail and food services, including serving as Chairman and Chief Executive Officer of Shearer’s Foods, Inc., a global manufacturer of potato chips and other snack foods, since October 2012 and has doubled the business in the last two years through both organic growth and through acquisitions. In his previous role as Chief Executive Officer of Sara Lee North America and Executive Vice President of Sara Lee Corporation, a global consumer products company, from November 2007 to September 2011, Mr. Fraleigh assisted in building a global retail and food-services business around brands such as Jimmy Dean sausages, Ball Park hot dogs and frozen cakes. He also was a key leader in Sara Lee’s 2011 decision to split into two publicly traded companies. Prior to this, he served as the Chief Operating Officer of Sara Lee North America from November 2007 to 2008, and as the Chief Executive Officer of Sara Lee Food & Beverage and Senior Vice President of Sara Lee Corporation from January 2005 to November 2007.

The Nominating and Governance Committee concluded that Mr. Fraleigh is qualified and should serve, in part, because of his senior level executive experience and valuable insight in large, complex, retailing and global brand management companies. His skills include knowledge of consumer marketing/brand building, franchising, and supply chain management and distribution

VICTORIA D. HARKER

Director since 2009.

Victoria D. Harker, age 49, as Chief Financial Officer of Gannett Co., Inc., a $10 billion market cap international media and marketing solutions company, since July 2012, provides Darden with significant analytical and financial acumen, as well as a record of accomplishment. Her current role as Chief Financial Officer of Gannett has also contributed to the advancement of Darden’s own marketing and advertising initiatives, including its digital and social marketing campaigns. Prior to Gannett, she served as the Executive Vice President and Chief Financial Officer of AES Corporation, a global power company with generation and distribution businesses, from January 2006 to May 2012 and as its President, Global Business Services from September 2011 to July 2012. At AES, she successfully led the re-engineering of the company’s capital structure through $3 billion in mergers and acquisitions, $1.8 billion in leverage refinancings and reductions, allowing the company to initiate its first-ever dividend in 2011. She also held the position of Acting Chief Financial Officer, Senior Vice President and Treasurer of MCI, Inc., a telecommunications company, from November 2002 to January 2006. Prior to that, Ms. Harker served as Chief Financial Officer of MCI Group, a unit of WorldCom Inc., from 1998 to 2002. Ms. Harker is currently a director of Xylem Inc. and Huntington Ingalls Industries, Inc.

In addition to her professional responsibilities and her role on Darden’s Board, Ms. Harker serves on the Compensation Committee of the Board of Directors of Huntington Ingalls Industries, the $7 billion builder of ships and submarines for the U.S. Navy and Coast Guard. She has also served as Chair of the Audit Committee as well as a member of the Nominating, Governance, and Compensation Committees on the Board of Directors of Xylem, Inc. (formally ITT), a $4 billion global water infrastructure company.

The Nominating and Governance Committee concluded that Ms. Harker is qualified and should serve, in part, because of her senior level executive experience in large, complex, global organizations. Her skills include knowledge of accounting and financial controls, corporate finance and strategy, technology, and mergers and acquisitions.

CHARLES A. LEDSINGER, JR.

Director since 2005.

Charles A. Ledsinger, Jr., age 64, has been Chairman and Managing Director of SunBridge Manager, LLC, an investment management firm, since June 2009. Mr. Ledsinger’s significant real estate and franchising expertise, combined with his proven record of leading strong, profitable companies in the hospitality, restaurant, and service industries, are important contributors to the Company’s ability to deliver on its strategic priorities. He continues to serve as Chairman of the boards of directors of two-privately held companies, Realty Investment Company, Inc., an operating and investment company, and Sunburst Hospitality Corporation, a hotel and real estate operator, since May 2009. He was Vice Chairman from September 2006 to May 2009, Chief Executive Officer from August 1998 to July 2009 and President from August 1998 to September 2006 of Choice Hotels International, Inc. (Choice), one of the largest franchised lodging companies in the world. Mr. Ledsinger is currently a director of FelCor Lodging Trust Incorporated, and previously served as a director of Choice. Under his leadership, Choice established a business model built for growth, profitability and sustainability with a franchise system that is highly regarded as one of the most successful franchising strategies in the industry. Mr. Ledsinger’s career includes nearly 20 years at Promus (now Hilton) and its predecessor companies, where he managed the successful separation of Harrah’s and Promus in a spin-off to create two publicly traded companies. He also served as President and Chief Operating Officer at St. Joe Company, Florida’s largest private landowner and developer of master- planned communities, resorts, and commercial and industrial facilities. Among his roles as a director of other publicly traded companies, from 1997 to 2005, Mr. Ledsinger served on the Board of Friendly Ice Cream Corp.

The Nominating and Governance Committee concluded that Mr. Ledsinger is qualified and should serve, in part, because of his experience as a CEO and senior executive of public companies in the hospitality industry, including those that operated multiple hotel brands. His skills include knowledge of consumer marketing/brand building, hospitality operations, franchising, international operations, financial controls and accounting, corporate finance, supply chain and distribution and mergers and acquisitions.

WILLIAM M. LEWIS, JR.

Director since 2005.

William M. Lewis, Jr., age 58, most recently served as a Managing Director and Co-Chairman of Investment Banking for Lazard Ltd, since April 2004. He brings to Darden more than 30 years of experience as a trusted advisor to blue chip clients on a broad range of corporate and financial issues, including strategic development, mergers and acquisitions, capital markets, balance sheet optimization and capital allocation. Mr. Lewis held various positions with Morgan Stanley, an investment banking firm, from 1978 to 1980 and from 1982 to April 2004, including Managing Director and Co-Head of the Global Banking Department, Head of the Global Real Estate Investment Banking Department and Real Estate Funds, and Co-Head of the firm’s Global Banking Department. Mr. Lewis is currently a trustee of Ariel Investment Trust, and previously was a director of the Federal Home Loan Mortgage Corporation (Freddie Mac). His real estate experience as a director at Red Roof Inns, also benefits Darden in its ongoing efforts to optimize its real estate portfolio.

The Nominating and Governance Committee concluded that Mr. Lewis is qualified and should serve, in part, because of his general business management expertise, including considerable experience in corporate finance. His skills include knowledge of corporate finance structure and strategies, the operation of the capital markets, and mergers and acquisitions.

MICHAEL D. ROSE

Director since 1995.

Michael D. Rose, age 72, has been a private investor and Chairman of the Board of Midaro Investments, Inc., a privately held investment firm, since 1998. Darden benefits from his finance and accounting expertise, as well as his considerable executive management and corporate governance experience gained through his years of service on the boards and leadership teams of other public companies, including REITs and other hospitality and restaurant-focused companies. He served as Chairman of the Board of First Horizon National Corporation, a banking and financial services company, and its subsidiary, First Tennessee Bank National Association, from 2007 until his retirement in January 2012. He served as Chairman of the Board of Gaylord Entertainment Company (Gaylord), a diversified entertainment company, from 2001 to 2005, and as Chairman of the Executive Committee of Gaylord from May 2005 until May 2009. Mr. Rose is currently a director of Ryman Hospitality Properties, Inc., the successor to Gaylord, and General Mills, Inc., which has bolstered his extensive knowledge of the restaurant, food and consumer industries.

The Nominating and Governance Committee concluded that Mr. Rose is qualified and should serve, in part, because of his extensive leadership experience, both as an executive and board member, in publicly traded companies, including having served as Chairman of the Board of five public companies. His skills include knowledge of hospitality operations, consumer marketing/brand building, franchising, international operations, financial accounting and strategy, corporate governance, real estate development and mergers and acquisitions.

MARIA A. SASTRE

Director since 1998.

Maria A. Sastre, age 59, has been President and Chief Operating Officer of Signature Flight Support (Signature), a fixed based operator of private aircraft services for private and business aviation, since 2013. Ms. Sastre brings to Darden a record of accomplishment leading companies and serving on boards that have been category leaders in the hospitality (cruiseline), retail, transportation, and aviation industries. She served as Chief Operating Officer of Signature from May 2010 until December 2012. She held the position of President and Chief Executive Officer of Take Stock in Children, a non-profit organization providing scholarships and mentors to Florida’s at-risk youth, from January 2009 through May 2010. She served as Vice President International Sales & Marketing, Latin America, Caribbean and Asia, for Royal Caribbean International, Celebrity Cruises and

Azamara Club Cruises, all units of Royal Caribbean Cruises, Ltd., from 2005 to 2008. She held the positions of Vice President of Hotel Operations and Vice President of Total Guest Satisfaction from 2000-2004 for Royal Caribbean International, directly responsible for Food & Beverage, Entertainment and all aspects of operational requirements for the guest experience. Prior to the cruise line, Ms. Sastre held numerous positions at United Airlines in Operations, Marketing and Global Customer Satisfaction.

The Nominating and Governance Committee concluded that Ms. Sastre is qualified and should serve, in part, because of her executive-level experience in operations and staff management roles in leading consumer-facing companies. Her skills include extensive knowledge of retail and hospitality operations, international operations, marketing, corporate finance, supply chain and distribution, and mergers and acquisitions. Her expertise in North American and International Operations, customer service, mergers and acquisitions, marketing and real estate management have supported Darden and its brands across numerous strategic business initiatives.

WILLIAM S. SIMON

Director since 2012.

William S. Simon, age 54, previously served as Executive Vice President of Wal-Mart Stores, Inc., a global retailer, and as former President and Chief Executive Officer, Walmart U.S., from July 2010 to July 2014. He provides Darden with significant experience leading global consumer retail companies as well as experience with companies in the restaurant, food and beverage industries. He served as Executive Vice President and Chief Operating Officer, Walmart U.S. from March 2007 until July 2010 and Executive Vice President, Professional Services from March 2006 to March 2007. During his tenure, Mr. Simon led a turnaround that reinvigorated Walmart’s focus on everyday low costs, everyday low prices and an increased product assortment. He also created more career opportunities for associates, launched a U.S. manufacturing revitalization and committed the company to hire more U.S. veterans.

Mr. Simon was Senior Vice President of Global Business Development for Brinker International, Inc., a restaurant company, from 2005 to 2006. He served as Secretary of the Florida Department of Management Services from 2003 to 2005. At these companies, which serve consumer bases that are largely akin to Darden’s, Mr. Simon has spearheaded important strategic initiatives that have driven substantial growth.

The Nominating and Governance Committee concluded that Mr. Simon is qualified and should serve, in part, because of his senior level executive experience in large, complex, retailing and global brand management companies. His skills include extensive experience in retail operations, food service and restaurants, as well as consumer packaged goods.

PROPOSAL 2—ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with SEC rules, the Board asks shareholders for advisory approval of the Company’s executive compensation. Pursuant to an advisory vote at our 2011 annual meeting, our shareholders elected to hold such votes on an annual basis, and the Company intends to include an advisory shareholder vote on executive compensation in its proxy materials every year until the next shareholder vote on the frequency of the advisory vote to approve executive compensation. Accordingly, we are asking our shareholders to provide an advisory, nonbinding vote to approve the compensation awarded to our Named Executive Officers, as we have described it in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement, beginning on pages [    ] and [    ], respectively.

As described in detail in the “Compensation Discussion and Analysis” section beginning on page [    ], the Compensation Committee oversees the executive compensation program and compensation awarded, adopting changes to the program and awarding compensation as appropriate to reflect Darden’s circumstances and to promote the main objectives of the program. These objectives include: to help us attract, motivate, reward and retain superior leaders who are capable of creating sustained value for our shareholders, and to promote a performance-based culture that is intended to align the interests of our executives with those of our shareholders.

We are asking our shareholders to indicate their support for our Named Executive Officer compensation. We believe that the information we have provided in this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation.

You may vote for or against the following resolution, or you may abstain. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and procedures described in this Proxy Statement.

Resolved, that the compensation awarded to Darden’s Named Executive Officers for fiscal 2014, as disclosed in this Proxy Statement pursuant to SEC rules, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED.

While this vote is advisory and not binding on our Company, the Board and the Compensation Committee expect to consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions.

Your Board recommends that you vote FOR approval of the foregoing resolution.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2015. KPMG LLP has served as our independent registered public accounting firm since 1995. Shareholder approval of this appointment is not required, but the Board is submitting the selection of KPMG LLP for ratification in order to obtain the views of our shareholders. If the appointment is not ratified, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating our independent registered public accounting firm, may in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our shareholders. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement and to respond to appropriate questions by shareholders.

Your Board recommends that you vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2015.

PROPOSAL 4—AMENDMENT TO BYLAWS TO PROVIDE FOR PROXY ACCESS

At the 2013 Annual Meeting of Shareholders, the Company’s shareholders approved a shareholder proposal asking the Board to adopt, and present for shareholder approval, a “proxy access” bylaw. Proxy access enables shareholders meeting certain established criteria to have included in the Company’s proxy materials the shareholders’ nominees for election to the Board at a shareholder meeting at which directors are to be elected. After carefully considering the various implications of proxy access and evaluating the developing best practices in this area, the Board has approved for submission to the shareholders for approval a proposed amendment to Article I, Section 7 of the Company’s Bylaws providing for proxy access. Highlights of the proposed proxy access provision include the following:

•

An eligible shareholder or group of up to ten shareholders, owning 3% or more of the Company’s outstanding Common Stock continuously for at least the previous three years may nominate one or more independent director candidates to be included in the Company’s proxy materials.

•	Shareholders may nominate a number of proxy access director candidates up to 25% of the number of directors serving on the Board pursuant to calculations set forth in the Bylaws.
•	The shareholder proponent(s) will have the opportunity to provide one 500-word statement in support of their nominees.
•

Each nominating shareholder must provide certain representations and undertakings regarding various matters, including the shareholder’s intent and compliance with applicable laws, lack of an intent to change or influence control of the Company or participate in another party’s contested solicitation for directors, and an undertaking to assume liability stemming from the information that the shareholder provides to the Company or the shareholder’s communications.

•	Other applicable terms and conditions set forth in the proxy access bylaws are met.

The foregoing summary is qualified in its entirety by the actual text of the proposed proxy access bylaw provision. A copy of Article I, Section 7 of the Bylaws as proposed to be amended to adopt proxy access is attached as Appendix B to this Proxy Statement and is marked to show the amended language.

Your Board recommends that you vote FOR approval of the amendment of Article 1, Section 7 of the Bylaws of the Company to provide for proxy access.

Required Vote

The approval of this proposal requires the affirmative vote of a majority in voting interest of the shareholders present in person or by proxy and voting thereon. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal.

PROPOSAL 5—SHAREHOLDER PROPOSAL REGARDING

INDEPENDENT CHAIR

Barington Companies Equity Partners, L.P., 888 Seventh Avenue, 17th Floor, New York, NY 10019, beneficial owner of at least 5,000 of our common shares, has notified us that it intends to present the following proposal for consideration at the annual meeting, notwithstanding the Board having already appointed an independent Chair and adopted an associated policy requiring the Chairman and CEO positions to be separated and the Chairman to be an independent director. In accordance with federal securities regulations, we have included the text of the proposal and supporting statement exactly as submitted by the proponent. We are not responsible for the content of the proposal or the supporting statement or any inaccuracies they may contain.

Shareholder Proposal and Supporting Statement

Shareholder Proposal for Independent Board Chairman

RESOLVED: The shareholders request the Board of Directors of Darden Restaurants, Inc. (the “Company”) to adopt a policy, and amend other governing documents as necessary to reflect this policy, to require the Chairman of the Board of Directors to be an independent member of the Board. The policy should be implemented so as not to violate any contractual obligations in effect when this resolution is adopted and should specify: (a) how to select a new independent Chairman if a current Chairman ceases to be independent during the time between annual meetings of shareholders, and (b) that compliance with this policy is waived if no independent director is available and willing to serve as Chairman.

SUPPORTING STATEMENT:

Clarence Otis has served as both Chairman and CEO since November 2005. We believe that the combination of the Chairman and CEO roles in a single person weakens a company’s corporate governance which can harm shareholder value. One of the primary duties of a board is to oversee management on behalf of shareholders. If a CEO also serves as chair, we believe this presents a potential conflict of interest that can result in weakened board oversight of management. We believe that an independent Chairman also helps a board to a better job of independently evaluating important strategic decisions and ensuring that shareholder interests are protected.

We believe this proposal should also be evaluated in the context of Darden’s record in the area of corporate governance:

•	ISS, a leading proxy advisory firm, issued Darden its worst possible Governance QuickScore in February 2014.
•	Glass Lewis, another leading proxy advisory firm, has given Darden a “D” pay-for-performance grade in each of the last two years.
•	Two-thirds of Darden’s directors are in a least their ninth year of service, including the chairs of all of the Board’s standing committees.
•

GMI Ratings, an independent investment research firm, issued Darden an “D” rating in October 2013, noting “it is increasingly difficult to consider board members independent after so many years of service. Long-tenured directors can often form relationships that may compromise their independence and therefore hinder their ability to provide effective oversight.”

•	On February 28, 2014, CNBC.com reported allegations that Darden has prevented analysts critical of the Company from asking questions on earnings conference calls.
•

The Company cancelled its 2014 Analyst and Investor Conference. A March 5, 2014 Reuters article quoted a restaurant analyst who stated “[w]hen there are problems and they don’t want to take difficult questions, they shut down management access to analysts.”

•	In March 2014, the Board amended Darden’s bylaws without shareholder approval to add measures that make it more burdensome for shareholders to nominate directors.

•	The Company has a poison pill in place and has not implemented a majority voting standard for the election of directors.

We encourage our fellow shareholders to vote FOR this proposal.

Board of Directors’ Response

The Board has already appointed an independent Chair and adopted an associated policy requiring the Chairman and CEO positions to be separated and the Chairman to be an independent director. Accordingly, the Board believes this proposal has been at least substantially implemented.

Accordingly, the Board takes no position with respect to this proposal.

Required Vote

The approval of this proposal requires the affirmative vote of a majority in voting interest of the shareholders present in person or by proxy and voting thereon. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal.

PROPOSAL 6—SHAREHOLDER PROPOSAL REGARDING

POLITICAL CONTRIBUTIONS

Unitarian Universalist Service Committee, 689 Massachusetts Avenue, Cambridge, MA 02139, beneficial owner of 60 of our common shares, has notified us that it intends to present the following proposal for consideration at the annual meeting. In accordance with federal securities regulations, we have included the text of the proposal and supporting statement exactly as submitted by the proponent. We are not responsible for the content of the proposal or the supporting statement or any inaccuracies they may contain.

Shareholder Proposal and Supporting Statement

Darden Restaurants, Inc.

Resolution on Political Disclosure and Accountability

Resolved, that shareholders of Darden Restaurants, Inc. (“Company” or “Darden”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.  Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.  Monetary and non-monetary contributions and expenditures (direct or indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website.

Payments used for lobbying are not encompassed by this proposal.

Stockholder Supporting Statement

As long-term shareholders of Darden, we support transparency and accountability in corporate spending on political activities. Disclosure is in the best interest of the company and its shareholders and critical for compliance with federal ethics laws. The Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

We acknowledge that Darden posted a new political spending policy on its website last year, including its commitment to annually disclose “all direct and in-kind political spending to candidates, political parties, political organizations and independent expenditures in support of or in opposition to particular candidates for office at the federal, state and local levels.”

Significant gaps remain, however, in the Company’s refusal to disclose payments to:

•	Trade associations used for political purposes, and
•	So-called “Social welfare” organizations under 501(c)(4) section of the Internal Revenue Code that engage in political activities.

Relying on publicly available data does not provide a complete picture of the Company’s political spending. The Company’s payments to trade associations and 501(c)(4) groups used for political activities, if any, are undisclosed and unknown. In some cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political spending. This would bring our Company in line with a growing number of leading companies, including Microsoft, Costco and Aflac that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

Board of Directors’ Response

The Board recommends a vote AGAINST this proposal because:

•	We have in place a comprehensive system of reporting and accountability for political contributions;
•	We publicly disclose our participation in support of our interests and business objectives; and
•	We are fully committed to complying with all applicable laws concerning political contributions.

We agree with the shareholder proponent that transparency and accountability are important aspects of corporate political activity. We believe our shareholders, employees and guests should have access to information about our efforts to promote our interests and business objectives. For that reason, the Company has adopted a policy on political engagement and disclosure. The policy is posted on our website at investor.darden.com/investors/corporate-governance.

In accordance with our policy:

•

we will disclose annually all direct and in-kind political spending to candidates, political parties, political organizations and independent expenditures in support of or in opposition to particular candidates;

•	we will ensure our political activities are lawful and consistent with our core values and protect and enhance shareholder value;
•	we will not use any political contribution as a way to gain improper business advantage or obtain business; and
•	we will report annually to your Board regarding compliance with this policy.

All of our political contributions are reviewed and approved by our Senior Vice President, Government and Community Affairs, and are also reviewed by an appropriate attorney in the Company’s Law Department for compliance with applicable laws. We have committed to disclose annually on our website any state and local level political contribution in excess of $100.

In accordance with federal law, political contributions to candidates and parties at a federal level are made by our political action committee (“PAC”), which is funded entirely by voluntary contributions from our eligible employees. We fully disclose all of our PAC activities in reports regularly filed with the Federal Election Committee (“FEC”), which are publicly available at the FEC’s website at www.fec.gov.

Another shareholder submitted a similar proposal on this topic at our 2013 Annual Meeting of Shareholders and it was defeated by a vote of 67,699,824 “Against,” 20,155,951 “For” and 6,109,897 “Abstain.” We continue to believe that participating in the political process in a transparent manner is an important aspect of enhancing shareholder value and promoting good corporate citizenship. After reviewing the relevant disclosure laws, in addition to our voluntary disclosure, we have concluded that ample disclosure exists regarding our political contributions to address the concerns cited by the shareholder proponent. We do not believe that a special report beyond what we currently voluntarily and mandatorily disclose would provide shareholders with any more meaningful information than is already available or would be an efficient use of Company resources.

Accordingly, your Board recommends that you vote AGAINST this proposal.

Required Vote

The approval of this proposal requires the affirmative vote of a majority in voting interest of the shareholders present in person or by proxy and voting thereon. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal.

PROPOSAL 7—SHAREHOLDER PROPOSAL REGARDING

LOBBYING DISCLOSURE

The AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, DC 20006, beneficial owner of 97 of our common shares, has notified us that it intends to present the following proposal for consideration at the annual meeting. In accordance with federal securities regulations, we have included the text of the proposal and supporting statement exactly as submitted by the proponent. We are not responsible for the content of the proposal or the supporting statement or any inaccuracies they may contain.

Shareholder Proposal and Supporting Statement

Whereas, corporate lobbying exposes our company to risks that could adversely affect the company’s stated goals, objectives, and ultimately shareholder value, and

Whereas, we rely on the information provided by our company to evaluate goals and objectives, and we, therefore, have a strong interest in full disclosure of our company’s lobbying to assess whether our company’s lobbying is consistent with its expressed goals and in the best interest of shareholders and long-term value.

Resolved, the shareholders of Darden Restaurants, Inc. (“Darden”) request the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Darden used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Darden’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by management and the Board for making payments described in section 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Darden is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees of the Board and posted on Darden’s website.

Payments used for political contributions are not encompassed by this proposal.

Supporting Statement

As shareholders, we encourage transparency and accountability with corporate funds used to influence legislation and regulation both directly and indirectly. Neither Darden’s 2012 Sustainability Report, nor its 2013 Citizenship Update disclose any of Darden’s spending on lobbying.

The Center for Responsive Politics, however, reported that Darden spent $1.3 million in direct federal lobbying in 2013 and $320,000 on two lobbying firms (http://www.opensecrets.org/lobby/clientsum.php?id=D000021949&year=2013)

The New York Times cited Darden as a client of one of these lobbying firms and reported that the National Restaurant Association, of which Darden is a prominent member, “did not disclose upfront its role in helping draft and circulate a statement signed by more than 500 prominent economists including four winners of the Nobel Prize, urging the federal government to reject the proposal by the Obama administration to increase the minimum wage to $10.10 an hour.” (“Industry Behind Anti-Wage-Hike Letter,” The New York Times, March 15, 2014).

Darden does not disclose how much it contributes to each trade association. For example, the National Restaurant Association spent $2.2 million on lobbying in 2013 (http://www.opensecrets.org/orgs/summary.php?id=D000000150).

We urge you to vote FOR this proposal.

Board of Directors’ Response

The Board recommends a vote AGAINST this proposal because:

•	Lobbying activities are already subject to comprehensive regulations at both the federal and state levels;
•	We are fully committed to complying with all applicable laws concerning disclosure of our lobbying activities; and
•	We believe that the additional disclosure requested by the shareholder proponent could put us at a competitive disadvantage by revealing our long-term business strategies and objectives.

As appropriate and prudent, we engage in lobbying activities to ensure our interests are adequately considered by federal and state political leaders. To that end, we ethically and constructively advocate positions on proposed policies that will affect our ability to continue to provide strong long-term financial returns for our shareholders while meeting the world’s growing demand for full-service dining. Decisions about what issues to include in our lobbying agenda are generated by our government relations team, following consultation with subject matter experts and business unit leaders within the Company, and are finalized by our Senior Vice President, Government and Community Affairs. The Board receives regular reports on the public policy agenda important to the Company and on progress made on achieving those legislative goals.

Our lobbying activities are subject to comprehensive regulation at both the federal and state levels. We are in full compliance with all laws governing lobbying activities, including the Lobbying Disclosure Act and Honest Leadership and Open Government Act, which require reporting on lobbying activities and certification of compliance with Congressional gift rules. At the federal level, we file quarterly reports disclosing our lobbying expenditures and detailing our lobbying activities, the entities we lobbied and the subject matters upon which we lobbied. These reports are publicly available at http://lobbyingdisclosure.house.gov/. State lobbying activities also are subject to extensive registration and disclosure requirements, and such reports are also publicly available through the applicable state authorities.

Another shareholder submitted a similar proposal on this topic at our 2013 Annual Meeting of Shareholders and it was defeated by a vote of 68,013,093 “Against,” 19,916,686 “For” and 6,035,893 “Abstain.” We continue to believe that additional disclosure, beyond what is currently mandated, could put us at a competitive disadvantage by revealing our long-term business strategies and objectives. Competitors, unions and other parties with interests adverse to ours also engage in the political process to further their business or strategic priorities. Therefore, imposing more stringent disclosure and reporting requirements on us could benefit those parties to the detriment of our Company and our shareholders. We believe that any disclosure or reporting requirements beyond those currently mandated by law should be applicable to all participants in the political process and not just us.

After reviewing relevant disclosure laws, and taking into consideration our strict policies and internal approval processes, we have concluded that ample disclosure of our lobbying activities exists under federal and state law. We do not believe that a special report beyond what is already publicly available is necessary or an efficient use of Company resources.

Accordingly, your Board recommends that you vote AGAINST this proposal.

Required Vote

The approval of this proposal requires the affirmative vote of a majority in voting interest of the shareholders present in person or by proxy and voting thereon. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

Meetings. During fiscal 2014, the Board met 14 times. For the period of his or her Board service in fiscal 2014, each incumbent director attended at least 75 percent of the aggregate of the total number of meetings of the Board and the standing committees on which the director served.

Communications with Board. We believe that communication between the Board, shareholders and other interested parties is an important part of our corporate governance process. To this end, the Board has adopted Shareholder Communication Procedures that are available at www.darden.com. In general, shareholders and other interested parties may send communications to the attention of the Board, any individual director or the non-employee directors as a group, through the independent Chairman of the Board. Communications may be sent in writing or via email to: Chairman of the Board, Darden Restaurants, Inc., c/o Teresa M. Sebastian, Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, 1000 Darden Center Drive, Orlando, Florida 32837. Email: chairman@darden.com.

The Corporate Secretary will act as agent for the Chairman in facilitating direct communications to the Board. The Corporate Secretary will review, sort and summarize the communications. The Corporate Secretary will not, however, “filter out” any direct communications from being presented to the Chairman without instruction from the Chairman, and in such event, any communication that has been filtered out will be made available to any non-employee director who asks to review it. The Corporate Secretary will not make independent decisions with regard to what communications are forwarded to the Chairman. The Chairman will forward communications as appropriate to the Board, individual directors or the non-employee directors as a group, and will respond to communications or direct others to respond, as appropriate.

Identifying and Evaluating Director Nominees. Our Nominating and Governance Committee has adopted a Director Nomination Protocol that, together with our Bylaws, describes in detail the process we use to fill vacancies and add new members to the Board. The Protocol is available at www.darden.com as Appendix A to the Nominating and Governance Committee charter.

Under the Director Nomination Protocol, in general, while there are no specific minimum qualifications for nominees, any candidate for service on the Board should possess the highest personal and professional ethics and be committed to representing the long-term interests of our shareholders. Director candidates should be committed to our core values (integrity and fairness, respect and caring, diversity, always learning—always teaching, being “of service,” teamwork and excellence) and possess a wide range of experience in the business world. We also will consider the candidate’s independence under applicable NYSE listing standards and our Corporate Governance Guidelines. In identifying and evaluating nominees for the Board, the Board assesses the background of each candidate in a number of different ways including a wide variety of qualifications, attributes and other factors and recognizes that diverse viewpoints and experiences enhance the Board’s effectiveness. When reviewing and recommending new candidates, the Nominating and Governance Committee considers how each prospective member’s unique background, expertise and experience will contribute to the Board’s overall perspective and ability to govern. In identifying or selecting nominees for the Board, the Company’s Corporate Governance Guidelines and related Director Nomination Protocol attached to the charter of our Nominating and Governance Committee provide that the Company seeks board members who will bring to the Board a deep and wide range of experience in the business world, and have diverse problem-solving talents. We seek people who have demonstrated high achievement in business or another field, so as to enable them to provide strategic support and guidance for the Company. The guidelines further provide that the Company strives to maintain a board that reflects the gender, ethnic, racial and other diversity of our work force and restaurant guests, and also fosters diversity of thought. The guidelines further note that recruiting, hiring and nurturing the careers of women and minorities and increasing the diversity of our suppliers are top priorities, and that the Company also intends to maintain the diversity of its Board.

The Nominating and Governance Committee will identify potential candidates for nomination, and a search firm may be engaged to identify additional candidates and assist with initial screening. The Chair of the Nominating and Governance Committee and the CEO perform the initial screening, obtain and review additional information, and identify candidates that they feel are best qualified to serve. The Chair of the Nominating and Governance Committee, the CEO and one or more representatives of the Board appointed by the Chairman of the Board will meet with the leading candidates to further assess their qualifications and fitness. The Board representatives and CEO will make a recommendation concerning the candidate to the Nominating and Governance Committee, which will consider whether to recommend the candidate to the full Board for nomination.

Director Candidates Recommended by Shareholders. The Nominating and Governance Committee will consider candidates recommended by shareholders. The procedures that shareholders should use to nominate directors are provided under the “Shareholder Proposals for 2015 Annual Meeting of Shareholders” section of this Proxy Statement. There are no differences in the manner of evaluation if the nominee is recommended by a shareholder.

Director Attendance at Annual Meeting of Shareholders. Our Corporate Governance Guidelines provide that directors are expected to attend all scheduled Board and committee meetings and the annual meeting of shareholders. All of our incumbent directors attended last year’s annual meeting of shareholders.

Board Committees and Their Functions

General. Your Board has five standing committees that operate under charters adopted by the Board. Each charter is available at www.darden.com. Copies are available in print free of charge to any shareholder upon written request addressed to our Corporate Secretary. Each member of every committee, except the Executive Committee, is an independent director as defined in our Corporate Governance Guidelines and the NYSE listing standards. All Board committees have the authority to retain outside advisors. Unless otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board as a whole.

Executive Committee. The Executive Committee consists of five directors: Messrs. Otis (Chair), Ledsinger, Lewis and Rose, and Ms. Harker. Under our Bylaws, the Executive Committee has the authority to take all actions that could be taken by the full Board. The Executive Committee may meet between regularly scheduled Board meetings to take such action as it determines is necessary for our efficient operation. The Executive Committee did not meet in fiscal 2014.

Audit Committee. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of five independent directors as defined in our Corporate Governance Guidelines, the NYSE listing standards and SEC rules: Ms. Harker (Chair), Messrs. Fraleigh, Hughes and Simon, and Senator Mack. The Board has determined that Ms. Harker and Messrs. Fraleigh and Hughes are each an “audit committee financial expert” as such term is defined by SEC rules, and therefore possesses financial management expertise as required of at least one Audit Committee member by the NYSE listing standards. In addition, the Board has determined that all members of the Audit Committee are financially literate under the NYSE listing standards. The Audit Committee met 9 times during fiscal 2014 and has sole responsibility for appointing and terminating our independent registered public accounting firm. The Audit Committee’s primary purpose is to assist the Board in its oversight responsibilities to shareholders, specifically with respect to:

•	The integrity of our financial statements;
•	Our compliance with legal and regulatory requirements;
•	The qualifications and independence of our independent registered public accounting firm and internal auditing function;
•	The performance of our internal audit function and independent registered public accounting firm; and
•	The risks associated with the foregoing.

Another purpose of our Audit Committee is to furnish the report required by the SEC’s proxy rules that appears below in this Proxy Statement under the heading “Audit Committee Report.”

Compensation Committee. Our Compensation Committee consists of five independent directors as defined in our Corporate Governance Guidelines, the NYSE listing standards and SEC rules: Messrs. Ledsinger (Chair), Barnes, Berry and Rose, and Ms. Sastre. The Compensation Committee met five times during fiscal 2014. The primary responsibilities of our Compensation Committee include the following:

•

Review and approve corporate goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and make recommendations to the other independent directors who shall, together with the Compensation Committee, determine and approve the CEO’s compensation based on this evaluation;

•

Make recommendations to the other independent directors who shall, together with the Compensation Committee, review and approve the compensation for employee directors other than the CEO (currently there are no such directors);

•	Review and approve the compensation of executive officers other than the CEO and other employee directors;
•

Review and discuss with management the Compensation Discussion and Analysis required to be included in our Proxy Statement and Annual Report on Form 10-K and, based on such review and discussion, determine whether or not to recommend to the Board that the Compensation Discussion and Analysis be so included;

•	Produce the annual Compensation Committee Report for inclusion in our Proxy Statement; and
•	Provide oversight of the risks associated with the foregoing.

The Compensation Committee may delegate its power under the Darden Restaurants, Inc. 2002 Stock Incentive Plan, as amended (the “2002 Plan”), to one or more directors, including a director who is also a senior executive officer of Darden, except that the Compensation Committee may not delegate its powers under the 2002 Plan with regard to our executive officers or directors who are subject to Section 16 of the Exchange Act, or in such a manner as would cause the Plan to not comply with the requirements of Section 162(m) of the Code. Under its charter, the Compensation Committee may delegate any of its administrative responsibilities under our compensation and benefit plans, subject to the applicable rules of the SEC, NYSE and the Internal Revenue Code, to any other person or persons, to the extent permitted by law.

See “Compensation Discussion and Analysis—Individual Performance Assessment” for information with regard to the role of consultants and management in the Compensation Committee’s decision making process.

Finance Committee. Our Finance Committee consists of six independent directors: Messrs. Lewis (Chair), Barnes, Fraleigh, and Ledsinger, Senator Mack and Ms. Harker. The Finance Committee met three times during fiscal 2014. The primary responsibilities of our Finance Committee are to:

•

Review financial policies and performance objectives developed by management pertaining to cash flow, capital spending and finance requirements; key credit metrics and credit ratings; dividend policy; investment criteria, including capital investment hurdle rates; and financial risk management strategies, including hedging and the use of derivatives;

•

Review significant changes to our capital structure, financial arrangements, capital spending and acquisition and disposition plans, including the timing and maturity of debt, common stock sales and repurchases, and acquisitions or joint ventures;

•	Review material banking relationships and lines of credit;
•	Review our insurance coverage, tax strategies and, to the extent material, the financial impact of employee benefit programs; and
•	Provide oversight of the risks associated with the foregoing.

Nominating and Governance Committee. Our Nominating and Governance Committee consists of six independent directors: Messrs. Rose (Chair), Berry, Hughes, Lewis and Simon, and Ms. Sastre, and met five times during fiscal 2014. The primary responsibilities of the Nominating and Governance Committee are to:

•

Identify individuals qualified to become Board members, consistent with criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of shareholders;

•	Review the adequacy of our corporate governance principles on a regular basis;
•	Oversee the Board’s self-evaluation process; and
•	Provide oversight of the risks associated with the foregoing.

Among the Committee’s other specific duties, it also is responsible for:

•

Reviewing resignations tendered by a director if the director does not receive the vote of at least a majority of the votes cast at any meeting for the election of directors and recommending to the Board whether to accept or reject the tendered resignation, or whether other action should be taken; and

•	Making recommendations to the other independent directors who shall, together with the Committee, determine and approve the compensation for the non-employee independent directors.

The Nominating and Governance Committee has adopted a Director Nomination Protocol that, together with our Bylaws, describes the process by which we intend to fill vacancies and add new members to the Board. The Protocol is described in more detail above under the heading “Board of Directors—Identifying and Evaluating Director Nominees.” The Nominating and Governance Committee also considers questions of possible conflicts of interest involving our directors and our senior executive officers, recommends to the Board those directors determined to satisfy the requirements for “independence” as set forth in our Corporate Governance Guidelines and the NYSE listing standards, and considers for approval or ratification transactions with related parties pursuant to the Related Party Transaction Policies and Procedures attached as Appendix B to the Nominating and Governance Committee’s charter.

DIRECTOR COMPENSATION

Compensation of Non-Employee Directors

The terms of the Director Compensation Program apply to all directors who are elected to the Board and are not employees of the Company or any of its subsidiaries. Directors who also are our employees do not receive additional compensation for serving on the Board. Shares for equity awards pursuant to the Director Compensation Program are drawn from our shareholder-approved equity compensation plan in effect at the time and pursuant to which we are authorized to grant shares of our common stock and share-based awards to directors. Currently, grants of common stock and share-based awards to directors are made from the 2002 Plan. Each of our non-employee directors is required to own Darden common shares with a value of at least three times the annual retainer (currently this value is $255,000). All of our non-employee directors have been determined by your Board to be independent under applicable NYSE listings standards and our Corporate Governance Guidelines.

Our Nominating and Governance Committee periodically reviews our Director Compensation Program. The Nominating and Governance Committee acts with the assistance of a consultant retained by the committee to provide market data on director compensation programs at comparable companies, including companies in the peer group described in the “Compensation Discussion and Analysis.”

As reported in last year’s proxy, the independent consultant engaged by the Nominating and Governance Committee, Towers Watson, conducted a review of our Director Compensation Program in June 2013. Based on that review, the Board approved the following changes to the compensation program for non-employee directors, which were effective September 1, 2013:

•	An annual retainer for the Lead Director of $25,000; and
•	An annual award of common stock with a fair market value of $120,000 on the date of grant upon election or re-election to the Board.

Therefore, during fiscal year 2014, our compensation program for non-employee directors, provided for payment to our non-employee directors of:

•	An annual retainer of $85,000, and $2,000 for each committee meeting and special Board meeting (“cash compensation”);
•	An annual retainer for the Lead Director of $15,000 from the beginning of fiscal 2014 until it was increased to $25,000 effective on September 1, 2013;
•	An annual retainer for the Chairs of the Audit, Compensation, and Nominating and Governance Committees of $15,000, and for Chairs of the other Board committees of $7,500; and
•	An annual award of common stock with a fair market value of $120,000 on the date of grant upon election or re-election to the Board, effective September 1, 2013.

Following the separation of the Chairman of the Board and CEO roles and the appointment of Charles A. Ledsinger, Jr. to Independent Non-Executive Chairman of the Board effective July 28, 2014, the Board approved the following compensation for the Independent Non-Executive Chairman of the Board in addition to the retainer(s) and fees paid as described above:

•	An annual retainer of $125,000; and
•	A one-time award of common stock with a fair market value of $50,000 to recognize the time, effort and commitment required of:
•	Leading the search for a new CEO,
•	Facilitating frequent shareholder engagements, and
•	Facilitating the formation and assimilation of the new Board.

With the exception of the annual equity grant and the one-time award to the Independent Non-Executive Chairman of the Board described above, the non-employee directors’ remuneration is due and paid quarterly, unless the director elects to defer the payment. Non-employee directors may elect to have their cash compensation paid in any combination of current or deferred cash, common stock or stock options. Deferred cash compensation may be invested on a tax-deferred basis in the same manner as deferrals under our FlexComp Plan, a non-qualified deferred compensation plan that currently allows for different investment fund options, including a Darden common stock fund. In addition, each director may choose to receive, in lieu of their cash compensation, stock options determined to be of equal value to the foregone cash fees, which options are exercisable six months after grant. All of these stock options have an exercise price equal to the closing price of our common shares on the date of grant and have a term of ten years.

For the annual common stock grant valued at $120,000 for fiscal year 2014, and the one-time award granted to the Independent Non-Executive Chairman of the Board valued at $50,000 in fiscal year 2015, the number of common shares received equals the award value divided by the fair market value of our common stock on the date of grant. The shares vest immediately, but are restricted from transfer for one year. The annual common stock grant is pro-rated for the portion of Board service in the event a director joins the Board between annual elections. A director may elect to defer receipt of these shares until completion of Board service or beyond, in which case the director receives deferred phantom stock units that settle in shares of our common stock and are entitled to dividend equivalents.

We also pay the premiums on directors’ and officers’ liability and business travel accident insurance policies covering the directors. We reimburse directors for travel to Board meetings and related expenses, and for costs incurred in connection with attending the Board’s annual planning meeting and continuing education programs. In addition, we provide a dining benefit to our directors because we believe it is important for our directors to experience dining in our restaurants and those of our competitors in order to better perform their duties to our Company. This benefit does not appear in the Director Compensation Table because the value did not meet the minimum disclosure requirements established by the SEC.

Fiscal 2014 Compensation of Non-Employee Directors

The table below sets forth, for each non-employee director, the amount of fees earned or paid in cash, the number of stock awards granted and all other compensation for his or her service in fiscal 2014. Fees earned that were paid in the form of stock or stock options are detailed in the notes to the table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($) (4)	Total ($)
Michael W. Barnes	121,000	119,992	—	—	—	10,606	251,598
Leonard L. Berry	125,000	119,992	—	—	—	—	244,992
Christopher J. Fraleigh	131,000	119,992	—	—	—	9,959	260,951
Victoria D. Harker	144,500	119,992	—	—	—	—	264,492
David H. Hughes	130,500	119,992	—	—	—	23,883	274,375
Charles A. Ledsinger, Jr.	164,500	119,992	—	—	—	59,870	344,362
William M. Lewis, Jr.	134,500	119,992	—	—	—	51,651	306,143
Senator Connie Mack, III (6)	131,000	119,992	—	—	—	1,900	252,892
Michael D. Rose	148,000	119,992	—	—	—	131,656	399,648
Maria A. Sastre	123,002	119,992	—	—	—	30,278	273,272
William S. Simon	135,000	119,992	—	—	—	—	254,992

(1)

Includes all fees earned, including annual retainer fees, chairperson retainer and Board and committee meeting fees. The annual retainers and Board and committee meeting fees were payable at the end of each fiscal quarter and the amounts shown may have been delivered as cash, common stock, deferred cash or stock options. Stock options (“SOs”) are non-qualified stock options that are immediately vested but restricted from exercise for a period of six months. The number of stock options delivered is based on the amount of compensation foregone divided by 30 percent of the exercise price (determined by the closing price for our common stock on the NYSE on the grant date). The stock options expire ten years from the grant date. Amounts foregone for SOs and the number of SOs issued were as follows: Mr. Ledsinger, $82,250 and 5,460 SOs; Mr. Lewis, $134,500 and 8,928 SOs; and Mr. Rose, $115,000 and 7,496 SOs.

Cash amounts that are deferred are credited with the same rates of return and investment alternatives as amounts in the FlexComp Plan, our non-qualified deferred compensation plan. Cash amounts deferred for fiscal 2014 were as follows: Mr. Barnes, $121,000; Mr. Ledsinger, $82,250; and Ms. Sastre, $30,750.

Amounts received as shares of common stock were as follows: Mr. Fraleigh, 2,610 shares with a market value of $131,000; and Ms. Sastre, 1,837 shares with a market value of $92,252. The number of shares delivered is based on the amount of compensation earned divided by the closing price for our common stock on the NYSE on the grant date.

(2)

Amounts in this column represent the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) for fiscal 2014. The assumptions used in calculating these amounts in accordance with ASC Topic 718 are included in Note 1 (under the heading Stock-Based Compensation) to the Company’s audited financial statements included in the Company’s 2014 Annual Report to Shareholders. The stock award is immediately vested but not transferable for one year. Each director received a stock award of 2,409 shares on September 18, 2013, the date of re-election to the Board, with a fair market value of $119,992 based on the closing price of our common stock ($49.81) on the NYSE on September 18, 2013. Mr. Ledsinger elected to defer his award.

(3)	The aggregate number of shares subject to outstanding stock-based awards as of May 25, 2014 for each director is provided in the table below:

	Outstanding Awards
Name	Stock Options	Deferred Phantom Stock Units
Michael W. Barnes	—	—
Leonard L. Berry	12,000	—
Christopher J. Fraleigh	—	4,654
Victoria D. Harker	—	—
David H. Hughes	14,254	11,161
Charles A. Ledsinger, Jr.	53,994	28,590
William M. Lewis, Jr.	51,953	24,137
Senator Connie Mack, III (5)	9,000	888
Michael D. Rose	68,321	61,523
Maria A. Sastre	15,274	14,149
William S. Simon	—	—

(4)

Except as indicated below, amounts in this column reflect dividend equivalents paid and reinvested into deferred phantom stock units for each director’s deferred phantom stock unit account. Except for dividend equivalents paid to Mr. Hughes of $23,883; Mr. Ledsinger of $59,870; Mr. Lewis of $51,651; Mr. Rose of $131,656; and Ms. Sastre of $30,278, no other director had dividend equivalents paid with a value exceeding $10,000. The Company provides its directors with a dining benefit as we believe it is important for directors to experience our restaurants and those of our competitors in order to better perform their duties for the Company. The Company also provided certain nominal perquisites such as theater tickets to its directors in connection with one Board meeting held in New York City. No amounts for these dining and other nominal perquisites such as theater tickets appeared in the Director Compensation Table for any director except Mr. Barnes because the aggregate value for each director did not meet the minimum $10,000 disclosure requirement. For Mr. Barnes, the amount included in the table for these dining and other nominal perquisites was $10,606.

(5)	Popularly known as Connie Mack, III, Senator Mack files Section 16 reports (Forms 3, 4 and 5) under his legal name of Cornelius McGillicuddy, III.

STOCK OWNERSHIP OF MANAGEMENT

This table shows the beneficial ownership of our common shares, and information concerning deferred phantom stock units, restricted stock units and PSUs, as of May 25, 2014, by our directors, director nominees, executive officers named in the Summary Compensation Table and all of our directors and executive officers as a group. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person has sole or shared voting power, or sole or shared power to invest or dispose of the shares, whether or not a person has any economic interest in the shares, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days of May 25, 2014. Except as otherwise indicated, a person has sole voting and investment power with respect to the common shares beneficially owned by that person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Shares (1)		Phantom Stock Units and Performance Stock Units (2)	Common Shares Beneficially Owned as Percent of Common Shares Outstanding (3)
Michael W. Barnes	4,732		—	*
Leonard L. Berry	44,369		—	*
Christopher J. Fraleigh	29,788		—	*
Victoria D. Harker	11,620		—	*
David H. Hughes	97,410	(4)	—	*
Charles A. Ledsinger, Jr.	81,085		6,356	*
Eugene I. Lee, Jr.	280,832		30,873	*
William M. Lewis, Jr.	124,263		—	*
Kim A. Lopdrup	348,355		29,155
Senator Connie Mack, III (5)	35,467		—	*
Andrew H. Madsen	743,602	(4)	55,257	*
Clarence Otis, Jr.	1,483,658	(4)	161,796	1.11%
David T. Pickens	416,492		27,843	*
C. Bradford Richmond	260,488		27,434	*
Michael D. Rose	160,171	(4)	—	*
Maria A. Sastre	50,444		—	*
William S. Simon	4,732		—	*
All directors and executive officers as a group (24 persons)	4,222,646			3.10%

*	Less than one percent.

(1)

Includes common shares subject to stock options exercisable within 60 days of May 25, 2014, as follows: Dr. Berry, 12,000 shares; Mr. Hughes, 14,254 shares; Mr. Ledsinger, 50,990 shares; Mr. Lee, 219,639 shares; Mr. Lewis, 46,894 shares; Mr. Lopdrup, 311,319 shares; Senator Mack, 9,000 shares; Mr. Madsen, 617,088 shares; Mr. Otis, 1,138,106 shares; Mr. Pickens, 353,609 shares; Mr. Richmond, 226,668 shares; Mr. Rose, 62,744 shares; Ms. Sastre, 15,274 shares; and all directors and executive officers as a group, 3,118,703 shares.

Includes common shares held by the trustee of the Darden Savings Plan in the Employee Stock Ownership Plan for the accounts of our executive officers, with respect to which the officers have sole voting power and sole investment power, as follows: Mr. Pickens, 748 shares and all directors and executive officers as a group, 1,542 shares.

Includes restricted stock awarded under our Management and Professional Incentive Plan (“MIP”) as of May 25, 2014, with respect to which the officers have sole voting power but no investment power, as follows: Mr. Lopdrup, 6,376 shares; Mr. Madsen, 13,535 shares; Mr. Otis, 16,460 shares; Mr. Pickens, 6,333 shares; Mr. Richmond, 1,813 shares; and all directors and executive officers as a group, 42,185 shares.

Includes deferred phantom stock units allocated to the Darden stock fund under our Director Compensation Program for the accounts of the following non-employee directors, which are settled in stock, with respect to which the individuals have no voting or investment power, as follows: Mr. Fraleigh, 4,654 units; Mr. Hughes, 5,344 units; Mr. Ledsinger, 28,590 units; Mr. Lewis, 24,137 units; Senator Mack, 888 units; Mr. Rose, 38,096 units; Ms. Sastre, 10,254 units; and all directors and executive officers as a group, 111,963 units.

Includes restricted stock units awarded prior to 2001 under the Director Compensation Program, which vest upon the Director’s retirement from the Board and are settled in stock, with respect to which the individuals have no voting or investment power, as follows: Mr. Hughes, 5,816 units; Mr. Rose, 23,427 units; Ms. Sastre, 3,895 units; and all directors and executive officers as a group, 33,138 units.

(2)

Includes deferred phantom stock units allocated to the Darden stock fund in a non-qualified deferred compensation arrangement, which are settled in cash, with respect to which the individuals have no voting or investment power, as follows: Mr. Ledsinger, 6,356 units; Mr. Madsen, 92 units; Mr. Otis, 48,600 units; Mr. Pickens, 7 units; and all directors and executive officers as a group, 54,963 units.

Includes PSUs awarded under our MIP as of May 25, 2014, with respect to which officers have no voting or investment power, as follows: Mr. Lee, 30,873 units; Mr. Lopdrup, 29,155 units; Mr. Madsen, 55,165 units; Mr. Otis, 113,196 units; Mr. Pickens, 27,836 units; Mr. Richmond, 27,434 units; and all directors and executive officers as a group, 354,092 units.

(3)

For any individual or group, the percentages are calculated by dividing (a) the number of shares beneficially owned by that individual or group, which includes shares underlying options exercisable within 60 days, and the phantom stock units and restricted stock units settled in stock described in footnote 1 above, by (b) the sum of (i) the number of shares outstanding on May 25, 2014, plus (ii) the number of shares underlying options exercisable within 60 days and phantom stock units and restricted stock units described in footnote 1 above held by just that individual or group. This calculation does not include phantom stock units settled in cash or PSUs described in footnote 2 above.

(4)	Includes shares held in a trust for the following: Mr. Hughes, 7,500 shares; Mr. Madsen, 110,100 shares; Mr. Otis, 95,000 shares; and Mr. Rose, 18,130 shares.

(5)	Popularly known as Connie Mack, III, Senator Mack files Section 16 reports (Forms 3, 4 and 5) under his legal name of Cornelius McGillicuddy, III.

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS

This table shows all shareholders that we know to beneficially own more than five percent of our outstanding common shares as of May 25, 2014. As indicated in the footnotes, we have based this information on reports filed by these shareholders with us and with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	14,419,500	(3)	10.90%
Starboard Value LP 830 Third Avenue, 3rd Floor New York, NY 10022	10,672,386	(4)	8.10%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	9,722,684	(5)	7.35%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	8,724,152	(6)	6.59%

(1)

“Beneficial ownership” is defined under the SEC rules to mean more than ownership in the usual sense. Under applicable rules, you beneficially own our common shares not only if you hold them directly but also if you indirectly (such as through a relationship, a position as a director or trustee, or a contract or understanding) have or share the power to vote, sell or acquire them within 60 days.

(2)	The figure reported is a percentage of the total of 132,314,493 common shares outstanding on May 25, 2014, excluding treasury shares.

(3)

Based on a Schedule 13G/A filed February 13, 2014, as of December 31, 2013, Capital Research Global Investors beneficially owned an aggregate of 14,419,500 shares, and had sole power to vote and dispose of all those shares.

(4)

Based on the preliminary proxy statement filed on Schedule 14A filed July 29, 2014, as of July 29, 2014, Starboard Value LP and its affiliates beneficially owned an aggregate of 10,672,386 shares, and had sole power to vote and dispose of all those shares.

(5)

Based on a Schedule 13G/A filed January 28, 2014, as of December 31, 2013, BlackRock, Inc. beneficially owned an aggregate of 9,722,684 shares, and had sole power to vote 8,574,421 shares and sole dispositive power over 9,722,684 shares.

(6)

Based on a Schedule 13G/A filed February 12, 2014, as of December 31, 2013, The Vanguard Group, Inc. beneficially owned an aggregate of 8,724,152 shares, and had sole power to vote 210,224 shares, sole dispositive power over 8,527,728 shares, and shared dispositive power over 196,424 shares.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Darden’s executive compensation decisions consider shareholder feedback and reflect the Company’s commitment to pay for performance. Our leaders are focused on creating value for Darden shareholders and our executive compensation programs and decisions provide a strong alignment of the interests of the Company’s leaders with those of our shareholders.

2014 Strategic Results

2014 was a year of strategic importance with decisive action in several areas to ensure a sound operational and financial foundation that supports consistent earnings and free cash flow growth, as well as consistent return of capital to shareholders. This action included:

Priorities for Value Creation	Progress Made
Separate Red Lobster through a spin-off or sale to enhance focus and optimize brand portfolio for future success.	Red Lobster sold for $2.1 billion to Golden Gate Capital
Execute Olive Garden Brand Renaissance	Dinner menu refreshed and new lunch menu rolled out, operations simplified, food and beverage quality improved, communication platform updated to enhance brand relevance, new remodel prototype completed
Develop LongHorn into America’s favorite steakhouse	34 units added for a total of 464 units, continued to outperform the industry on same-restaurant sales in fiscal 2014 and elevated quality and broadened relevance for more occasions
Grow Specialty Restaurant Group total sales by more than $1.0 billion over the next 5 years	27 units added for a total of 196 units and achieved $1.2 billion in sales in Fiscal 2014, an increase of $249 million vs. Fiscal 2013
Further optimize operating support and direct operating costs in response to shareholder feedback	Significant cost savings to date and plan to further reduce general and administrative expenses as a percentage of sales
Better align management compensation	Implemented changes to short- and long-term incentive programs that more directly emphasize same-restaurant sales, free cash flow and relative total shareholder return
Disciplined capital allocation, reflected in reduced new unit growth and commitment to halt acquisitions	Capital expenditure, including Red Lobster, reduced by approximately $120 million vs Fiscal 2013; dividend maintained and share repurchase to be restarted

Key Leadership Changes

We also had several key leadership changes in fiscal 2014 and 2015. The Company’s focus on executive succession and talent development facilitated a smooth transition to a new leadership team. Clarence Otis, Jr., our Chairman and CEO, stepped down from his position as Chairman, effective July 28, 2014, but continues in his position as CEO until the earlier of the appointment of his successor or December 31, 2014. Mr. Otis has led the Company since 2004, seeing the Company grow to eight brands with revenues in excess of $8.7 billion. Mr. Otis’s leadership enabled us to acquire several distinguished brands including The Capital Grille, LongHorn

Steakhouse, Yard House and Eddie V’s. During Mr. Otis’s tenure as CEO, the Company grew to more than 2,200 restaurants, earnings per share doubled and we were named one of Fortune’s 100 Best Places to Work for four consecutive years.

On September 20, 2013, Andrew H. Madsen stepped down as President and Chief Operating Officer (COO). Mr. Madsen had been an integral part of our leadership team since joining the Company as Executive Vice President of Marketing for Olive Garden in 1998.

In September 2013, Eugene I. Lee, Jr., assumed the role of COO for Darden, including leadership of both Operations and Marketing across our portfolio of brands. Mr. Lee had served as President, Specialty Restaurant Group, until assuming the role of COO for Darden. Mr. Lee has more than thirty years of restaurant industry experience and is the right leader to reinforce our focus on ensuring that the in-restaurant experiences we provide evolve appropriately in response to the changing needs and desires of our guests.

David T. Pickens, our Chief Restaurant Operations Officer (CROO), departed at the end of our 2014 fiscal year. Mr. Pickens held many leadership positions during his 41 years with the Company, including President of Olive Garden for six years before returning to Red Lobster, where he began his career, to serve as President, Red Lobster, for two years prior to assuming the CROO position.

Responded to Shareholder Feedback on Executive Compensation

We continued to solicit feedback from investors on our Total Rewards Program, which contains the components for our executive compensation arrangements. During fiscal 2014, we met with a diverse mix of our institutional shareholders to discuss our Total Rewards Program for executives. Based on that dialogue and our evaluation of the Program, we are providing additional information to more fully explain how we drive strong alignment between pay and performance. In addition, we are making program enhancements for fiscal 2015 that reflect investor feedback, as well as best practice information and input from the Center on Executive Compensation and the Committee’s independent consultant, Towers Watson. To better differentiate the performance metrics of our short- and long-term incentive programs, beginning with fiscal 2015:

•

“Same-restaurant sales” will replace “total sales growth” in our annual Management and Professional Incentive Plan (MIP) bonus program. Same-restaurant sales is a year-over-year comparison of each period’s sales volumes for restaurants open at least 16 months, including recently acquired restaurants, regardless of when the restaurants were acquired. Same-restaurant sales growth is a key one-year indicator of performance in our industry (and does not take into account the sales from new restaurants opened during the fiscal year).

•

Free cash flow will be used in our long-term incentive program (our Performance Stock Unit (PSU) program), replacing earnings per share, which is a measure in our MIP. Free cash flow is defined as operating cash flow less capital expenditures and is increasingly important given the consumer demand and competitive dynamics of our industry, which are consistent with the increasing maturation of the industry.

•

Our PSU program will include a relative measure based on Darden’s Total Shareholder Return (TSR) compared to the TSR of the Standard & Poor’s 500 index over each three-year performance period. Previously, there was no component that specifically took into account our relative performance.

Darden Annual Bonus MIP Goals

	Current for Fiscal 2014	Fiscal 2015

	Total Sales Growth	Same-restaurant Sales Growth
Performance Measures
	EPS (Operating Profit for Business Units and Brands)	EPS (Operating Profit for Business Units and Brands)

Darden Long-Term Incentive (PSU) Goals

	Current for Fiscal 2014	Fiscal 2015

	Total Sales Growth	Total Sales Growth
Performance Measures
	EPS (Operating Profit for Business Units and Brands)	Free Cash Flow

Relative Return Measure	Not an explicit measure	10% Adjustment Up or Down based on 3-Year TSR Performance Relative to the S&P 500.

In addition, in fiscal 2014 we provided shareholders with an advisory vote on our executive compensation under Section 14A of the Exchange Act. At our 2013 Annual Meeting of Shareholders, shareholders expressed support for the compensation of our NEOs, with 76.9 percent of the votes cast voting approval. The Committee evaluated the results of the 2013 advisory vote. The Committee also considered many other factors in its evaluation of our executive compensation programs, as discussed in this Compensation Discussion and Analysis, including the Committee’s assessment of the interaction of our executive compensation programs with our business objectives, input from the Committee’s independent consultant and feedback from a diverse mix of our institutional shareholders, each of which is evaluated in the context of the Committee’s fiduciary duty to act in what the directors determine to be in shareholders’ best interests. As a result of those evaluations and assessments, the Committee made the enhancements to the Total Reward Program described above.

A Unifying, Motivating Culture

The foundation for shareholder value creation at Darden remains the Company’s culture. With approximately 206,000 employees, we are recognized for having a winning culture that emphasizes caring for and responding to people. It is a culture that is defined by diversity and inclusiveness, that values our team members and that is deeply committed to sustainability. These are some of the attributes behind Darden’s recognition by FORTUNE magazine, for the fourth consecutive year, as one of the “100 Best Companies to Work For.”

•	Close to half of our restaurant team members are minority and more than half are female.
•	We believe we are competitively superior to our restaurant industry peers in the diversity of our operations leadership teams.
•	At the officer level, approximately one-fifth of our leaders are minorities and approximately one-quarter are female.
•	Approximately one-third of Darden Board members are minorities and/or female.
•	Internal promotions account for more than 50 percent of our restaurant managers, 98 percent of our general managers and directors of operations and 75 percent of our officers.
•	We scored 100 out of 100 on the Human Rights Campaign (HRC) 2014 Corporate Equality Index (CEI) for our business practices and policies, being recognized as a “Best Places to Work for LGBT Equality.”
•	Hispanic Business Media named us one of its “2013 Best Companies for Diversity” and LATINA Style Magazine ranked us among the 50 best companies on its “2013 LATINA Style 50 Report.”
•

The Company’s “People, Planet & Plate” framework encompasses food safety, seafood stewardship, animal welfare, thoughtful consideration of the nutritional content of the meals we serve and better understanding and managing of our environmental “footprint.”

2014 Financial Results

We believe that our Company has long had an industry leadership position, with brands that have had competitively superior average annual sales per restaurant and restaurant level returns, as well as an effective and efficient operating support platform. For that reason, we establish aggressive financial targets.

•

Fiscal 2014 total diluted net EPS were $2.15, which compares to $3.13 last year. For the fiscal year, diluted net EPS were adversely affected by approximately 32 cents due to strategic plan action costs and charges related to various impairments.

•

For fiscal 2014, total sales from continuing and discontinuing operations were $8.76 billion, a 2.4% increase from $8.55 billion last year. As a result of the sale of Red Lobster, operating results for Red Lobster and two closed synergy restaurants are included in discontinued operations.

•

Total sales for fiscal 2014 include sales of $6.29 billion from continuing operations and sales of $2.47 billion from discontinued operations. Total sales for fiscal 2013 include sales of $5.92 billion from continuing operations and sales of $2.63 billion from discontinued operations.

•

The increase in total sales reflects 5.6% of growth in sales for the year due to new restaurants (including incremental operating weeks this year compared to last year as a result of the acquisition of 40 Yard House restaurants in the second quarter of last year), and same-restaurant sales growth of 2.7% for LongHorn Steakhouse and 1.6% for the Company’s Specialty Restaurants, offset partially by same-restaurant sales declines of 3.4% for Olive Garden and 6.0% for Red Lobster.

Our fiscal 2014 annual bonuses are based on both individual performance and the achievement of target goals for diluted net EPS and sales growth. Our bonus targets were set by the Committee at the beginning of the fiscal year, and as a result, are based on total Company sales (from both continued and discontinued operations) and diluted net EPS. In addition, the amounts shown in the table below for fiscal 2014 for bonus purposes exclude strategic action plan costs and certain impairment charges.

Fiscal 2014 Financial Results for Annual Bonus Purposes

Sales (in billions)
As reported:
Continuing operations	$6.29
Discontinued operations (due to Red Lobster sale)	$2.47

Total sales	$8.76
Sales for bonus purposes	$8.76

Diluted net EPS
As reported:	$2.15
Strategic action plan costs and certain impairment charges	$0.28
EPS for bonus purposes	$2.43

The chart below displays cumulative total sales growth from fiscal 2009 through fiscal 2014 for Darden on a combined basis (with Red Lobster), as well as cumulative total sales growth for the period for Darden on a continuing basis (Darden’s brands excluding Red Lobster) and for Red Lobster. As indicated, sales growth for the Company has been much more robust excluding Red Lobster. The expectation that this would continue to be the case was an important consideration in the development of the Company’s strategic action plan.

Cumulative Sales Growth FY2009—FY2014

Pay for Performance

We believe that linking pay to the achievement of both short- and long-term goals is critical to employee engagement and to driving the long-term success of the Company. Our Total Rewards Program:

•	Maintains a critical line of sight between Company performance and individual rewards;
•	Supports good corporate governance and compensation best practices;
•	Mitigates business risk;
•	Strengthens our ability to attract, retain, and reward critical talent; and
•	Aligns the financial interest of the executive officers with those of the shareholders by requiring the officers to hold Darden equity.

For fiscal 2014, annual bonus awards to our NEOs were driven largely by the extent to which the Company achieved diluted net earnings per share (EPS) and sales goals established at the beginning of the fiscal year. Our financial performance in fiscal 2014 fell below our expectations, with both earnings and sales well below target. The bonus awards to the CEO and other NEOs for the year reflect these results, continuing our track record of strongly linking annual financial performance and annual incentive pay.

Our CEO’s compensation at target is closely aligned with shareholder interests, with 81 percent performance-based and 62 percent equity-based. In addition to maintaining an appropriate mix of compensation at target for our CEO, we require that he hold Darden equity valued at six times his annual salary, and he is well above that threshold.

CEO Compensation Mix at Target

There is strong linkage between our CEO’s realizable pay and our TSR. Our below target financial performance in fiscal 2014 put downward pressure on our TSR and our performance is reflected in the compensation delivered to our CEO (and our other NEOs). The alignment over time between our CEO’s compensation and our Company’s performance as measured by TSR is illustrated in the graph below. It shows average annual compensation for our CEO for the three most recent three-year performance periods compared to our Company’s average annual TSR for those performance periods. Realizable pay is computed as our CEO’s reported pay, which includes actual annual base salary and actual annual bonus plus his long-term incentive awards valued using the Company’s stock price on the last trading day of each three-year period. Realizable pay is an additional reference point to illustrate the value our CEO can realize from his equity awards as of the end of each fiscal year. This value will be higher or lower than the grant date value reflected in the Summary Compensation Table depending on the price of our common stock at the end of each fiscal year. We show realizable pay below because we believe it provides additional information on the compensation our CEO has (base salary and MIP bonus) and could (LTI) receive.

CEO’s Average Annual Target and Realizable Pay and Darden’s Average Annual Total Shareholder Return for the Most Recent 3-Year Performance Periods

Notes:

Realizable pay is calculated as our CEO’s reported pay, which includes actual annual base salary and actual annual bonus plus his annual long-term incentive award valued using the Company’s stock price on the last trading day of the three-year period. (Option values reflect the spread value of awards granted within the three-year period. PSU values are based on awards granted within the three-year period and their value reflects the actual shares that were earned where the performance period was completed within that three-year period otherwise the target number of shares were used.)

Target annual MIP bonus in the target pay calculation reflects a 1.0 Company and individual rating for all years.

Key Features of Our Total Rewards Program

The Committee believes that the Total Rewards Program includes key features that reflect best practices in executive compensation.

What We Do	What We Don’t Do
We pay for performance.	We do not pay dividend equivalents on unvested long-term Incentives (effective May 31, 2009).

We use long-term incentives to link the majority of our NEO pay to Company performance over time.	We do not allow repricing of underwater stock options.

We balance short-term and long-term Incentives.	We do not normally enter into multi-year employment contracts.*

We cap incentive awards.	We do not provide tax gross-ups for NEOs.
We have robust stock ownership requirements.	We do not automatically accelerate vesting of equity upon a change-of-control; a “double trigger” is required.

We have a claw-back policy.

We have double-trigger equity vesting in the event of a change-of-control.

We retain an independent compensation consultant.

We provide broad-based benefits to our executives.

*

We did enter into an agreement with Mr. Lee dated August 13, 2007 in connection with the acquisition of RARE Hospitality International, Inc. (“RARE”) on October 1, 2007. We also entered into agreements with Messrs. Madsen and Pickens in connection with their retirements. The terms of Mr. Lee’s agreement and the Management Continuity Agreements are more fully described in the section below entitled “Executive Compensation-Potential Payments Upon Termination or Change of Control.” The terms of the agreements with Messrs. Madsen and Pickens are more fully described in the section below entitled “Other Named Executive Officer Compensation—Retired NEOs.”

Executive Talent and Total Rewards Philosophy

Our executive talent and total rewards philosophy enables us to attract well-qualified executives and to motivate and reward them for business results and leadership behaviors that drive our business strategy. We are committed to a pay for performance culture that includes high standards of ethical behavior and corporate governance. We believe our Total Rewards Program is aligned with shareholder interests.

Incentive Opportunities Drive Our Business Strategy and Are Aligned with Shareholders’ Interests

Our Total Rewards Program in general, and our incentive opportunities in particular, are designed to meet our two primary goals, which are to win financially and to create a strong culture. Our incentive opportunities are designed to drive strong and sustainable profitable sales growth and maximize TSR. Our Performance Stock Unit (PSU) incentive opportunity has a three-year performance period. Our Company has delivered a TSR that is below the S&P 500 median on a three-year rolling basis.

Total Shareholder Return on a Rolling 3-Year Basis

Our stock option incentives, which have a 10-year term, are designed to drive performance over the long term. Our Company has consistently generated a TSR that is well above the S&P 500 median on a rolling ten-year basis over much of the past decade, although our TSR has been more consistent with the S&P 500 median the last few years.

Total Shareholder Return on a Rolling 10-Year Basis

Incentive Compensation Aligned with Performance

Total direct compensation (salary, annual incentives, and long-term incentives) for our NEOs is structured so that at least two-thirds of the total value at target is attributable to Company and individual performance. We have a pay for performance culture and our NEOs receive higher bonus awards when financial targets are met or exceeded and lower bonus awards when financial targets are not met. Our targets are set to reward our NEOs with bonus payouts that are top quartile for our compensation peer group when they deliver results that are consistent with a projected TSR in the top quartile of the S&P 500 and bonus payouts that are well below median (and may be zero) for performance that falls short of the median of the S&P 500.

Elements of Our Total Rewards Program

Our Total Rewards Program for NEOs is comprised of base salary, annual incentives, long-term incentives, perquisites, and retirement, savings and non-qualified deferred compensation plans. Our NEOs also are eligible to participate in the health benefits available to our U.S. salaried employees. The table below describes each element in the Total Rewards Program for our NEOs, why we provide each element, how we determine the amount, and what each element is intended to reward:

Total Rewards Element	Why we provide it	How we determine the amount	What it is intended to reward

Base Salary	To provide a competitive level of fixed pay based on: Size, scope and complexity of the individual’s role; individual’s performance; and relative position compared to market pay information.	Approximately the median of compensation peer group of companies.	Individual performance and level of experience and responsibility.

Annual Incentives (MIP)

To provide performance-based pay for annual performance.

Company performance measures for fiscal 2014: EPS for corporate officers and operating profit for business unit or group presidents (70 percent) and Sales (30 percent).

Company performance measures for fiscal 2015: EPS for corporate officers and operating profit for business unit or group presidents (70 percent) and Same-restaurant Sales (30 percent).

Company rating is determined based solely on Company performance for NEOs other than business unit or group presidents, whose Company ratings are based on business unit or group results (80 percent) and Darden results (20 percent).

		Performance based: Award opportunities range from zero to above median for compensation peer group of companies.	Company performance and individual performance.

Total Rewards Element	Why we provide it	How we determine the amount	What it is intended to reward

Long-term Incentives (LTI)

To drive value creation for shareholders over the long-term.

Provides at-risk performance pay opportunity for long-term performance.

A combination of PSUs (1/3 of LTI grant value) and stock options (2/3 of LTI grant value) for officers.

Stock Options drive TSR over the long-term (10 years).

PSUs drive sales and EPS growth over intermediate term (3 years).

		Performance based: Award opportunities range from zero to above median for compensation peer group of companies.	Rewards overall Company performance.

Perquisites

To provide competitive total rewards and to deliver value beyond the cash equivalent value of the benefit delivered.

All of our NEOs receive an annual physical examination, a limited allowance toward a Company car, and an annual financial counseling benefit.

		Approximately the median of compensation peer group of companies.	Reinforces our goal of creating a culture that is a special place to be.

Retirement, Savings and Health Benefits

To provide competitive retirement and health benefits to our employees.

Our NEOs participate in the same benefit plans made available to our U.S. employees who meet the IRS definition of highly compensated employee ($115,000 for 2014).

		Approximately the median of compensation peer group of companies.	Provides a level of financial protection in the event of illness, disability or death and provides a reasonable level of retirement income based on years of service and Company performance.

Base Salary

We provide competitive base salaries to our NEOs in recognition of their job responsibilities. In addition to external competitive market data (what our peer companies pay for similar positions), we consider individual work experience, leadership, knowledge and internal parity among those performing like jobs when setting salary levels. Annual salary increases are primarily driven by individual performance and market adjustments based on the relative position of the individual’s salary to market data.

Annual Incentives

We establish competitive annual performance bonus opportunities as a percent of salary for our NEOs that:

•	Motivate attainment of annual financial goals,
•	Link annual cash compensation to achievement of key business objectives, which includes business unit/brand and overall Company performance, and
•	Reward individual performance and contribution.

Our NEOs participate in the MIP, an annual incentive plan. The MIP requires that the Company have consolidated earnings for the fiscal year in order for awards to be made for that year. Assuming that condition is satisfied, the Committee has the discretion to establish the elements used to determine annual incentive awards and payments, if any, to be made, subject to certain limitations. The maximum awards payable for any plan year to any individual MIP participant may not exceed two tenths of one percent (0.2 percent) of the Company’s annual sales for the year. The bonus amounts actually paid to our NEOs are based on both individual and Company performance, as described on pages [    -     ] and [    -     ].

Fiscal Year 2014 Performance Goals for Annual MIP Bonus Purposes*

*Reconciliation to reported amounts is contained under “2014 Financial Results” above.

Long-term Incentives

We establish LTI opportunities as a dollar value for our NEOs that:

•

Motivate achievement of our objective of winning financially, which involves delivering competitively superior earnings and sales performance annually and building value for shareholders over the long term;

•	Vary in the size of award, based primarily on individual performance; and
•	Vary in the ultimate actual value of the awards based on:

•	The degree to which long-term operational goals are attained; and
•	The Company’s return to shareholders as measured by the Company’s stock price.

We deliver LTIs to our NEOs using two types of equity awards to provide an appropriate balance of incentives between intermediate term (3 year) performance and longer term (10 year) performance. Two-thirds of the LTI grant value is delivered in stock options, which have value only if there is an increase in value recognized by our shareholders over the longer term. The remaining one-third of the LTI grant value is delivered in PSUs, which focus our executives on sustained profitable sales growth. This mix of stock options and PSUs supports our pay-for-performance objective by tying vested awards to stock price appreciation and, in the case of PSUs, the achievement of financial metrics that are key drivers of long-term shareholder value creation. We granted our NEOs the following long-term incentives in fiscal 2014:

•

Stock options, with an exercise price equal to the closing price of our common stock on the grant date and which vest 50 percent on the third and fourth anniversary of the grant and expire ten years from the grant date.

•

PSUs, which are paid in cash after the end of a three-year performance period and are determined by multiplying the number of PSUs granted by the average level of achievement of the goals (to determine the number of PSUs earned) and multiplying that result by the Company’s closing stock price on the vesting date. Actual awards (excluding dividends) may range from 0 percent to 150 percent of the PSUs granted. PSUs receive no dividend equivalents on unearned or unvested units. For fiscal 2014 and prior years, the PSUs were based on performance against the following metrics, weighted equally:

•	Sales: operational sales growth for each year of the performance period; and
•	EPS: diluted net EPS growth for each year of the performance period.

In addition, PSU awards provide for pro-rata vesting upon early retirement (after attainment of age 55 with 10 years of service); involuntary termination of employment after an individual’s age and service is at least equal to 70 years; or disability; and for full vesting if, within two years following a “change of control” of the Company, an individual is terminated involuntarily without cause or voluntarily terminates with “good reason” (where such terms are defined in the PSUs in a manner that is substantially similar to the definition of those terms in our Management Continuity Agreements, as explained in more detail under the heading “Payments Made Upon Termination or Change of Control” on page [        ]).

For fiscal 2014, our diluted net EPS growth and sales growth were below target. As a result, the PSUs granted in 2011 vested at the end of fiscal 2014, and vesting was 35 percent of target based on an average of our achievement of target in fiscal 2012 (67 percent of target), fiscal 2013 (8 percent of target), and fiscal 2014 (29 percent of target).

Perquisites

We provide limited perquisites to our NEOs that we believe are appropriate to enable business continuity and minimize work distractions, which include an annual physical examination, and a limited allowance toward a Company car, an annual financial counseling benefit, and miscellaneous expenses. We do not provide executive medical, health or insurance programs. Our executives participate in the broad-based health and insurance plans available to our U.S. employees.

Other Benefits

Our NEOs receive the same employee benefits provided to other salaried U.S. employees. These benefits include:

•

Non-Qualified Deferred Compensation Plans. Our NEOs participate in the non-qualified FlexComp Plan and are not eligible to participate in Darden’s qualified plans. The FlexComp Plan allows participants to defer receipt of up to 25 percent of their base salaries and up to 100 percent of their annual incentive compensation. Amounts deferred under the FlexComp Plan are payable in cash on a date in the future. Benefits under the FlexComp Plan are unsecured promises to pay by the Company and are not secured by trust assets. Distributions are normally made in the form of a single sum cash payment. Participants may also elect to receive 5-year or 10-year installment payments. We make contributions into the FlexComp Plan for our NEOs in place of benefits under our qualified retirement and savings plans. These Company contributions are distributed upon the participant’s retirement or termination of employment. The Company contributions consist of two components: a matching contribution ranging from 1.5 percent to 7.2 percent of the employee’s base salary plus annual cash incentive earned during the fiscal year, based on Company performance, and a fixed amount. The fixed amount for our CEO, Mr. Otis, and for Messrs. Lee and Lopdrup is 4 percent of their annual cash compensation. For Messrs. Madsen, Richmond and Pickens, who were hired before June 25, 2000, the fixed contribution is based on age and years of service and ranges from 12 percent to 18 percent of annual cash compensation. The FlexComp Plan does not have a guaranteed rate of return or guaranteed retirement benefit. Our contributions for the NEOs in fiscal 2014 are included in the “All Other Compensation” column of the Summary Compensation Table.

•

Qualified Retirement Plans. None of our NEOs are currently active participants in the Retirement Income Plan, a qualified retirement plan sponsored by us. Messrs. Richmond and Pickens participated in the Retirement Income Plan prior to attaining their current positions and they will receive benefits upon retirement. The Retirement Income Plan is funded from a pension trust maintained by us.

•

Qualified Darden Savings Plans. The Darden Savings Plan is the Company’s qualified savings plan and provides eligible employees with automatic savings through payroll deduction, company matching contributions, deferral of income through before-tax contributions, and a choice of investment funds. Messrs. Richmond and Pickens participated in the Darden Savings Plan prior to assuming their current positions and prior to implementation of the FlexComp Plan. Mr. Lee has a balance due to the merger of the RARE 401(k) plan into the Darden Savings Plan. Although they can no longer make contributions to the Plan, Messrs. Lee, Richmond and Pickens have vested benefits in the Darden Savings Plan as of May 26, 2014 of $21,865, $342,593, and $37,545, respectively.

Compensation Decisions for Fiscal 2014 Performance

Company ratings are determined based solely on Company performance for NEOs other than business unit or group presidents, whose Company ratings are based on business unit or group results (80 percent) and Darden results (20 percent). Company rating performance measures for fiscal 2014 were:

Performance Metric	Weighting
Corporate
Diluted Net EPS Growth	70 percent
Net Sales	30 percent
Business Unit—Specialty Restaurant Group (“SRG”) or Red Lobster business unit
Operating Profit Growth—Business unit or group	70 percent
Net Sales—Business unit or group	30 percent

Fiscal 2014 bonus targets were set by the Committee at the beginning of the fiscal year and were not modified to account for the sale of Red Lobster. In addition, fiscal 2014 results for bonus purposes exclude strategic action plan costs and certain impairment charges.

Goals for fiscal 2014 were established based on an expectation that fiscal 2014 would be a year of strategic focus and investment. And, while fiscal 2014 was a year of significant strategic transition and progress, it was also a year in which sales growth and earnings were below target.

Financial Results for Annual Bonus Purposes

Financial Objective	FY2013 Results	FY2014 Bonus Target	FY2014 Actual	FY2014 Results for Bonus Purposes	Corporate Performance Ratings Based on Goal Achievement
Sales (in billions)
Total Sales	$8.55
Continuing operations			$6.29
Discontinued operations (Red Lobster sale)			$2.47
Total sales for bonus purposes		$8.94	$8.76	$8.76	0.72
Diluted net EPS
As reported:	$3.13		$2.15	$2.15
Strategic action plan costs and certain impairment charges				$0.28
EPS for bonus purposes		$2.56	N/A	$2.43	0.43

Fiscal 2014 results on these corporate performance measures translated into a 0.64 Corporate Performance Rating, which reflects 64 percent achievement of the target bonus.

Corporate Performance Measures	FY2014 Corporate Performance Ratings	Goal Weighting	Corporate Performance Rating Calculation
Diluted Net EPS Growth (weighted 70 percent)	0.72	70 percent	51 percent
Net Sales Growth (weighted 30 percent)	0.43	30 percent	13 percent
Bonus as Percent of Target			64 percent

Our annual corporate performance ratings can vary significantly based on our Company’s performance in the fiscal year. One way to assess how difficult or likely it would be for our Company to achieve annual bonus goals is to look at our historical results.

•

In the past ten years (fiscal years 2005 through 2014), our corporate performance ratings have ranged from a low of 0.22 to a high of 1.89. Over this 10-year period, annual corporate performance ratings have averaged 1.00.

•

In the past twenty years (fiscal years 1995 through 2014), our corporate performance ratings have ranged from a low of 0.22 to a high of 2.00. Over this 20-year period, annual corporate performance ratings have averaged 1.21.

CEO Compensation

Clarence Otis, Jr. assumed the role of CEO in November 2004 and the additional role of Chairman of the Board in November 2005. Mr. Otis has been with the Company for 19 years, following 11 years of experience in the financial services industry. Mr. Otis continues our practice of developing and promoting leaders from within our Company.

Mr. Otis will continue in the CEO role until the earlier of the appointment of his successor or December 31, 2014. Compensation related to Mr. Otis’s departure will be described in next year’s proxy statement. Mr. Otis’s compensation related to fiscal 2014 is discussed below.

Working with the Committee’s consultant, the Committee determines and recommends to the other independent directors for approval, the CEO’s base salary, annual incentive plan payment under the MIP (consistent with the terms of such plan) and long-term incentive program awards. In its review, the Committee considered the market analysis provided by the Committee’s consultant and the individual performance rating. The independent directors determined the performance rating for the CEO based on the Committee’s recommendation.

The Board based its assessment of Mr. Otis primarily on the evaluation of Company performance as summarized under “Compensation Decisions for Fiscal 2014 Performance” on pages [    ] and [    -     ]. In addition to Company performance, our CEO was evaluated by the Committee for his individual performance against his annual individual goals, which were approved by the Committee early in fiscal 2014. The goal setting process is described on pages [     -     ], where Financial, Guest, Employee and Process Excellence objectives and success measures are defined. Written evaluations from each non-employee member of the Board, for his performance were obtained and reviewed. And, as part of the process, our CEO provides a self-assessment. The Committee discusses the CEO’s self-assessment as well as the Committee members’ and all other independent Board members’ assessments of the CEO’s performance in an executive session at which the CEO is not present. In a year with challenging macro-economic and competitive pressures, Mr. Otis drove the strategic repositioning of the Company. However, as noted above, the Company’s financial performance was disappointing and this performance was the primary driver of Mr. Otis’s assessment. Please see pages [    ] and [     -     ] for a description of the assessment of Company performance and how Company Performance Ratings are determined.

As reported in last year’s proxy, in July 2013 the Committee increased the CEO’s salary by 3.0 percent to $1,211,300 in light of his contribution to our Company’s success, his leadership and a review of market data. This salary increase occurred in fiscal 2014 and is reflected in the Summary Compensation Table on page [    ]. In June 2014, the Committee did not increase the CEO’s salary.

The calculated annual MIP bonus for our CEO was $732,344, equal to 60.5 percent of his base salary based on performance relative to his individual and business objectives. This amount is reflected in the Summary Compensation Table. The LTI grant for fiscal 2014 (made in July 2013) for our CEO is included in the table entitled “Grants of Plan-Based Awards for Fiscal 2014.”

There is a significant difference in cash components of compensation (base salary, annual MIP bonus, and the PSU portion of long-term incentive) paid to the CEO when the Company has superior performance (resulting in a 1.40 corporate performance rating and 100% PSU payout) versus performance resulting in a 1.00 corporate performance rating and 50% PSU payout). The chart below demonstrates the range of performance goals and corresponding range of cash-based compensation for performance periods ending in fiscal 2014 for our CEO. The chart shows base salary paid to our CEO during fiscal 2014, the annual MIP bonus paid to our CEO based on fiscal 2014 performance and the PSU payout based on Company performance over the three-year performance period ending with fiscal 2014.

Fiscal 2014 Cash Compensation Opportunities for Fiscal 2014

Other Named Executive Officer Compensation

Eugene I. Lee, Jr. became our President and Chief Operating Officer (COO) following Mr. Madsen’s retirement announcement. Prior to serving as our COO, Mr. Lee had been our President of Specialty Restaurant Group since October 2007, when Darden acquired RARE and formerly was President and Chief Operating Officer for RARE. Mr. Lee was with RARE for 11 years and has more than 20 years of restaurant experience, including 11 years with General Mills, Inc., our former parent company. Aligned with our Total Rewards Program and practices, considering his performance and assessing market competitiveness, the CEO’s recommendation and advice from its independent consultant, the Committee took the following compensation actions with respect to Mr. Lee:

•

Based on the assessment of his individual and business unit performance for fiscal 2014, the Committee awarded Mr. Lee an annual MIP bonus award of $337,500, based on a bonus opportunity as a percent of salary of 60% for the portion of the year that he was President, SRG and 70% for the portion of the year that he was COO.

•

As reported in last year’s proxy, in July 2013 the Committee increased Mr. Lee’s salary by 1.5% to $577,500. Upon Mr. Lee’s promotion to COO in September 2013, the Committee increased Mr. Lee’s salary to $700,000. These salary increases occurred in fiscal 2014 and are reflected in the Summary Compensation Table on page [    ].

•	The LTI grant for fiscal 2014 (made in July 2013) and the LTI grant made in September 2013 upon his appointment to COO are included in the table entitled “Grants of Plan-Based Awards for Fiscal 2014.”
•	In June 2014, the Committee increased Mr. Lee’s salary by 2 percent to $714,000. This salary will be reflected in next year’s Summary Compensation Table.

C. Bradford Richmond has been our Senior Vice President and Chief Financial Officer (CFO) since December 2006. He has been with the Company for 31 years. Aligned with our Total Rewards Program and practices, considering his performance and assessing market competitiveness, the CEO’s recommendation and advice from its independent consultant, the Committee took the following compensation actions with respect to Mr. Richmond:

•

Based on the assessment of his individual and business unit performance for fiscal 2014, the Committee awarded Mr. Richmond an annual MIP bonus award of $198,030, based on a bonus opportunity as a percent of salary of 60%.

•

As reported in last year’s proxy, in July 2013 the Committee increased Mr. Richmond’s salary by 2 percent to $544,900. This salary increase occurred in fiscal 2014 and is reflected in the Summary Compensation Table on page [    ].

•	The LTI grant for fiscal 2014 (made in July 2013) for Mr. Richmond is included in the table entitled “Grants of Plan-Based Awards for Fiscal 2014.”
•	In June 2014, the Committee increased Mr. Richmond’s salary by 3 percent to $561,200, effective in fiscal 2015. This action will be reflected in next year’s Summary Compensation Table.

Kim Lopdrup is our CEO Elect, Red Lobster since January 2014. Mr. Lopdrup served as President, Red Lobster for seven years before serving as Darden’s business development leader from June 2011 until July 2013. Aligned with our Total Rewards Program and practices, considering his performance and assessing market competitiveness, the CEO’s recommendation and advice from its independent consultant, the Committee took the following compensation actions with respect to Mr. Lopdrup:

•

Based on the assessment of his individual and business unit performance for fiscal 2014, the Committee awarded Mr. Lopdrup an annual MIP bonus award of $303,870, based on a bonus opportunity as a percent of salary of 60%.

•

In July 2013 the Committee increased Mr. Lopdrup’s salary by 2 percent to $574,600. Upon Mr. Lopdrup’s promotion to SVP, Specialty Restaurant Group and New Business in September 2013, the Committee increased Mr. Lopdrup’s salary to $600,000. These salary increases occurred in fiscal 2014 and are reflected in the Summary Compensation Table on page [    ].

•

The LTI grant for fiscal 2014 (made in July 2013) and the LTI grant made in September 2013 upon Mr. Lopdrup’s appointment to SVP, Specialty Restaurant Group and New Business, are included in the table entitled “Grants of Plan-Based Awards for Fiscal 2014.”

•

In December 2013, Mr. Lopdrup was appointed CEO Elect, Red Lobster with no change in compensation. With the expectation that Mr. Lopdrup will lead the Red Lobster business after its separation from Darden, the Committee did not award Mr. Lopdrup a salary increase in June 2014.

Other Named Executive Officer Compensation—Retired NEOs

Andrew H. Madsen, our former President and Chief Operating Officer, retired in November 2013, at the end of the second quarter, to facilitate the Company’s organizational redesign and talent planning. Prior to his retirement, Mr. Madsen contributed to the Company’s performance as a member of the Executive and Operating Teams and a member of the Board. Mr. Madsen’s retirement-related compensation is described in more detail on pages [     -     ]. In connection with Mr. Madsen’s retirement, on November 22, 2013, the Company entered into an agreement with Mr. Madsen. Under the agreement, for approximately twenty-one months following his retirement, Mr. Madsen will receive his regular weekly gross base salary, will remain eligible to participate in medical, dental, and vision programs similar to his current coverage level, and will continue to vest in existing equity awards in accordance with the terms of the applicable award agreements. In addition, Mr. Madsen will retain certain other ancillary benefits for limited periods, including physical examination and financial counseling benefits. The agreement includes customary confidentiality, non-solicitation, non-competition, non-disparagement and release provisions. Mr. Madsen received an annual MIP bonus award for fiscal 2014, pro-rated for his active service during the fiscal year, of $206,319. The LTI grant for fiscal 2014 (made in July 2013) for Mr. Madsen is included in the table entitled “Grants of Plan-Based Awards for Fiscal 2014.” As reported in last year’s proxy, in July 2013 the Board increased Mr. Madsen’s salary by 2 percent to $866,200. This salary is reflected in the Summary Compensation Table on page [    ].

David T. Pickens served as our Chief Restaurant Operations Officer (CROO) from July 2013 until his retirement on May 25, 2014, the end of the fiscal year. From June 2011 until July 2013, he was our President, Red Lobster. During fiscal 2014, he served as President, Red Lobster, for a portion of the year and as CROO for most of the year. Prior to June 2011, Mr. Pickens was our President of Olive Garden from December 2004 to June 2011. Mr. Pickens had been with the Company for 41 years. Aligned with our Total Rewards Program and practices, considering his performance and assessing market competitiveness, the CEO’s recommendation and advice from its independent consultant, the Committee took the following compensation actions with respect to Mr. Pickens:

•

Based on the assessment of his individual and business unit performance for fiscal 2014, the Committee awarded Mr. Pickens an annual MIP bonus award of $196,517, based on a bonus opportunity as a percent of salary of 60%.

•

As reported in last year’s proxy, in July 2013 the Committee increased Mr. Pickens’s salary by 2 percent to $574,600. This salary increase is reflected in the Summary Compensation Table on page [    ]. There was no change in compensation upon Mr. Pickens appointment to CROO in July 2013.

•	The LTI grant for fiscal 2014 (made in July 2013) is included in the table entitled “Grants of Plan-Based Awards for Fiscal 2014.”
•

To enable our organizational redesign and talent planning, on May 23, 2014, the Company entered into an agreement with Mr. Pickens. Under the agreement, for approximately eighteen months following his retirement, Mr. Pickens will receive his regular weekly gross base salary, will remain eligible to participate in medical, dental, and vision programs similar to his current coverage level, and will continue to vest in existing equity awards in accordance with the terms of the applicable award agreements. In addition, Mr. Pickens will retain certain other ancillary benefits for limited periods, including physical examination and financial counseling benefits. The agreement includes customary confidentiality, non-solicitation, non-competition, non-disparagement and release provisions.

Setting Compensation and Performance Targets

The Committee uses a compensation peer group to assess the competitiveness of the compensation of our NEOs. We benchmark financial performance using the S&P 500. In fiscal 2014, when we set performance targets for diluted net EPS and net sales, we took the S&P 500 competitive set and the projected industry sales growth into consideration. Please see page [    ] for more information about how our Company’s TSR compares to the TSR delivered by the S&P 500.

Setting Performance Targets

At the beginning of each fiscal year, the Committee choses financial measures and establishes a grid for each measure that is used to determine both annual incentive and long-term incentive awards for the NEOs.

The target setting process for our annual and our long-term incentive programs is informed by what we project to be the TSR for both median and top quartile of the S&P 500. Our process also uses industry benchmarks, focusing on the full-service dining segment and on such metrics as historical and projected same-restaurant sales and guest counts. This process is grounded in, and the Company’s diluted net EPS and sales targets for fiscal 2014 were established in part based on, a model that relies heavily on cash flow return on invested capital.

For the annual incentive awards for fiscal 2014, Darden’s net sales growth is weighted 30 percent and Darden’s diluted net EPS growth is weighted 70 percent. For PSUs for fiscal 2014, Darden’s net sales growth is weighted 50 percent and Darden’s diluted net EPS growth is weighted 50 percent. Performance against grids based on these measures drove 100 percent of the corporate performance rating for the entire year for Messrs. Otis, Richmond, Lopdrup and Madsen, and for the portion of fiscal 2014 that Messrs. Lee and Pickens served as COO and CROO, respectively. For the portion of fiscal 2014 that Messrs. Lee and Pickens served as the President of Specialty Restaurant Group and the President of Red Lobster, respectively, performance against grids based on these measures drove 20 percent of the corporate performance rating and the remaining 80 percent of the Corporate Performance Rating was tied to the operating profit and sales growth results of the Specialty Restaurant Group and Red Lobster, respectively.

Compensation Peer Group

To assure that our Total Rewards Program is appropriately competitive in the labor marketplace, the Committee, with the assistance of management and Towers Watson, compares our total reward levels to the total reward levels of the companies in our compensation peer group. The Committee reviews the list of companies included in our compensation peer group from time to time. These companies were identified through consultation with the Committee’s independent consultant, Towers Watson. The Compensation Peer Group is comprised of companies in restaurant, retail, hospitality and branded consumer goods industries that meet one or more of the following criteria:

•	Industry competitors in the dining space;
•	Direct competitors for executive talent;
•	Companies with similar business dynamics, geographic dispersion, workforce demographics, brand equity and company culture; and
•	Companies with revenues typically in the range of 50 percent to 200 percent of Darden’s revenues.

Restaurant	Retail	Hospitality	Consumer Packaged Goods
Bob Evans Farms Inc.	Gap, Inc.	Carnival Corporation	ConAgra Foods, Inc.
Brinker International, Inc.	Limited Brands, Inc.	Hilton Hotels Corporation	General Mills, Inc.
Buffalo Wild Wings, Inc.	Nordstroms Inc. VF Corporation	Marriott International, Inc. Royal Caribbean Cruises Ltd.	The Hershey Company Kellogg Company
Cracker Barrel Old Country Store, Inc.		Starwood Hotels & Resorts Worldwide Inc.
Denny’s Corporation		Wyndham Worldwide Corporation
Jack-in-the-Box, Inc.
McDonald’s Corp.
P.F. Chang’s China Bistro
Panera Bread Company
Papa John’s International Inc.
Starbucks Corporation
Texas Roadhouse, Inc.
The Cheesecake Factory Incorporated
The Wendy’s Company
YUM! Brands, Inc.

Determining Compensation

The Committee regularly reviews each element of compensation and annually reviews the details of each executive officer’s compensation. The Committee also determines total rewards packages for new executive officers when they are hired. All rewards are measured in the context of our Total Rewards philosophy. The Committee considers input from its independent consultant, Towers Watson, throughout this process.

With input from its independent consultant, the Committee regularly reviews market reward levels to determine if the rewards for our officers remain at the targeted levels and makes adjustments when appropriate. This assessment includes evaluation of our Total Rewards Program against a peer group of companies. The Committee assesses the data by reviewing positions with comparable complexity and scope of responsibility to the positions at our Company. In fiscal 2014, the Committee evaluated base salary levels, target annual incentive levels and target long-term incentive levels for our NEOs based on market data and benchmarking information provided by Towers Watson that reflected the Company’s peer group.

2014 Compensation Mix at Target

Our Total Rewards Program supports our philosophy of aligning incentive compensation with performance and designing incentive opportunities that drive business strategy and creation of long-term value for shareholders. Our incentive opportunities are also designed to facilitate achieving results the right way, which to us means doing so while practicing leadership behaviors that contribute to making the Company a special place. Between 68 percent and 81 percent of total direct compensation, at target performance, for our NEO positions for fiscal 2014 is tied to performance, as shown below.

NEO Total Direct Compensation Mix at Target Performance Level

Individual Performance Assessment

The Committee, comprised solely of independent members of the Board, regularly reviews each element of compensation and annually reviews the details of each executive officer’s compensation. The Committee considers input from its independent consultant, Towers Watson, throughout this process. Please see pages [    ] and [        -         ] for a description of the assessment of Company performance and how Compensation Decisions for Fiscal 2014 Performance are determined.

We believe executives should have a high percentage of variable total compensation to help ensure that their interests are aligned with those of our shareholders. Annual and long-term incentives are designed to reward executives primarily for the achievement of financial objectives. However, individual payout and grant levels are also influenced by the factors listed below, for which no specific goals or weightings are assigned:

•	Potential impact the individual may make on our Company now and in the future;
•	Internal pay relativity;
•	Level of experience and skill;
•	Individual performance compared with individual performance and leadership goals set annually;
•	Market competitive compensation rates for similar positions; and
•	Need to attract and retain executive talent.

The Committee is responsible for reviewing all rewards paid to our executive officers and for approving the awards to our executive officers, except our CEO, whose awards are approved by the independent directors of the Board based on recommendations by the Committee. Please see the “CEO Compensation” section on pages [        -        ] for a description of the process used to determine CEO compensation.

For our other NEOs, the CEO provides the Committee with his assessment of the performance of the other executive officers and his compensation recommendations. The Committee, with the CEO present, discusses each executive officer’s performance, including how the CEO’s compensation recommendations compare to the market pay levels of the compensation peer group and to the compensation levels of the other executive officers at the Company. The Committee then approves or modifies the CEO’s recommendations.

Individual performance ratings are based on both the achievement of specific annual objectives (the “what”) and the leadership behaviors the individual demonstrated in achieving the objectives (the “how”). The objectives are based on unique contributions an individual is expected to make to the Company as a result of his or her position, expertise and experience. Individual annual objectives fall into four categories: financial, guest, employee and process excellence; the rating on these objectives comprises 60 percent of each officer’s individual performance rating.

The remaining 40 percent of each officer’s individual performance rating is based on how the officer accomplished the objectives, measured against a set of critical leadership behaviors and skills linked to job success, career growth, and business success. Our leadership behaviors fall into four categories: personal leadership, people leadership, business leadership and results leadership; leadership behaviors are evaluated by the employee’s manager on a five-point scale.

Governance of Executive Compensation

The Committee is responsible for the executive Total Rewards Program design and decision-making process. The Committee solicits input from the independent members of the Board, the CEO and other members of management, and its independent compensation consultant to assist with its responsibilities. The following summarizes the roles of each of the key participants in the executive compensation decision-making process.

Compensation Committee

•	Acts on behalf of the Board by setting the principles that guide the design of our compensation and benefits programs.
•	Sets the executive compensation philosophy and composition of the executive Compensation Peer Group.
•	Approves the setting of competitive compensation target levels.
•	Sets compensation programs and principles that are designed to link executive pay with Company and individual performance.
•	Recommends CEO compensation to the independent members of the Board.

•	Reviews and approves compensation decisions recommended by the CEO for each of the other NEOs.
•	Reviews eligibility criteria and award guidelines for the corporate-wide Total Rewards Programs in which the NEOs participate.

Independent Members of the Board

•	Participate in the performance assessment of the CEO.
•	Approve the CEO’s compensation.

CEO

•	Reviews and presents to the Committee the performance assessments and compensation recommendations for each of the other NEOs.

Independent Compensation Consultant

The Committee has engaged Towers Watson as its independent consultant to advise it on executive compensation matters. By the terms of its charter, only the Committee may retain or dismiss its advisors and consultants and approve their compensation. These advisors and consultants report directly to the Committee. The Company is responsible for the cost of the Committee’s consultants and supports their work. Towers Watson may communicate with our employees as necessary, but Towers Watson may not perform any work for the Company other than for the Committee. In fiscal 2014, the independent compensation consultant:

•	Attended all Committee meetings, at the request of the Committee.
•	Advised the Committee on market trends, regulatory developments and issues and how they may impact our executive compensation programs.
•	Reviewed the compensation strategy and executive compensation programs to ensure the linkage between pay and performance.
•	Provided external benchmarking data and market analyses on executive total reward levels and programs to the Committee.
•	Advised the Committee on the appropriateness of executive rewards or actions under consideration.

As required under SEC rules, the Committee considered whether Towers Watson’s work raised any conflicts of interest. Based on the information received from Towers Watson and other relevant considerations, the Committee concluded that the work of Towers Watson did not raise any conflicts of interest.

Other Executive Compensation Policies and Guidelines

Agreements

With the exception of management continuity agreements (“MCAs”), which are limited to a change of control of the Company, and an agreement with Mr. Lee, which contains more restrictive non-compete, non-solicitation and non-disclosure provisions, we do not have formal severance agreements or employment agreements with our current NEOs. The intent of our MCA is to encourage executives involved in managing the Company through a potential change of control transaction to remain focused on the interests of our shareholders. The agreements have a “double trigger” in which an executive receives payouts following a change of control only if the executive, within 24 months following the change of control, loses his or her job, or resigns for “good reason” such as a substantial diminution of job duties. The agreements do not contain a so-called “golden parachute” excise tax gross-up. The agreements define “change of control” to mean certain specific and objective events that the Committee determines would result in an actual transfer of control of the Company; they define the bonus component of severance payments as the average bonus paid to the executive in the three years prior to the change of control. (The definition of “change of control” is more fully described in the section below entitled “Payments Made Upon a Change of Control”.)

Our equity awards also have a “double trigger” in which stock options and other equity awards vest following a change of control only if the executive, within 24 months following the change of control, loses his or her job, or resigns for “good reason” such as a substantial diminution of job duties. “Change of control” is defined to mean certain specific and objective events that the Committee determines would result in an actual transfer of control of the Company.

We entered into an agreement with Mr. Lee dated August 13, 2007 in connection with the acquisition of RARE on October 1, 2007. The terms of Mr. Lee’s agreement and the MCAs are more fully described in the section below entitled “Executive Compensation-Potential Payments Upon Termination or Change of Control.”

We entered into an agreement with Mr. Madsen dated November 22, 2013 in connection with his retirement in November 2013 and an agreement with Mr. Pickens dated May 22, 2014 in connection with his retirement on May 25, 2014. The terms of these agreements are more fully described in the section above entitled “Other Named Executive Officer Compensation—Retired NEOs.”

Stock Ownership Guidelines

In keeping with our objective of aligning our officers’ interests with our shareholders’ interests, we require our officers to hold equity in the Company equal in value to a designated multiple of their salaries. We define ownership for this purpose using the definition of benefit ownership used for the proxy.

The required ownership values vary based on the officer’s level of responsibility. Our CEO is required to hold stock equal to six times his base salary. Our other NEOs are required to hold stock equal in value to four and a half times base salary. All executive officers, including the CEO, generally must meet these levels within seven years of attaining their position, according to the following schedule: 10 percent of the stock ownership goal attained in year one, 20 percent in year two, 30 percent in year three, 40 percent in year four, 60 percent in year five, 80 percent in year six, and 100 percent in year seven. Each year, the Committee reviews officer ownership levels. At this time, our NEOs all meet or exceed their share ownership requirement.

Policy on Granting Equity Awards

Our equity awards policy provides that incentive equity grants to employees, including stock option grants, are made once per year and are effective on the last Wednesday in fiscal July. Stock option grants under our Bonus Option Replacement Program, where employees may elect to receive stock options in lieu of a portion of their bonus, are made on the last Wednesday in fiscal July, except in the case of our directors of operations where grants are made on the last day of each fiscal quarter on which the NYSE is open for trading. Any other interim or ad hoc equity awards such as retention awards, including stock option grants, are made effective on such date as the Committee, the Board or authorized individual approving the award may determine. The grant date for equity awards is never a date prior to approval. The exercise price of stock options is the fair market value of our common stock on the date of the grant as measured by the closing sales price of our common stock on the NYSE. All equity awards granted during fiscal 2014 were consistent with this policy.

Recoupment and Forfeiture of Compensation

We have adopted claw-back provisions which provide that an officer is required to repay performance-based rewards to the Company if he or she knowingly participates in a fraud that requires the Company to restate its financial statements. Performance-based rewards include annual incentive awards under our MIP, PSU awards and gains on stock option exercises.

Business-Related Use of Corporate Aircraft

In certain circumstances, our NEOs may have access to Company aircraft to attend board meetings of other companies for which they serve as directors. In those instances, income is imputed to and taxable to the NEO, and no tax gross-up is provided. In other limited situations, our NEOs and their spouses may travel on

Company aircraft to attend events for a business-related purpose that is nevertheless characterized for tax purposes as personal use. In those instances, income is imputed to and taxable to the NEO. The Company does not provide any tax gross-up payments to NEOs and does not permit use of the aircraft for vacation travel.

Compliance with Section 162(m) of the Internal Revenue Code

In designing our compensatory programs, we take into account the various tax, accounting and disclosure rules associated with various forms of compensation. The Compensation Committee also reviews and considers the deductibility of executive compensation under section 162(m) of the Internal Revenue Code. The Committee generally seeks to preserve tax deductions for executive compensation. Nonetheless, the Committee has awarded compensation that is not fully tax deductible when it believes such grants are in the best interests of our shareholders and reserves the right to do so in the future. There is no guarantee that compensation payable pursuant to any of the Company’s compensation programs will ultimately be deductible by the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors reviewed and discussed the Compensation Discussion and Analysis with Darden’s management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended May 25, 2014.

Respectfully submitted,

The Compensation Committee

Charles A. Ledsinger, Jr., Chair

Michael W. Barnes

Dr. Leonard L. Berry

Michael D. Rose

Maria A. Sastre

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the NEOs for the fiscal years ended May 25, 2014, May 26, 2013, and May 27, 2012.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (1)(2)	Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (1)(4)		Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (1)(6)	Total
Clarence Otis, Jr. (7)	2014	1,204,512	—	1,785,803	2,827,192	732,344		—	430,296	6,980,147
Chairman and	2013	1,168,885	—	1,874,936	2,806,494	0	(8)	—	500,213	6,350,528
Chief Executive Officer	2012	1,126,654	—	1,950,904	3,192,123	1,438,174		—	376,402	8,084,257

Eugene I. Lee, Jr. (9)	2014	658,317	—	610,588	966,538	337,570		—	137,578	2,710,591
President and Chief	2013	565,577	—	433,602	649,029	255,732		—	152,956	2,056,896
Operating Officer	2012	549,054	—	471,643	771,726	663,344		—	162,571	2,618,338

C. Bradford Richmond	2014	542,842	—	446,451	706,795	198,030		—	206,796	2,100,914
Senior Vice President and	2013	530,988	—	468,722	701,624	77,100		—	200,149	1,978,583
Chief Financial Officer	2012	515,481	—	443,399	725,484	394,806		—	209,932	2,289,102

Kim A. Lopdrup	2014	591,173	—	531,560	841,458	303,870		—	158,149	2,426,210
CEO Elect, Red
Lobster

Andrew H. Madsen (10)	2014	429,831	—	857,197	1,357,054	206,319		—	756,426	3,606,827
Former President and	2013	844,065	—	899,969	1,347,121	139,271		—	438,929	3,669,355
Chief Operating Officer	2012	819,292	—	979,015	1,601,867	784,731		—	495,230	4,680,135

David T. Pickens (11)	2014	572,427	—	377,074	596,970	196,517		—	255,107	1,998,095
Former Senior Vice	2013	561,569	—	433,602	649,029	14,083		—	245,988	1,904,271
President and Chief	2012	552,142	—	574,215	939,496	519,556		—	319,110	2,904,519
Restaurant Operations
Officer

(1)

Amounts reflect the actual base salary paid and incentives earned by the NEO in fiscal 2014, fiscal 2013 and fiscal 2012, including any deferred amounts reported in the Non-Qualified Deferred Compensation Table. We have a 52/53 week fiscal year ending the last Sunday in May. Our 2014, 2013 and 2012 fiscal years all had 52 weeks.

(2)

The Company made variable incentive payments for fiscal 2014, fiscal 2013 and fiscal 2012 based on achieving performance metrics that were established under the Company’s MIP. These incentive payments are reported in the “Non-Equity Incentive Plan Compensation” column of this table.

(3)

Amounts in these columns represent the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) for each of fiscal 2014, fiscal 2013 and fiscal 2012. The assumptions used in calculating these amounts in accordance with ASC Topic 718 are included in Note 1 (under the heading Stock-Based Compensation) to the Company’s audited financial statements included in the Company’s 2014 Annual Report to Shareholders. The PSUs granted in fiscal 2014 will vest after the 2016 fiscal year-end, based on our diluted net earnings per share and sales growth performance for fiscal 2014 and based on our free cash flow, sales growth and total shareholder return relative to the Standard & Poor’s 500 index for fiscal 2015 and 2016. The grant value of PSUs is shown at target payout. Actual awards may range from 0 percent to 150 percent of the targeted incentive. For fiscal 2014, the following amounts represent the grant date fair value of PSU awards assuming achievement of maximum (150%) payout: Mr. Otis—$2,678,704; Mr. Lee—$915,882; Mr. Richmond—$669,676; Mr. Lopdrup—$797,340; Mr. Madsen—$1,285,795 and Mr. Pickens—$565,611. For fiscal 2013, the following amounts represent the grant date fair value of PSU awards assuming achievement of maximum (150%) payout: Mr. Otis—$2,812,404; Mr. Lee—$650,403; Mr. Richmond—$703,083; Mr. Madsen—$1,349,954 and Mr. Pickens—$650,403. For fiscal 2012, the following amounts represent the grant date fair value of PSU awards assuming achievement of maximum (150%) payout: Mr. Otis—$2,926,357; Mr. Lee—$707,465; Mr. Richmond—$665,099; Mr. Madsen—$1,468,522 and Mr. Pickens—$861,322.

(4)

Amounts in this column are awards earned under the MIP for fiscal 2014, fiscal 2013 and fiscal 2012 and were determined based on the NEO’s actual salary earned, his target bonus opportunity which varies by position and level, his individual performance rating and his Company and/or unit performance rating which is determined by performance against goals established at the beginning of each fiscal year. The grant of annual incentives under the MIP is described in greater detail in “Compensation Discussion and Analysis—Elements of Our Total Rewards Program—Annual Incentives.”

(5)

Amounts deferred into the FlexComp Plan do not receive above market or preferential earnings, but rather receive rates of return that match the returns on the investment options available under the Darden Savings Plan as described under the heading “Non-Qualified Deferred Compensation.”

(6)	All Other Compensation for fiscal 2014 consists of the following amounts:

Name	Perks and Other Personal Benefits ($) (a)	Company Contributions to Defined Contribution Plans ($) (b)	Insurance Premiums ($) (c)	Dividends or Earnings on Stock or Option Awards ($) (d)	Other ($) (e)	Totals ($)
Clarence Otis, Jr.	120,257	108,464	10,343	191,048	184	430,296
Eugene I. Lee, Jr.	37,190	55,770	6,863	37,571	184	137,578
C. Bradford Richmond	27,724	129,134	10,395	39,359	184	206,796
Kim A. Lopdrup	44,734	50,122	10,343	52,529	421	158,149
Andrew H. Madsen	71,793	138,363	5,408	107,762	433,100	756,426
David T. Pickens	27,063	166,092	10,395	51,557	—	255,107

(a)

Includes the aggregate incremental costs to the Company for personal use of a Company car and Company aircraft, an annual executive physical, a limited allowance toward a Company car, financial counseling, and a nominal cash award in lieu of any other perquisites. None of these perquisites had a value exceeding the greater of $25,000 or 10 percent of total perquisites for an NEO except the value of aggregate incremental cost of the Company aircraft of $87,849 for Mr. Otis. Darden’s policy is to leverage Company aircraft for business and business-related travel. The value of the aggregate supplemental incremental cost of the Company aircraft shown above relates to attendance at external board meetings, executive development conferences and executive networking forums, which benefit Darden but are considered by the tax and SEC rules to be personal use. Darden does not allow use of the Company aircraft for leisure or vacation purposes. The Company calculates the aggregate incremental cost of the personal use of Company aircraft based on an hourly charge that includes the cost of fuel, trip-related maintenance, crew travel, onboard catering, landing and license fees and contract labor. Since the Company aircraft is primarily for business travel, we do not include the fixed costs that do not change based on usage such as pilots’ salaries, the cost to purchase the aircraft and the cost of maintenance not related to trips. Family members of executives and their invited guests occasionally fly on Company aircraft as additional passengers on business flights or on business-related flights that may be characterized as personal use. In those cases, the aggregate incremental cost to the Company for the family member or guest is de minimis.

(b)

Amounts in this column represent Company contributions made in August 2014 for fiscal 2014 Company performance under the FlexComp Plan, our non-qualified deferred compensation plan. Company contributions are made under the provisions of the FlexComp Plan and are deferred in accordance with participants’ elections pursuant to the terms of the FlexComp Plan, except that the amount shown for Mr. Madsen which was not deferred pursuant to the FlexComp Plan. These Company contributions are included in the “All Other Compensation” column. Salary or bonus deferred by an NEO into the FlexComp Plan is reported in the “Salary” column or the “Non-Equity Incentive Plan Compensation” column.

(c)	Represents the cost to the Company for providing life insurance and long-term disability insurance.

(d)

Since May 31, 2009, our NEOs do not receive dividends or dividend equivalents on unvested restricted stock units or PSUs, but rather accrue them for payment when the units or PSUs are earned and vested and only on units or PSUs that actually vest.

(e)

Each NEO, other than Mr. Pickens, received a non-cash award associated with the annual celebration for the Company’s top-performing general managers. Mr. Madsen also received payments under his retirement agreement with the Company. See “Other Named Executive Officer Compensation—Retired NEOs” in the Compensation Discussion and Analysis and “Potential Payments Upon Termination or Change in Control” for information regarding the agreements between Mr. Madsen and the Company regarding his retirement during fiscal 2014.

(7)	Mr. Otis stepped down from his position as Chairman, effective July 28, 2014 but continues in his position as CEO until the earlier of the appointment of his successor or December 31, 2014.

(8)	The actual fiscal 2013 MIP bonus approved by the Board for Mr. Otis was $270,012, but he had previously elected to forgo the award.

(9)

See “Potential Payments Upon Termination of Change of Control—Agreement with Mr. Lee” below for information regarding the agreement between Mr. Lee and the Company in connection with the RARE acquisition.

(10)

Messrs. Madsen and Pickens retired during fiscal 2014 to facilitate the Company’s organizational redesign and talent planning. In connection with Mr. Madsen’s retirement on November 22, 2013, the Company entered into an agreement with Mr. Madsen. Under the agreement, for approximately twenty-one months following his retirement, Mr. Madsen will receive his regular weekly gross base salary. In connection with Mr. Pickens’s retirement, on May 25, 2014, the Company entered into an agreement with Mr. Pickens. Under the agreement, for approximately eighteen months following his retirement, Mr. Pickens will receive his regular weekly gross base salary. In addition, both Mr. Madsen and Mr. Pickens will remain eligible to participate in medical, dental, and vision programs similar to their current coverage levels, and will continue to vest in existing equity awards in accordance with the terms of the applicable award agreements and will retain certain other ancillary benefits for limited periods, including physical examination and financial counseling benefits. The agreements include customary confidentiality, non-solicitation, non-competition, non-disparagement and release provisions. See “Other Named Executive Officer Compensation—Retired NEOs” in the Compensation Discussion and Analysis and “Potential Payments Upon Termination or Change in Control” for information regarding the agreements between Mr. Madsen and the Company regarding his retirement during fiscal 2014 and between Mr. Pickens and the Company in connection with his retirement at the end of fiscal 2014.

Grants of Plan-Based Awards for Fiscal 2014

Management and Professional Incentive Plan. Annual and long-term incentive awards are granted by the Committee to executive officers under the MIP, and in the case of equity and equity-based awards, the 2002 Plan described below. Awards are a combination of cash, stock or stock-based awards, or PSUs. The criteria for awards pursuant to the MIP are described under “Compensation Discussion and Analysis—Elements of Our Total Rewards Program—Annual Incentives” and “—Long-term Incentives.”

2002 Plan. The 2002 Plan provides for the grant of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance awards and other stock and stock-based awards to employees, officers, consultants, advisors and independent directors providing services to the Company or any of our affiliates that the Committee determines is an eligible person. Up to an aggregate of 25,100,000 shares of our common stock can be issued pursuant to awards granted under the 2002 Plan, subject to adjustment pursuant to a stock split or other recapitalization in order to prevent dilution or enlargement of the benefits intended under the 2002 Plan. As of May 25, 2014, approximately 7,694,000 shares of common stock remained available for future awards under the 2002 Plan.

The following table sets forth certain information with respect to equity and non-equity plan-based awards granted during fiscal 2014 under the MIP and the 2002 Plan to each of the NEOs.

Name	Grant Date (1)							All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh) (5)	Grant Date Fair Value of Stock and Option Awards (6)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Clarence Otis, Jr.	7/24/13				0	36,912	55,368	—	234,233	48.38	4,612,995
		0	1,204,512	3,613,535
Eugene I. Lee, Jr.	7/24/13				0	8,536	12,804	—	54,169	48.38	1,066,792
	9/25/13				0	4,296	6,444	—	27,264	46.00	510,334
		0	442,106	1,326,317
C. Bradford Richmond	7/24/13				0	9,228	13,842	—	58,558	48.38	1,153,246
		0	325,705	977,116
Kim A. Lopdrup	7/24/13				0	8,536	12,804	—	54,169	48.38	1,066,792
	9/25/13				0	2,578	3,867	—	16,359	46.00	306,226
		0	354,704	1,064,112
Andrew H. Madsen	7/24/13				0	17,718	26,577	—	112,432	48.38	2,214,251
		0	322,373	967,119
David T. Pickens	7/24/13				0	7,794	11,691	—	49,459	48.38	974,044
		0	343,456	1,030,368

(1)	The grant for Mr. Otis was recommended by the Committee and approved by the independent members of the Board and the grants made to the other NEOs were approved by the Committee.

(2)

The amounts in these columns represent the potential annual cash incentive that may be earned under the MIP by each NEO. The annual ranges are calculated with the actual salary earned during the fiscal year and the target bonus opportunity for each NEO in effect during the fiscal year. Where the NEO’s target bonus opportunity changes during the fiscal year (for example, in the event of a promotion), the target bonus opportunity is based on a proration using the target bonus opportunity in effect for each portion of the fiscal year, and such proration is used in the actual bonus award calculation. Actual payouts to the NEOs based on fiscal 2014 performance are reported under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(3)

The NEOs received grants of PSUs under the 2002 Plan. These units will vest only if certain performance thresholds relating to sales growth, diluted net earnings per share growth, free cash flow, and total shareholder return measures are achieved. The units have the ability to vest at the end of a three-year performance period. When performance exceeds targeted results, additional units vest; conversely, when performance is below targeted levels, fewer or no units vest. These PSUs are described more fully under the heading “Compensation Discussion and Analysis—Elements of Our Total Rewards Program—Long-term Incentives.”

(4)	The NEOs received grants of non-qualified stock options under the 2002 Plan. These non-qualified stock options vest 50 percent on the third and fourth anniversaries of the grant date.

(5)

All stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value under the 2002 Plan has been determined by the Committee to be the closing price of the common stock on the NYSE as reported in the consolidated transaction reporting system on the grant date or, if such exchange is not open for trading on such date, on the most recent preceding date when such exchange is open for trading.

(6)	Assumptions used in the calculation of these amounts are included in Note 1 to the Company’s audited financial statements included in the Company’s 2014 Annual Report to Shareholders.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the total outstanding equity awards as of May 25, 2014 for each of the NEOs.

Name	Option Awards (1)					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Restricted Stock		PSU Awards
						Number of Shares or Units of Stock Held That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock Held That Have Not Vested ($) (2)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Clarence Otis, Jr.	11/29/2004	75,000	—	27.22	11/29/2014
	6/16/2005	175,000	—	33.10	6/16/2015
	6/15/2006	152,711	—	35.81	6/15/2016
	7/25/2007	126,042	—	42.68	7/25/2017
	7/23/2008	234,481	—	33.44	7/23/2018
	7/29/2009	268,901		32.55	7/29/2019
	7/28/2010	105,971	105,972	42.58	7/28/2020
	7/27/2011	—	222,138	51.26	7/27/2021
	7/25/2012	—	229,664	49.05	7/25/2022
	7/24/2013	—	234,233	48.38	7/24/2023
						16,460	815,593	113,196	5,608,862
Eugene I. Lee, Jr.	10/1/2007	129,055	—	43.00	10/1/2017
	7/29/2009	64,964	—	32.55	7/29/2019
	7/28/2010	25,620	25,620	42.58	7/28/2020
	7/27/2011	—	53,704	51.26	7/27/2021
	7/25/2012	—	53,112	49.05	7/25/2022
	7/24/2013	—	54,169	48.38	7/24/2023
	9/25/2013	—	27,264	46.00	9/25/2023
						—	—	30,873	1,529,757
C. Bradford Richmond	6/15/2006	14,762	—	35.81	6/15/2016
	12/1/2006	23,114	—	40.04	12/1/2016
	7/25/2007	38,863	—	42.68	7/25/2017
	7/23/2008	58,620	—	33.44	7/23/2018
	7/29/2009	67,225		32.55	7/29/2019
	7/28/2010	24,084	24,085	42.58	7/28/2020
	7/27/2011	—	50,486	51.26	7/27/2021
	7/25/2012	—	57,416	49.05	7/25/2022
	7/24/2013	—	58,558	48.38	7/24/2023
						1,813	89,834	27,434	1,359,355

Name	Option Awards (1)					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Restricted Stock		PSU Awards
						Number of Shares or Units of Stock Held That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock Held That Have Not Vested ($) (2)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Kim A. Lopdrup	6/16/2005	66,500	—	33.10	6/16/2015
	6/15/2006	51,794	—	35.81	6/15/2016
	7/25/2017	42,749	—	42.68	7/25/2017
	7/23/2008	59,646	—	33.44	7/23/2018
	7/29/2009	65,010	—	32.55	7/29/2019
	7/28/2010	25,620	25,620	42.58	7/28/2020
	7/27/2011	—	53,704	51.26	7/27/2021
	7/25/2012	—	53,112	49.05	7/25/2022
	7/24/2013	—	54,169	48.38	7/24/2023
	9/25/2013	—	16,359	46.00	9/25/2023
						6,376	315,931	29,155	1,444,630
Andrew H. Madsen	6/16/2005	94,375	—	33.10	6/16/2015
	6/15/2006	112,395	—	35.81	6/15/2016
	7/25/2007	92,767	—	42.68	7/25/2017
	7/23/2008	129,433	—	33.44	7/23/2018
	7/29/2009	134,940		32.55	7/29/2019
	7/28/2010	53,178	53,179	42.58	7/28/2020
	7/27/2011	—	111,473	51.26	7/27/2021
	7/25/2012	—	110,239	49.05	7/25/2022
	7/24/2013	—	112,432	48.38	7/24/2023
						13,535	670,659	55,165	2,733,426
David T. Pickens	11/29/2004	30,000	—	27.22	11/29/2014
	6/16/2005	66,500	—	33.10	6/16/2015
	6/15/2006	59,430	—	35.81	6/15/2016
	7/25/2007	44,692	—	42.68	7/25/2017
	7/23/2008	62,357	—	33.44	7/23/2018
	7/29/2009	65,010		32.55	7/29/2019
	7/28/2010	25,620	25,620	42.58	7/28/2020
	7/27/2011	—	65,379	51.26	7/27/2021
	7/25/2012	—	53,112	49.05	7/25/2022
	7/24/2013	—	49,459	48.38	7/24/2023
						6,333	313,800	27,836	1,379,274

(1)

All option awards are non-qualified stock options that expire ten years from the date of grant. Except where noted, the vesting schedule for the non-qualified stock options granted to NEOs is 50 percent on the third and fourth anniversaries of the grant date.

(2)

All shares reflected in this column represent the awards of performance restricted stock granted in fiscal years 2004 through 2006. The performance restricted stock awards fully vest in ten years and have the opportunity to accelerate vesting in each of the first five anniversaries following the grant date when performance goals are achieved. The market value of the performance restricted stock awards is based on a per share value of $49.55, the closing market price of our common shares on the NYSE on May 23, 2014, the last trading day before the end of our fiscal year on May 25, 2014.

(3)

All units reflected in this column represent PSU awards granted in fiscal years 2012, 2013 and 2014. The terms of the PSU awards are more fully described in footnote 3 of the Grants of Plan-Based Awards for Fiscal 2014 table. The market value of outstanding stock awards is based on a per share (or unit) value of $49.55, the closing market price of our common shares on the NYSE on May 23, 2014, the last trading day before the end of our fiscal year on May 25, 2014.

Option Exercises and Stock Vested for Fiscal 2014

The following table summarizes the number of option awards exercised and restricted stock that vested during fiscal 2014 for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Clarence Otis, Jr.	80,000	2,617,392	2,200	115,764
Eugene I. Lee, Jr.	3,305	62,696	—	—
C. Bradford Richmond	30,750	751,994	421	22,187
Kim A. Lopdrup	63,000	1,738,939	905	47,929
Andrew H. Madsen	175,625	4,301,774	1,925	101,294
David T. Pickens	31,500	897,782	916	48,234

(1)

The value realized equals: (i) in the case of cashless option exercises, where all shares issued on exercise of the option are immediately sold, the difference between the exercise price and the actual sales price of the shares, multiplied by the number of shares sold, and (ii) in the case of all other option exercises, the difference between the exercise price and the closing market price of our common stock on the NYSE on the date of exercise, multiplied by the number of shares acquired on exercise.

(2)	The value realized equals the closing market price of our common stock on the NYSE on the vesting date multiplied by the number of shares acquired on vesting.

Pension Benefits

Under the Retirement Income Plan (“RIP”), Mr. Richmond and Mr. Pickens will receive estimated monthly aggregate benefits at normal retirement of $361 and $1,434, respectively. Benefits are fixed because the NEOs no longer participate in the plans. All benefits are distributed in cash as monthly payments and are not eligible for lump sum distributions.

The table below shows the present value of accumulated benefits payable to each NEO, including the years of service credited to each NEO, under the RIP, determined using interest rate and mortality rate assumptions used in Note 17 to the Company’s audited financial statements included in the Company’s 2014 Annual Report to Shareholders. The numbers of credited service years shown below are fixed and do not reflect actual years of service as plan benefits are frozen. The accumulated benefit shown below is based on the highest benefit option which is “Single Life Annuity.” Other actuarially equivalent optional payouts include Joint and Survivor 50 percent, Joint and Survivor 100 percent, and Ten Year Certain. Early retirement benefits are available as early as age 55 at a reduced benefit level.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Clarence Otis, Jr.	—	—	—	—
Eugene I. Lee, Jr.	—	—	—	—
C. Bradford Richmond	Retirement Income Plan	7.10	32,552	—
Kim A. Lopdrup	—	—	—	—
Andrew H. Madsen	—	—	—	—
David T. Pickens	Retirement Income Plan	15.70	154,791	—

Our NEOs, along with other employees who are ineligible to participate in our qualified retirement plans, participate in the FlexComp Plan, which was designed to provide benefits in lieu of qualified retirement plans. The FlexComp Plan is described under the heading “Non-Qualified Deferred Compensation” below.

Non-Qualified Deferred Compensation

We maintain the FlexComp Plan, a non-qualified deferred compensation plan, for our executive officers and certain employees who are not eligible to participate in the Darden Savings Plan.

The FlexComp Plan permits participating executive officers to defer receipt of up to 25 percent of their base salaries and up to 100 percent of their annual incentive compensation. Amounts deferred under the FlexComp Plan are payable in cash on the date or dates selected by the participant in accordance with the terms of the FlexComp Plan or on such other dates specified in the FlexComp Plan. Deferred amounts are credited with rates of return based on the performance of several investment alternatives (which mirror the returns credited in the Darden Savings Plan, the Company’s qualified 401(k) savings plan), as selected by the participant.

We also make certain contributions to executive officers’ accounts under the FlexComp Plan which are designed to provide benefits in lieu of qualified retirement and savings plans. One portion of our annual contribution to the FlexComp Plan ranges from 1.5 percent to 7.2 percent of the executive officer’s eligible annual earnings based on Company performance as described in “Compensation Discussion and Analysis—Elements of Our Total Rewards Program—Other Benefits—Non-Qualified Deferred Compensation Plans.” For executive officers other than the CEO hired on or prior to June 25, 2000, which includes all of the NEOs in the Summary Compensation Table except Mr. Otis, Mr. Lee and Mr. Lopdrup, the second portion of our annual contribution ranges from 2 percent to 20 percent of the executive officer’s eligible annual earnings, based on the NEO’s age and, if applicable, the years of service during which the NEO was covered by our qualified retirement plan. The CEO and other executive officers hired after June 25, 2000, receive an annual contribution of 4 percent of the executive officer’s eligible annual earnings in place of the age and service contributions. These contribution amounts are deferred in accordance with participants’ elections and the terms of the FlexComp Plan.

Participants may elect to have the contributions credited with rates of return based on several investment alternatives, which mirror the returns credited in the Darden Savings Plan. Except for the Darden Company Stock Fund, investment selections may be changed daily. The FlexComp Plan does not have a guaranteed rate of return or guaranteed retirement benefit. The table below shows the funds available under the Darden Savings Plan and their rate of return for the twelve months ended May 31, 2014, the reportable fund performance period that most closely matched our fiscal year, as reported by the administrator of the Darden Savings Plan.

Deferred amounts under the FlexComp Plan are generally paid following separation from employment and are normally made in the form of a single sum cash payment. Participants may also elect to be paid in the form of 5-year or 10-year annual installment payments.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
TAMRO Small Cap Collective Trust	6.81%	Vanguard Target Retirement 2025 Trust II	14.00%
American Funds EuroPacific Growth	17.48%	Vanguard Target Retirement 2030 Trust II	15.25%
Darden Company Stock Fund	1.13%	Vanguard Target Retirement 2035 Trust II	16.53%
Darden ESOP Stock Fund	0.99%	Vanguard Target Retirement 2040 Trust II	17.41%
Davis New York Venture Institutional Trust R2*	18.37%	Vanguard Target Retirement 2045 Trust II	17.41%
Harbor Capital Appreciation (I)**	24.54%	Vanguard Target Retirement 2050 Trust II	17.37%
PIMCO Total Return Fund (I)	1.75%	Vanguard Target Retirement 2055 Trust II	17.36%
Columbia Trust Stable Government Fund I-10	1.01%	Vanguard Target Retirement 2060 Trust II	17.43%
Vanguard Extended Market Index Institutional	20.37%	Vanguard Target Retirement Income Trust II	7.13%
Vanguard Institutional Index Fund Institutional	20.40%	Vanguard Total Bond Market Index Signal	2.44%
Vanguard Target Retirement 2010 Trust II	8.86%	Vanguard Total International Stock Index Signal	15.83%
Vanguard Target Retirement 2015 Trust II	11.12%	Wellington Trust Mid Cap Opp Series 3**	23.23%
Vanguard Target Retirement 2020 Trust II	12.72%

*

The Davis New York Venture Institutional Trust R2 fund was terminated from the Darden Savings Plan during the fiscal year and thus is no longer an investment option in the FlexComp Plan; the rate of return shown is over the full twelve month reporting period and is approximated with the Davis New York Venture Fund Y.

**

The Harbor Capital Appreciation (I) and Wellington Trust Mid Cap Opp Series 3 funds were terminated from the Darden Savings Plan during the fiscal year and thus are no longer investment options in the FlexComp Plan; the rate of return shown is over the full twelve month reporting period.

The following table provides additional information concerning the FlexComp Plan account for each NEO, including the contributions by Darden to the FlexComp Plan during fiscal 2014 and the aggregate FlexComp balance as of the end of fiscal 2014 on May 25, 2014.

Name	Executive Contributions in Last FY ($) (1)	Company Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at end of FY 2014 ($)
Clarence Otis, Jr.	—	72,822	291,787	—	5,322,180
Eugene I. Lee, Jr.	—	51,168	79,575	180,573	1,183,441
C. Bradford Richmond	102,384	102,341	427,461	—	3,490,327
Kim A. Lopdrup	—	40,620	74,202	—	576,803
Andrew H. Madsen	—	206,796	334,243	—	5,930,612
David T. Pickens	—	127,967	209,158	—	3,065,339

(1)	Reflects the deferred amounts for each of the NEOs which is reported as compensation to such NEO in the Summary Compensation Table under the “Salary” column.

(2)

Reflects the Company’s annual contribution to the FlexComp Plan made in July 2013 during fiscal 2014 for the account of the NEOs. The Company contributions made in July 2014 during fiscal 2015 are not reported in this table.

Potential Payments Upon Termination or Change of Control

The Company has entered into MCAs with its NEOs discussed below under “Payments Made Upon a Change of Control” in addition to an agreement with Mr. Lee, discussed below under “Agreement with Mr. Lee.” To facilitate the Company’s organizational redesign and talent planning, the Company entered into retirement agreements with Messrs. Madsen and Pickens, discussed under “Other Named Executive Officer Compensation—Retired NEOs” in the Compensation Discussion and Analysis and “Benefits and Payments Upon Termination Delivered to NEOs Retired During Fiscal 2014” table below. The Company’s typical practice is not to enter into employment agreements with the NEOs. The following summarizes the potential payments to be made to NEOs upon termination of their employment or a change of control of the Company.

Payments Made Upon Any Termination of Employment. Regardless of the manner in which an NEO’s employment terminates, the NEO is entitled to receive amounts earned during the NEO’s term of employment. Such amounts include:

•	Accrued but unpaid base salary through the date of termination;
•	Long-term incentive grants for the most recently completed cycle;
•	Unreimbursed employment-related expenses and other benefits owed to the NEO under the Company’s employee benefit plans or policies;
•	Accrued but unpaid vacation; and
•	The NEO’s Darden Savings Plan and FlexComp Plan account balances.

These payments made upon termination do not differ from payments made upon termination to all employees. In addition, the NEO will continue to be able to exercise any vested stock options for a period of three months following termination of employment, or for a longer period if the NEO is eligible for early or normal retirement or in certain other situations described below.

Payments Made Upon Early Retirement. In the event of the early retirement of an NEO who has reached age 55 with ten or more years of service, in addition to the items identified under the heading “Payments Made Upon Any Termination of Employment”:

•	The NEO will be allowed to exercise any outstanding stock options granted prior to June 15, 2006 for the remainder of the original term;
•

The NEO will be entitled to receive a pro-rated share of each option granted from and after June 15, 2006, and be allowed to exercise such option for the lesser of five years or the remainder of the original term;

•	The NEO will continue to vest in grants of restricted stock for the remainder of the original term provided required deposit shares are held for grants made prior to June 2006;
•	The NEO will continue to vest in a pro-rated share of grants of PSUs granted after July 29, 2009 based on Company performance for the remainder of the original PSU performance period;
•	The NEO will be eligible to continue to receive health benefits through our retiree medical program, with a portion of the premiums paid by the NEO;
•	The Company will reimburse the NEO for up to one year’s allowance of financial planning services incurred in the subsequent year;
•	The NEO will be entitled to receive a distribution of any balance held under the qualified savings plan (the Darden Savings Plan) if applicable; and
•	The NEO will receive a monthly benefit under the qualified retirement plan (the “RIP”) if applicable.
•	Salary and benefit continuation for a specified period of time may be awarded in certain circumstances.

Payments Made Upon Normal Retirement. In the event of the retirement of an NEO who has reached age 65 with five or more years of service, in addition to the items identified under the heading “Payments Made Upon Any Termination of Employment”:

•	The NEO will vest in all outstanding stock options and be allowed to exercise such stock options for the remainder of the original term;
•	The NEO will continue to vest in grants of restricted stock for the remainder of the original term provided required deposit shares are held for grants made prior to June 2006;
•	The NEO will continue to vest in grants of PSUs based on Company performance for the remainder of the original PSU performance period;
•	The NEO will be eligible to continue to receive health benefits through our retiree medical program, with a portion of the premiums paid by the NEO;
•	The Company will reimburse the NEO for up to one year’s allowance of financial planning services incurred in the subsequent year; and
•

The NEO will be entitled to receive a distribution of any balance held under the qualified savings plan (the Darden Savings Plan) if applicable, and will receive a monthly benefit under the RIP, if applicable.

Payments Made Upon Disability. The Company pays for long-term disability coverage for the NEOs and the amount paid for the insurance is included in the “All Other Compensation” column in the Summary Compensation Table. In the event of disability, the NEO will receive the items identified under the heading above “Payments Made Upon Any Termination of Employment.” In addition, the NEO is entitled to the following benefits, which are also available to employees with disability coverage:

•	Up to two-thirds of eligible pay with a maximum annual benefit of $180,000 payable to age 65;
•	Continued eligibility for group medical coverage; and
•	Continued life insurance and Company retirement contributions up to age 65.

Payments Made Upon Death. The Company pays for life insurance coverage for the NEOs and the amount paid for the insurance is included in the “All Other Compensation” column in the Summary Compensation Table. The life insurance benefit for the NEOs is equal to four times salary and bonus, with a maximum amount of coverage of $1,500,000. For accidental death, the benefit is twice the amount of the regular coverage with a maximum amount of coverage of $3,000,000. An additional $500,000 may be paid if death occurs while traveling on business. These benefits would be paid from term life insurance policies maintained by the Company. In the event of death, the estate of the NEO will receive the items identified under the heading above entitled “Payments Made Upon Any Termination of Employment.”

Stock options and restricted stock will vest pro-rata based on the number of full months completed in the vesting period and stock options will be exercisable for the remainder of the original term. Stock options, restricted stock, and PSUs granted on or after June 15, 2006 will vest in full and stock options granted on or after June 15, 2006 will be exercisable for the lesser of five years or the remainder of the original term.

Payments Made Upon Involuntary Termination Without Cause. In general, the Company may, but is not obligated to, provide separation pay and benefits to its employees in the event the employee is involuntarily terminated without cause or resignation. If provided, the separation pay and benefits available are generally contingent upon the Company receiving a general release of claims from the employee. In addition to the items identified under the heading above entitled “Payments Made Upon Any Termination of Employment,” such benefits to an executive officer may include severance payments of up to 24 months’ base salary and continued vesting of any outstanding equity during the severance period, among other benefits as the Company may determine to be appropriate under the specific circumstances.

If the executive’s age plus his years of service equals or exceeds 70 and the executive is involuntarily terminated without cause, accelerated vesting will be applied to a pro-rata portion of the outstanding stock options and PSUs granted on or after July 1, 2009. Stock options granted between March 21, 2001 and June 14,

2006 will be exercisable for the lesser of two years or the remainder of the original term; stock options granted on or after June 15, 2006 will be exercisable for the lesser of five years or the remainder of the original term.

Payments Made Upon a Change of Control. We have MCAs with all of our NEOs (excluding retired NEOs), which provide for severance payments equal to three times the amount of annual compensation (determined by the then-current base salary plus average cash bonus award during the preceding three years) and continuation of health and similar benefits for a three-year period if the executive officer is terminated without cause or voluntarily terminates employment with good reason within two years after a change of control. If the severance payments the executive officer would otherwise be entitled to receive would require the payment of excise taxes, then the amount of severance payments is reduced to the point that it eliminates by a margin of $1,000 any liability for such excise taxes, unless the severance payments provided under the agreement (with the executive bearing all responsibility for taxes) provides a net payment to the executive that is at least 10 percent higher than the net reduced amount. The MCAs provide for an initial two-year term, and are extended on each anniversary date for two years from the anniversary date, unless prior notice is given by us that the agreement will not be extended. Under the MCA, “Change of Control” means:

•

Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this section, the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company (an “Affiliated Company”) or (D) any business combination pursuant to a transaction where (i) all or substantially all of the beneficial owners of Outstanding Company Common Stock immediately prior to the business combination beneficially own more than 50% of the then-outstanding shares of common stock of the entity resulting from the business combination in substantially the same proportion as immediately prior to the business combination, (ii) no person beneficially owns 20% or more of the common stock of the entity resulting from the business combination, except to the extent that such ownership existed prior to the business combination, and (iii) at least a majority of the Board members of the entity resulting from the business combination were members of the incumbent Board at the time of the execution of the initial agreement or action of the board approving the business combination;

•

Individuals who, as of the effective date of the revised standard form of MCA, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date thereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (accordingly, if Starboard proceeds with its contested solicitation and a sufficient number of its nominees become members of the Board such that the Incumbent Board fails to constitute at least a majority of the Board, a Change of Control shall be deemed to have occurred under the MCA and for purposes of the change of control provisions of certain equity plans and/or award agreements and trust agreements (as described below) under which our NEOs have awards);

•

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

•	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Under the standard form of the MCAs, “Cause” means:

•

An act or acts of fraud or misappropriation on the executive officer’s part which result in or are intended to result in the executive officer’s personal enrichment at the expense of the Company and which constitute a criminal offense under state or federal laws; or

•	Conviction of the executive officer of a felony.

Under the standard form of the MCAs, “Good Reason” means, without the express written consent of the executive:

•

The assignment to the executive officer of any duties inconsistent in any substantial respect with the executive officer’s position, authority or responsibilities as in effect during the 90-day period immediately preceding the effective date of the agreement;

•	Any other substantial adverse change in such position (including titles), authority or responsibilities;
•

Any failure by the Company to furnish the executive officer with base salary, target annual bonus opportunity, long-term incentive opportunity or aggregate employee benefits at a level equal to or exceeding those received by the executive officer from the Company during the 90-day period preceding the effective date of the agreement, other than (i) an insubstantial and inadvertent failure remedied by the Company promptly after receipt of notice thereof given by the executive officer or (ii) with respect to aggregate employee benefits only, any failure resulting from an across-the-board reduction in employee benefits generally applicable to all similarly situated employees;

•

The Company’s requiring the executive officer to be based or to perform services at any office or location more than 30 miles from the office or location at which the executive officer was based as of immediately prior to the effective date of the agreement, except for travel reasonably required in the performance of the executive officer’s responsibilities;

•	Any failure by the Company to obtain the assumption and agreement to perform the agreement by a successor; or
•	Any failure by the Company to deposit amounts in the trust in accordance with the agreement.

We also have entered into trust agreements to provide for payments under the MCAs and our non-qualified deferred compensation plans, including our Compensation Plan for Non-Employee Directors (the “Director Compensation Plan”) described below under “Equity Compensation Plan Information,” the MIP and the FlexComp Plan. Full funding is required upon a change of control of Darden. In addition, stock options, restricted stock, restricted stock units and PSUs issued under our stock plans are subject to accelerated vesting if we experience a change of control, as defined in those plans or related award agreements. The stock options will be exercisable for three months.

Agreement with Mr. Lee. We entered into an agreement with Mr. Lee dated August 13, 2007 in connection with the acquisition of RARE on October 1, 2007. The agreement extinguished most of Mr. Lee’s rights under his previous employment agreement with RARE, including the change in control provisions, but continued other provisions and confirmed the terms of his employment with Darden.

In consideration of benefits described in this paragraph, Mr. Lee relinquished his rights under his employment agreement with RARE; however, the non-competition, non-solicitation, and non-hire of employees and confidentiality covenants of his RARE agreement continue to apply during his employment with Darden and for specified periods thereafter. Specifically, he is subject to a non-solicitation of employees covenant and confidentiality covenant during his employment with Darden and for 24 months thereafter; and a non-competition covenant during his employment with Darden and for 18 months thereafter, and a non-hire of employees covenant during his employment with Darden and for 24 months thereafter. The agreement with Mr. Lee provides for benefits of an annual base salary of $500,000, an annual bonus opportunity under Darden’s MIP equal to 60 percent of base salary and an equity grant which had a grant date total value of $2,861,400 and is now vested.

The table below reflects the amount of compensation payable to each of the NEOs, excluding Messrs. Madsen and Pickens, (i) under the current MCAs in the event of such executive officer’s involuntary not-for-cause termination of employment or resignation with good reason following a change in control and (ii) under the agreement with Mr. Lee and pursuant to the Company’s general practices, in the event of termination of such executive officer’s employment upon voluntary termination, involuntary not-for-cause termination, involuntary for-cause termination and termination by death of the NEO. The amounts shown assume that such termination or change of control was effective as of May 25, 2014 and are estimates of the amounts that would be paid out to the executive officer upon their termination. The actual amounts to be paid out can only be determined at the time of such executive officer’s separation from the Company. Except for the fiscal 2014 MIP and FlexComp Plan award, the tables do not reflect earned amounts identified under the heading “Payments Made Upon Any Termination of Employment.” Items such as pension benefits payable under the qualified retirement plans and Darden Savings Plan or FlexComp Plan account balances are identified under the Pension Benefits Table and the Non-Qualified Deferred Compensation Table, respectively.

Benefits and Payments Upon Termination	Voluntary Termination ($)		Involuntary Not For Cause Termination ($) (1)		Involuntary For Cause Termination ($)	Involuntary Not for Cause Termination or Resignation for Good Reason (Change-in- Control) ($)		Death ($)
Clarence Otis, Jr.
FY14 MIP Bonus (2)	—		—		—	—		—
FY14 FlexComp (Retirement Contribution) (3)	67,453		67,453		67,453	67,453		67,453
Cash Severance Benefit (4)	—		2,422,600		—	7,193,074		—
Accelerated Vesting of Stock-based Awards (5)	4,924,057	(6)	7,400,383	(7)	—	6,643,539		7,262,406
Miscellaneous Benefits	154,860		168,083		154,860	460,037	(8)	1,500,000	(9)
Excise Tax Gross-Up	—		—		—	—		—
Eugene I. Lee, Jr.
FY14 MIP Bonus (2)	337,570		337,570		337,570	337,570		337,570
FY14 FlexComp (Retirement Contribution) (3)	55,770		55,770		55,770	55,770		55,770
Cash Severance Benefit (4)	—		1,225,000		—	3,795,376		—
Accelerated Vesting of Stock-based Awards (5)	—		1,749,341	(7)	—	1,680,419		1,895,049
Miscellaneous Benefits	—		11,570		—	280,138	(8)	1,500,000	(9)
Excise Tax Gross-Up	—		—		—	—		—
C. Bradford Richmond
FY14 MIP Bonus (2)	198,030		198,030		198,030	198,030		198,030
FY14 FlexComp (Retirement Contribution) (3)	129,134		129,134		129,134	129,134		129,134
Cash Severance Benefit (4)	—		817,350		—	2,742,606		—
Accelerated Vesting of Stock-based Awards (5)	1,036,165	(6)	1,588,393	(7)	—	1,512,408		1,685,020
Miscellaneous Benefits	230,947		240,864		230,947	495,887	(8)	1,500,000	(9)
Excise Tax Gross-Up	—		—		—	—		—
Kim A. Lopdrup
FY14 MIP Bonus (2)	303,870		303,870		303,870	303,870		303,870
FY14 FlexComp (Retirement Contribution) (3)	50,122		50,122		50,122	50,122		50,122
Cash Severance Benefit (4)	—		900,000		—	2,970,777		—
Accelerated Vesting of Stock-based Awards (5)	1,307,229	(6)	1,913,833	(7)	—	1,869,675		1,969,499
Miscellaneous Benefits	100,754		110,671		100,754	271,963	(8)	1,500,000	(9)
Excise Tax Gross-Up	—		—		—	—		—

(1)

Involuntary not for cause termination includes termination of the NEO’s employment for any reason other than his or her violation of Company policy. It may also include retirements mutually agreed by the Company and the NEOs which benefit the organization overall, facilitating structure redesign and talent planning. Under such circumstances, each of the terminated NEOs must agree to certain restrictive covenants, such as stating they will not compete with the Company or solicit employees of the Company for a reasonable period following his or her termination of employment as a condition to receiving the payments illustrated in this column.

(2)	Reflects the annual cash incentive, which is also included in the Summary Compensation Table.

(3)	Reflects the annual FlexComp Plan award for fiscal 2014 paid in August 2014, which is also included in the Summary Compensation Table.

(4)

These amounts represent the value of salary continuation during the severance period, which is based on a period of twenty-four months for Mr. Otis, twenty-one months for Mr. Lee and eighteen months for Messrs. Richmond and Lopdrup.

(5)

This value is calculated based on the closing market price of $49.55 of our common stock on the NYSE on May 23, 2014, the last trading day before the end of our fiscal year on May 25, 2014. For stock options, this value equals the difference between the closing market price of $49.55 of our common stock on the NYSE on May 23, 2014, the last trading day before the end of our fiscal year on May 25, 2014, and the exercise price, multiplied by the number of option shares subject to accelerated vesting upon termination.

(6)

This amount represents the value of awards that would receive continued and accelerated prorated vesting because the NEOs qualify for early retirement (age 55 plus ten years of service) as of May 25, 2014.

(7)

This amount represents (i) the value of awards that would continue to vest during the severance period and, (ii) the vesting of a pro-rata portion of outstanding awards at the termination of the severance period because the NEOs age plus years of service would equal or exceed 70 as of May 25, 2014. If this methodology had been used in last year’s table in the 2013 proxy statement, the amounts for Messrs. Otis, Lee and Richmond would have been $13,720,318, $2,951,361, and $3,009,397, respectively.

(8)	Miscellaneous benefits include health, welfare and other continuation benefits, post-retiree medical benefits and FlexComp Plan benefits.

(9)

The maximum life insurance benefit for normal death is $1,500,000; for accidental death, the maximum is $3,000,000; and an additional $500,000 may be paid if death is attributable to death while traveling on business. These benefits would be paid from term life insurance policies.

In order to facilitate the Company’s organizational redesign and talent planning, Messrs. Madsen and Pickens retired from the Company during fiscal 2014. The column labeled “Enhanced Retirement Agreement” in the table below reflects the amount of compensation payable to Messrs. Madsen and Pickens in connection with their retirements during fiscal 2014. Messrs. Madsen and Pickens have agreed that for a two-year period following their retirements, they will not participate in any service or business venture that competes with the Company and will not solicit employees of the Company, among other restrictions. The payments in the column labeled “Normal Retirement” are the amounts that would have been paid under standard provisions. See “Other Named Executive Officer Compensation—Retired NEOs” in the Compensation Discussion and Analysis for information regarding the agreements between Mr. Madsen and the Company and Mr. Pickens and the Company with respect to their respective retirements during fiscal 2014. Items such as pension benefits payable under the qualified retirement plans and Darden Savings Plan or FlexComp Plan account balances are identified under the Pension Benefits Table and the Non-Qualified Deferred Compensation Table, respectively.

Benefits and Payments Upon Termination Delivered to NEOs Retired During Fiscal 2014

		Andrew H. Madsen				David T. Pickens
Benefits and Payments Upon Termination		Normal Retirement		Enhanced Retirement Agreement		Normal Retirement		Enhanced Retirement Agreement
FY14 MIP Bonus ($)	(1)	206,319		206,319		196,517		196,517
FY14 FlexComp (Retirement Contribution) ($)	(2)	138,363		138,363		166,092		166,092
Cash Severance Benefit ($)		—		1,515,850		—		861,900
Accelerated Vesting of Stock-based Awards ($)		2,780,549	(3)	3,635,216	(4)	1,412,374	(3)	1,849,549	(4)
Miscellaneous Benefits ($)	(5)	219,391		230,961		349,337		359,254
Excise Tax Gross-Up		—		—		—		—

(1)	Reflects the annual cash incentive, which is also included in the Summary Compensation Table. The annual cash incentive was prorated for Mr. Madsen who retired prior to the end of the fiscal year.

(2)

Reflects the annual FlexComp Plan award for fiscal 2014 paid in August 2014, which is also included in the Summary Compensation Table. This award was prorated for Mr. Madsen who retired prior to the end of the plan year.

(3)

This amount represents the value of awards that will receive continued and accelerated prorated vesting because the former NEOs qualify for early retirement (age 55 plus ten years of service) as of their retirement dates. This value is calculated based on the closing market price of $49.55 of our common stock on the NYSE on May 23, 2014, the last trading day before the end of our fiscal year on May 25, 2014. For stock options, this value equals the difference between the closing market price of $49.55 of our common stock on the NYSE on May 23, 2014, the last trading day before the end of our fiscal year on May 25, 2014, and the exercise price, multiplied by the number of option shares subject to pro-rata accelerated vesting upon termination.

(4)

This amount represents the value of continued vesting of awards during the severance period and awards that will receive prorated accelerated vesting because the former NEOs qualify for early retirement (age 55 plus ten years of service) as of their retirement dates. This value is calculated based on the closing market price of $49.55 of our common stock on the NYSE on May 23, 2014, the last trading day before the end of our fiscal year on May 25, 2014. For stock options, this value equals the difference between the closing market price of $49.55 of our common stock on the NYSE on May 23, 2014, the last trading day before the end of our fiscal year on May 25, 2014, and the exercise price, multiplied by the number of option shares subject to pro-rata accelerated vesting upon termination.

(5)	Miscellaneous benefits include health and other continuation benefits, discount on the purchase of their company car and post-retiree medical benefits.

Equity Compensation Plan Information

The following table gives information about shares of our common stock issuable as of May 25, 2014 under the 2002 Plan, the RARE Hospitality International, Inc. Amended and Restated 2002 Long-Term Incentive Plan (the “RARE Plan”), our Stock Option and Long-Term Incentive Plan of 1995 (the “1995 Plan”), our Restaurant Management and Employee Stock Plan of 2000 (the “2000 Plan”), the Director Compensation Plan and our Employee Stock Purchase Plan.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders (3)	10,802,445	$41.97	8,987,212	(4)
Equity compensation plans not approved by security holders (5)	778,817	$37.35	0
Total	11,581,262	$41.66	9,085,755

(1)	Includes stock options exercisable for common shares and deferred compensation obligations and unvested restricted stock units that may be paid out in common shares.

(2)	Relates solely to stock options exercisable for common shares.

(3)

Consists of the 2002 Plan, 1995 Plan and our Employee Stock Purchase Plan. The 2002 Plan has a “fungible share pool” approach to account for authorized shares. With respect to stock options and SARs, the number of shares available for awards is reduced by one share for each share covered by such award or to which the award relates. With respect to awards granted after September 15, 2006, other than stock options and SARs, the number of shares available for awards is reduced by two shares for each share covered by such award or to which such award relates. Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash are not counted against the aggregate number of shares available for awards under the 2002 Plan.

(4)

Includes up to 7,693,858 shares of common stock that may be issued under awards under the 2002 Plan, and up to 1,293,354 shares of common stock that may be issued under our Employee Stock Purchase Plan. No new awards may be made under the 1995 Plan.

(5)	Consists of the RARE Plan and the Director Compensation Plan, each of which is further described below.

RARE Plan. We acquired RARE on October 1, 2007. The RARE Plan has not been approved by our shareholders, but was approved by the shareholders of RARE on May 8, 2007. No new awards may be granted under the RARE Plan after May 10, 2014, but the plan shall remain in effect as long as any awards under the plan are outstanding. The RARE Plan is administered by the Compensation Committee. The RARE Plan provided for the issuance of common stock in connection with awards of non-qualified stock options, incentive stock options, restricted stock and restricted stock units. Persons eligible to receive awards under the RARE Plan were any employee, officer, director, consultant or advisor of the Company who, as of September 30, 2007, was an employee, officer, director, consultant or advisor to RARE or its subsidiaries or affiliates. The RARE Plan is designed to meet the requirements of Section 162(m) of the Code regarding the deductibility of executive compensation. The RARE Plan provides that the exercise price of stock options shall be determined by the Compensation Committee, but shall not be less than the fair market value of a share of common stock as of the grant date. The Compensation Committee further amended the RARE Plan on June 19, 2008, to provide a

“fungible share pool” approach to manage authorized shares under the RARE Plan. The RARE Plan did not provide for “net share counting,” so that shares that are used to pay the exercise price of a stock option or are withheld upon exercise of a stock option to satisfy tax withholding requirements were not be added to the number of shares available for granting awards under the RARE Plan.

Director Compensation Plan. The Director Compensation Plan provides for the issuance of up to 105,981 shares of common stock out of our treasury. No awards could be made under the Director Compensation Plan after September 30, 2005, but awards granted prior to that time remain outstanding and will vest in accordance with their terms. The Director Compensation Plan allowed us to award cash, deferred cash or common stock. Our non-employee directors were the only persons eligible to receive awards under the Director Compensation Plan. The purpose of the Director Compensation Plan is to provide incentives and awards to non-employee directors to align their interests with those of our shareholders. The Director Compensation Plan is administered by the Compensation Committee and was approved by the Board.

AUDIT COMMITTEE REPORT

The Audit Committee. Our Audit Committee consists of five directors, each of whom is an independent director under our Corporate Governance Guidelines and as required by the NYSE listing standards and SEC regulations for audit committee membership. The Audit Committee acts under a written charter adopted by the Board, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee appoints our independent registered public accounting firm and is primarily responsible for:

•	The integrity of our financial statements;
•	Our compliance with legal and regulatory requirements;
•	The independent registered public accounting firm’s qualifications and independence; and
•	The performance of our internal audit function and independent registered public accounting firm.

Management is responsible for our internal controls, for the financial reporting process, and for providing a report assessing the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and an independent audit of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

Audit Committee Report. The Audit Committee has reviewed and discussed the audited consolidated financial statements with our management and discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from KPMG LLP, required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KMPG LLP its independence.

Based upon the reviews and discussions with management and KPMG LLP described above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended May 25, 2014 for filing with the SEC.

This report has been furnished by the members of the Audit Committee:

Victoria D. Harker, Chair

Christopher J. Fraleigh

David H. Hughes

Senator Connie Mack, III

William S. Simon

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Fees

The following table sets forth the aggregate fees billed or estimated to be billed to us by KPMG LLP for fiscal 2014 and fiscal 2013:

	Fiscal 2014	Fiscal 2013
Audit Fees	$3,661,000	$1,932,000
Audit-Related Fees	114,000	114,000
Tax Fees	2,122,000	756,368
All Other Fees	308,850	63,188

Total Fees	$6,205,850	$2,865,556

Audit Fees consisted of fees paid to KPMG LLP for the audit of our annual financial statements included in the Annual Report on Form 10-K, review of our interim financial statements included in our Quarterly Reports on Form 10-Q, and services normally provided by our accountants in connection with statutory and regulatory filings or engagements. Audit fees increased in fiscal 2014 due to additional services performed in connection with the separation of the Red Lobster business.

Audit-Related Fees consisted of fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees. The services provided consisted of audits of our employee benefit plans and the Darden Restaurants, Inc. Foundation.

Tax Fees in fiscal 2014 consisted of fees for tax compliance of $1,022,000 and tax consulting services of $1,100,000, and in fiscal 2013 consisted of fees for tax compliance of $543,316 and tax consulting services of $213,052. Tax fees increased in fiscal 2014 principally due to additional tax consulting services performed in connection with the separation of the Red Lobster business.

All Other Fees consisted of fees other than the services reported above. The services provided in fiscal 2014 consisted of technical accounting advisory services associated with the separation of the Red Lobster business and a subscription to an accounting website, and in fiscal 2013 consisted of information technology advisory outsourcing and a subscription to an accounting website.

Pre-Approval Policy

Pursuant to our policy on Pre-Approval of Audit and Non-Audit Services, we discourage the retention of our independent registered public accounting firm for non-audit services. We will not retain our independent registered public accounting firm for non-audit work unless:

•	In the opinion of senior management, the independent registered public accounting firm possesses unique knowledge or technical expertise that is superior to that of other potential providers;
•	The approvals of the Chair of the Audit Committee and the CFO are obtained prior to the retention; and
•	The retention will not affect the status of the independent registered public accounting firm as “independent accountants” under applicable rules of the SEC, Independence Standards Board and NYSE.

The details regarding any engagement of the independent registered public accounting firm for non-audit services are provided promptly to the full Audit Committee. During fiscal 2014 and fiscal 2013, all of the services provided by KPMG LLP for the services described above related to Audit-Related Fees, Tax Fees, and All Other Fees were pre-approved using the above procedures and none were provided pursuant to any waiver of the pre-approval requirement.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING OF SHAREHOLDERS

If you wish to submit a proposal to be included in our Proxy Statement for our 2015 Annual Meeting of Shareholders, we must receive the proposal at our principal office on or before [                    ], 2015. Please address your proposal to: Corporate Secretary, Darden Restaurants, Inc., 1000 Darden Center Drive, Orlando, Florida 32837.

Under our Bylaws (which are subject to amendment at any time), if you wish to nominate a director or bring other business before the shareholders at our 2015 Annual Meeting, you must:

•	Notify our Corporate Secretary in writing on or before [ ], 2015; and
•	Include in your notice the specific information required by our Bylaws and otherwise comply with the requirements of our Bylaws and applicable law.

If you would like a copy of our Bylaws, we will send you one without charge on request. A copy of our Bylaws also is available at www.darden.com.

If you wish to recommend a nominee for director, you should comply with the procedures provided in our Director Nomination Protocol available at www.darden.com as Appendix A to our Nominating and Governance Committee charter and discussed under the heading “Meetings of the Board of Directors and Its Committees—Board of Directors—Director Candidates Recommended by Shareholders” above.

OTHER BUSINESS

As of the date of this Proxy Statement, your Board knows of no other matters to be brought before the Annual Meeting other than those discussed in this Proxy Statement. If any other matters requiring a vote of the shareholders are properly brought before the Annual Meeting, the persons appointed as proxyholders under the proxies solicited by the Board will vote such proxies in accordance with their best judgment, to the extent permitted under applicable law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10 percent of our common shares to file with the SEC and NYSE reports of ownership and changes in ownership of our common shares. Directors, executive officers and greater than 10 percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of these reports furnished to us since the beginning of fiscal 2014 and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors and executive officers were timely satisfied during fiscal 2014, except that David R. Lothrop filed a Form 4 on June 26, 2014 to report a forfeiture of 40 common shares on June 19, 2012 and David H. Hughes filed a Form 4 on July 15, 2014 to report an exercise of an option to purchase 3,000 common shares on July 8, 2014.

AVAILABILITY OF ANNUAL REPORT TO SHAREHOLDERS

SEC rules require us to provide an Annual Report to shareholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. You may obtain without charge the Company’s 2014 Annual Report to Shareholders or any other corporate governance documents referred to in this Proxy Statement by writing to the Corporate Secretary of the Company at 1000 Darden Center Drive, Orlando, Florida 32837. These also are available on the SEC’s website at www.sec.gov or on the Company’s website at www.darden.com.

The Annual Report is not to be regarded as soliciting material, and our management does not intend to ask, suggest or solicit any action from the shareholders with respect to the Annual Report.

The information provided on the Company’s website is referenced in this Proxy Statement for information purposes only. The information on the Company’s website shall not be deemed to be a part of or incorporated by reference into this Proxy Statement or any other filings we make with the SEC.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 30, 2014: The Proxy Statement and our 2014 Annual Report to Shareholders are available without charge to shareholders upon written or oral request directed to [                                        ].

YOUR VOTE IS IMPORTANT!

Please vote by telephone or the Internet or promptly mark, sign, date and return your proxy card in the enclosed envelope.

BY ORDER OF THE

BOARD OF DIRECTORS

Teresa M. Sebastian

Senior Vice President, General Counsel,

Chief Compliance Officer

and Corporate Secretary

[                    ], 2014

Appendix A—Supplemental Information Regarding Participants

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the SEC Rules, are considered to be “participants” in our solicitation of proxies from our shareholders in connection with the Annual Meeting (collectively, the “Participants”).

Directors and Nominees

The principal occupations of our director nominees are described in the section captioned “PROPOSAL 1—ELECTION OF DIRECTORS.” The names and principal occupations of our directors and nominees are set forth below. The business address for all our directors and nominees is c/o Darden Restaurants, Inc., 1000 Darden Center Drive, Orlando, Florida 32837.

Name
Michael W. Barnes	See “PROPOSAL 1—ELECTION OF DIRECTORS.”

Dr. Leonard L. Berry	See “PROPOSAL 1—ELECTION OF DIRECTORS.”

Christopher J. Fraleigh	See “PROPOSAL 1—ELECTION OF DIRECTORS.”

Victoria D. Harker	See “PROPOSAL 1—ELECTION OF DIRECTORS.”

David H. Hughes	Director, Darden Restaurants, Inc.

Charles A. Ledsinger	See “PROPOSAL 1—ELECTION OF DIRECTORS.”

William M. Lewis, Jr.	See “PROPOSAL 1—ELECTION OF DIRECTORS.”

Senator Connie Mack III	Partner and Senior Policy Advisor, Liberty Partners Group

Clarence Otis, Jr.	Chief Executive Officer, Darden Restaurants, Inc.

Michael D. Rose	See “PROPOSAL 1—ELECTION OF DIRECTORS.”

Maria A. Sastre	See “PROPOSAL 1—ELECTION OF DIRECTORS.”

William S. Simon	See “PROPOSAL 1—ELECTION OF DIRECTORS.”

Officers and Employees

The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is c/o Darden Restaurants, Inc., 1000 Darden Center Drive, Orlando, Florida 32837.

Name	Title
Ronald J. DeFeo	Senior Vice President, Media Public Relations

Robert S. McAdam	Senior Vice President, Government and Community Affairs

C. Bradford Richmond	Senior Vice President and Chief Financial Officer

Teresa M. Sebastian	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Matthew V. Stroud	Senior Vice President, Investor Relations

Information Regarding Ownership of Company Securities by Participants

The number of shares of Common Stock held by our directors and named executive officers as of May 25, 2014 are described in the sections captioned “STOCK OWNERSHIP OF MANAGEMENT” and “STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS.” The following table sets forth the number of shares held as of May 25, 2014 by our other employees who are deemed Participants in our solicitation of proxies. No Participant owns any securities of the Company of record that such Participant does not own beneficially, except as described in this Proxy Statement.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Ronald J. DeFeo
Robert S. McAdam
C. Bradford Richmond
Teresa M. Sebastian
Matthew V. Stroud

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant from [                    ], 2012 to [                    ], 2014. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Shares	Transaction Description
Michael W. Barnes
Dr. Leonard L. Berry
Ronald J. DeFeo
Christopher J. Fraleigh
Victoria D. Harker
David H. Hughes
Charles A. Ledsinger
William M. Lewis, Jr.
Robert S. McAdam
Senator Connie Mack III
Clarence Otis, Jr.
C. Bradford Richmond
Michael D. Rose
Maria A. Sastre
Teresa M. Sebastian
William S. Simon
Matthew V. Stroud

Miscellaneous Information Regarding Participants

Except as described in the Proxy Statement or this Appendix A, to the Company’s knowledge: none of the Participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of the Company or any of the Company’s subsidiaries or (ii) has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, neither the Company nor any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in Appendix A or this Proxy Statement, none of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or the Company’s affiliates or with respect to any future transactions to which the Company or any of the Company’s affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, to which the Company or any of the Company’s subsidiaries was or is to be a party in which the amount involved exceeded $120,000.

Appendix B

Form of Article I, Section 7

of the

Bylaws of Darden Restaurants, Inc.

as proposed

SECTION 7.	Nomination of Directors:

(a)        Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of shareholders (~~a~~1) by or at the direction of the board of directors or a committee thereof or (~~b~~2) by any shareholder (or group of shareholders as provided in this Section 7(b) below) of the corporation who is a shareholder of record at the time of giving of notice provided for in this Section and at the time of the meeting, who shall be entitled to vote for the election of directors at the meeting and who meets the requirements of and complies with the notice procedures set forth in this Section 7. Such nominations, other than those made by or at the direction of the board of directors or a committee thereof, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a shareholder’s notice (other than a notice submitted in order to include a Shareholder Nominee (defined below) in the corporation’s proxy materials, as defined and described in Section 7(b) below) shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days, notice by the shareholder to be timely must be so received not later than the close of business on the later of 120 calendar days in advance of such annual meeting or ten (10) calendar days following the day on which such notice of the date of the meeting or such public disclosure is first made. In addition, to be considered timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. In no event shall any adjournment or postponement of a shareholders’ meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above, except as required by law.

Such shareholder’s notice shall set forth as to each nominating shareholder and each nominee all of the information required by Section 9 below. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section.

(b)        The corporation shall include in its proxy statement for an annual meeting of shareholders the name of any person nominated for election to the board of directors (the “Shareholder Nominee”) by a shareholder or group of not more than ten (10) shareholders that satisfies the requirements of this Section 7(b) (the “Eligible Shareholder”), together with the Required Information (defined below), who expressly elects at the time of providing the notice required by this Section 7(b) to have its nominee included in the corporation’s proxy materials pursuant to this Section. Such notice shall consist of a copy of Schedule 14N filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the information required by Section 9 below, along with any additional information as required to be delivered to the corporation by this Section 7(b) (all such information collectively referred to as the “Notice”), and such Notice shall be delivered to the corporation in accordance with the procedures and at the times set forth in this Section 7(b).

(i)        Notwithstanding the procedures set forth in Section 7(a), the Notice, to be timely, must be received at the principal executive offices of the corporation not later than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, the Notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 150th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (120) days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of a shareholders’ meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s Notice as described above, except as required by law.

(ii)        For purposes of this Section 7(b), the “Required Information” that the corporation will include in its proxy statement consists of (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in a proxy statement of the corporation by the rules and regulations of the Exchange Act; and (ii) if the Eligible Shareholder so elects, a Statement (defined below).

(iii)        The corporation shall not be required to include, pursuant to this Section 7(b), any Shareholder Nominee in its proxy materials for any meeting of shareholders for which the secretary of the corporation receives a notice that the nominating shareholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for director set forth in Section 7(a) of these Bylaws.

(iv)        The maximum number of Shareholder Nominees appearing in the corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed 25% of the number of directors in office as of the last day on which the Notice may be delivered, or if such amount is not a whole number, the closest whole number below 25%. Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in proxy materials of the corporation pursuant to this Section 7(b) but either are subsequently withdrawn, or that the Board of Directors itself determines to nominate for election, shall be included in this maximum number. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 7(b) exceeds this maximum number, each Eligible Shareholder will select one Shareholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount of shares of common stock of the corporation (largest to smallest) disclosed as owned by each Eligible Shareholder in the Notice. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(v)        For purposes of this Section 7(b), an Eligible Shareholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the shareholder possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (A) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, including short sales, (B) borrowed, for purposes other than a short sale, by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the board of directors.

(vi)        An Eligible Shareholder must have owned (as defined in Section 7(b)(v) above) 3% or more of the corporation’s issued and outstanding common stock continuously for at least three years (the “Required Shares”) as of both the date the Notice is required to be received by the corporation in accordance with this Section 7(b) and the record date for determining shareholders entitled to vote at the annual meeting, and must continue to hold the Required Shares through the meeting date; provided, that, up to, but not more than, ten (10) individual shareholders who otherwise meet all of the requirements to be an Eligible Shareholder may aggregate their shareholdings in order to meet the 3% minimum ownership percentage prong, but not the holding period prong, of the Required Shares definition). Within the time period specified in this Section 7(b) for delivery of the Notice, an Eligible Shareholder (including each of the individual members of a group of Eligible Shareholders) must provide the following information in writing to the secretary of the corporation: (1) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within three calendar days prior to the date the Notice is received by the corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date, along with a written statement that the Eligible Shareholder will continue to hold the Required Shares through the meeting date; (2) the information required to be set forth in the Notice, together with the written consent of each Shareholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (3) a representation that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 7(b), (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the board of directors, and (D) will not distribute to any shareholder any proxy card for the annual meeting other than the form distributed by the corporation; and (4) an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the corporation or out of the information that the Eligible Shareholder provided to the corporation, (B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, and (C) provide to the corporation prior to the election of directors such additional information as requested with respect thereto. The inspector of election shall not give effect to the Eligible Shareholder’s votes with respect to the election of directors if the Eligible Shareholder does not comply with each of the representations set forth in clause (3) above.

(vii)        The Eligible Shareholder may provide to the secretary of the corporation, at the time the information required by this Section 7(b) is provided, a written statement for inclusion in the proxy statement for the corporation’s annual meeting, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 7(b), the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(viii)        Within the time period specified in this Section 7(b) for providing Notice, a Shareholder Nominee must deliver to the secretary of the corporation the written questionnaire described in Section 10 below, along with representations and agreements described in Section 10 below. The corporation may request such additional information as necessary to permit the board of directors to determine if each Shareholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of its directors. If the board of directors determines in good faith that the Shareholder Nominee is not independent under any of these standards, the Shareholder Nominee will not be eligible for inclusion in the corporation’s proxy materials.

(ix)        Any Shareholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of shareholders but either (1) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (2) does not receive at least 25% of the votes cast in favor of the election of such Shareholder Nominee, will be ineligible to be a Shareholder Nominee pursuant to this Section 7(b) for the next two annual meetings of the corporation.

(c)        Notwithstanding anything in ~~the immediately preceding paragraph~~ Section 7(a) or 7(b) to the contrary, in the event that the number of directors to be elected to the board of directors is increased by the board of directors, and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 130 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 7(a) or 7(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase (and with respect to Section 7(b), only to the extent the increase in the size of the board increases the number of nominees permitted under Section 7(b)(iv)), if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th business day following the day on which such public announcement is first made by the corporation.

(d)        ~~Such shareholder’s notice shall set forth as to each nominating shareholder and each nominee all of the information required by Section 9 below. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section.~~ The chairman of the meeting shall have the power to determine and declare to the meeting whether a nomination was made in accordance with the procedures prescribed by the bylaws, and if the chairman should so determine that such nomination was not made in compliance with the bylaws, declare to the meeting that no action shall be taken on such nomination and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the ~~Securities and Exchange Act of 1934, as amended (the “~~Exchange Act~~”)~~, and the rules and regulations thereunder with respect to the matters set forth in this Section.

Appendix C—Glossary of Terms

•

2002 Plan. The Darden Restaurants, Inc. 2002 Stock Incentive Plan, as amended, which provides for the grant of stock options, SARs, restricted stock, restricted stock units, performance awards and other stock and stock-based awards to employees, officers, consultants, advisors and non-employee directors.

•	CEO. Our chief executive officer.

•	CFO. Our chief financial officer.

•	COO. Our chief operating officer.

•	Compensation Committee or Committee (when used in the Compensation Discussion and Analysis). The Compensation Committee of your Board of Directors.

•	Committee’s Consultant. The compensation consultant retained from time to time (currently Towers Watson) by the Compensation Committee.

•

Diluted net earnings per share growth. Earnings per share (net income from continuing operations as reported in our financial statements, divided by diluted weighted-average shares) increase over the prior fiscal year. Diluted weighted-average shares include weighted-average shares outstanding plus the dilutive effect of share-based compensation.

•	Director Compensation Plan. Compensation Plan for Non-Employee Directors.

•	Exchange Act. The Securities Exchange Act of 1934, as amended.

•	Executive officers. The most senior executives of the Company designated as our “executive officers” in our most recent Form 10-K and other securities filings.

•	LTI. The Long-Term Incentive Program, which provides our officers reward opportunities tied to achieving sustained strong financial performance through both stock options and PSUs

•	MCAs. Management continuity agreements, which are limited to a change of control of the Company.

•	MIP. The Management and Professional Incentive Plan, which is our annual cash incentive plan; certain of our equity awards, such as PSUs for executive officers, may be made subject to the MIP.

•	NEO. Named Executive Officer. Our officers who are named in the Summary Compensation Table, as required by SEC rules.

•	NYSE. The New York Stock Exchange.

•	Officers. Employees at the level of vice president and above; approximately 100 employees.

•	Purchase Plan. The Darden Restaurants, Inc. Employee Stock Purchase Plan.

•	PSUs. Performance Stock Units granted under our 2002 Plan, which currently constitute a three-year (previously five-year) incentive program that is part of our LTI program.

•	RARE Plan. The RARE Hospitality International, Inc. (RARE) Amended and Restated 2002 Long-Term Incentive Plan, which provides for the issuance of common stock in connection with awards of non-

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qualified stock options, incentive stock options, restricted stock and restricted stock units to any employee, officer, director, consultant or advisor of the Company who, as of September 30, 2007, was an employee, officer, director, consultant or advisor to RARE or its subsidiaries or affiliates.

•	S&P 500. A value weighted index of the prices of the common stock of 500 large companies, whose stock trades on either the NYSE or the NASDAQ.

•	SARs. Stock appreciation rights.

•	Sales growth. Our total sales during the fiscal year compared to our total sales in the prior fiscal year.

•

Same-restaurant sales. A year-over-year comparison of each period’s sales volumes for our restaurants that have been open at least 16 months, including recently acquired restaurants, absent consideration of when the restaurants were acquired.

•	SEC. The U.S. Securities and Exchange Commission.

•	Senior officers. The group of senior executives of the Company; approximately thirty employees.

•

TSR or Total shareholder return. The total return on our shares over a specified time period, expressed as a percentage (calculated based on the change in our common stock price over the relevant measurement period and assuming reinvestment of dividends).

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YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Darden Restaurants, Inc.

common stock for the upcoming annual meeting of shareholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone — Please call toll-free in the U.S. or Canada at 1-866-353-7845, on a touch-stone phone. If outside the U.S. or Canada, call 1-215-521-4899. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2.	Vote by Internet — Please access https://www.proxyvotenow.com/dri and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and turned a proxy card.

OR

3.	Vote by Mail — If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Darden Restaurants, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND MARK, SIGN, DATE, AND RETURN IN THE POSTAGE-PAID ENVELOP PROVIDED. ▼

Please mark vote as in this example	☒

The Board of Directors recommends you vote “FOR ALL” on proposal 1.			The Board of Directors recommends you vote “FOR” proposals 2, 3, and 4.
1. To elect 9 directors from the named director nominees to serve until the next				FOR	AGAINST	ABSTAIN
annual meeting of shareholders and until their successors are elected and qualified. The 9 director nominees are as follows:			2. To approve and amendment to the Company’s Bylaws to provide for proxy access.	☐	☐	☐
(01) Michael W. Barnes (02) Leonard L. Berry (03) Christopher J. (CJ) Fraleigh (04) Victoria D. Harker (05) Charles A. Ledsinger, Jr.	(06) William M. Lewis, Jr. (07) Michael D. Rose (08) Maria A. Sastre (09) William S. Simon		3. To approve a resolution providing advisory approval of the Company’s executive compensation.	☐	☐	☐
			4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2015.	☐	☐	☐
☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT	The Board of Directors makes no recommendation on proposal 5.
				FOR	AGAINST	ABSTAIN
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:			5. To consider a Shareholder Proposal regarding Independent Chair.	☐	☐	☐
The Board of Directors recommends you vote “AGAINST” proposals 6 and 7
				FOR	AGAINST	ABSTAIN
			6. To consider a Shareholder Proposal regarding Political Contributions.	☐	☐	☐
			7. To consider a Shareholder Proposal regarding Lobbying Disclosure.	☐	☐	☐

Date:

(Signature)

(Signature, if held jointly)

(Title)

NOTE: Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND MARK, SIGN, DATE, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

[Preliminary Copy – Subject to Completion]

DARDEN RESTAURANTS, INC.

Annual Meeting of Shareholders to be held on September 30, 2014.

Proxy solicited on behalf of the Board of Directors

The undersigned hereby appoints Anthony G. Morrow, C. Badford Richmond and Teresa M. Sebastian, and each of them, as proxies, with full power of substitution, to vote all common shares which the undersigned has power to vote at the 2014 Annual Meeting of Shareholders of Darden Restaurants, Inc. to be held on September 30, 2014, at [                    ], and at any adjournment or postponement thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized, in their discretion, to vote upon such other business as may properly come before the meeting.

IF PROPERLY EXECUTED THIS PROXY WILL BE VOTED FOR ALL THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD, FOR PROPOSALS 2 THROUGH 4, ABSTAIN ON PROPOSAL 5, AND AGAINST PROPOSALS 6 AND 7 UNLESS A CONTRARY VOTE IS INDICATED, IN WHICH CASE THE PROXY WILL BE VOTED AS DIRECTED.

YOUR VOTE IS VERY IMPORTANT – PLEASE VOTE TODAY.
(Continued and to be signed on reverse side)